Exhibit 10(d)
SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is entered into as of May 4, 2022 (the “Second Amendment Effective Date”), by and among DENBURY INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the Letter of Credit Issuer and the Swingline Lender, and the Lenders (including each of the New Lenders (as defined below)) party hereto.
RECITALS
WHEREAS, the Borrower, the Administrative Agent and certain Lenders are parties to that certain Credit Agreement dated as of September 18, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to the amendments set forth in Section 1 of this Second Amendment);
WHEREAS, pursuant to the Credit Agreement, certain Lenders have extended credit in the form of Loans to the Borrower and provided certain other credit accommodations to the Borrower;
WHEREAS, the Borrower has requested that each of Mizuho Bank, Ltd. and U.S. Bank National Association (each a “New Lender”, and collectively, the “New Lenders”) become a Lender under the Credit Agreement with a Commitment as of the Second Amendment Effective Date in the respective amounts shown on Schedule 1.1(a) to the Credit Agreement (as amended hereby);

WHEREAS, immediately after giving effect to this Second Amendment, each of ING Capital LLC, OCM AB Holdings I, LLC and Yorkshire Investments III, LLC (each an “Exiting Lender”, and collectively, the “Exiting Lenders”) will cease to be Lenders under the Credit Agreement in accordance with the terms set forth herein;

WHEREAS, the Borrower has requested that Lenders amend certain provisions contained in the Credit Agreement as more specifically provided for herein; and
WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders have agreed to enter into this Second Amendment to, among other things, (i) extend the Maturity Date, (ii) evidence the increase of the Borrowing Base from $575,000,000 to $750,000,000, (iii) evidence the increase of the Total Commitments from $575,000,000 to $750,000,000 and (iv) amend certain provisions of the Credit Agreement, in each case, as more specifically provided for herein and effective as of the Second Amendment Effective Date.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders party hereto hereby agree as follows:

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US 8583490v.5 CHA715/23017

Section 1.Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction or waiver of the condition precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date in the manner provided in this Section 1.
1.1Amendment of the Credit Agreement. The Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto) is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked pages of the Credit Agreement attached as Annex A hereto.
1.2Replacement of Schedule 1.1(a) to the Credit Agreement. Schedule 1.1(a) to the Credit Agreement is hereby replaced in its entirety with Schedule 1.1(a) attached hereto as Annex B, and Schedule 1.1(a) attached hereto as Annex B shall be deemed to be attached as Schedule 1.1(a) to the Credit Agreement. After giving effect to this Second Amendment, the amendments to the Credit Agreement set forth in Section 1 hereof, any Borrowings made on the Second Amendment Effective Date and the redetermination of the Borrowing Base contained in Section 2 hereof (a) each Lender (including each New Lender but excluding for the avoidance of doubt, the Exiting Lenders (as defined below)) who holds Loans in an aggregate amount less than its Commitment Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Commitment Percentage of all Loans (including, for the avoidance of doubt, the repayment of all Loans owing to each Exiting Lender), (b) each Lender’s (including each New Lender’s) participation in each Letter of Credit or Swingline Loan, if any, shall be automatically adjusted to equal its Commitment Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Total Exposure applicable to each Lender (including each New Lender) equals its Commitment Percentage of the aggregate Total Exposure of all Lenders (and any other such adjustments that the Administrative Agent shall specify that provide for the payment of all Obligations constituting principal and accrued and unpaid interest and Commitment Fees owing to each Exiting Lender) and (d) upon request by each applicable Lender, the Borrower shall be required to make any break funding payments owing to such Lender that are required under Section 2.11 of the Credit Agreement as a result of the reallocation of Loans and adjustments described in this Section 1.2.
1.3Replacement of Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby replaced in its entirety with Exhibit A attached hereto as Annex C, and Exhibit A attached hereto as Annex C shall be deemed to be attached as Exhibit A to the Credit Agreement.
Section 2.Borrowing Base Increase. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction or waiver of the conditions precedent set forth in Section 3 hereof, the Administrative Agent and the Lenders hereby agree that, effective as of the Second Amendment Effective Date, the Borrowing Base shall be increased from $575,000,000 to $750,000,000, and the Borrowing Base shall remain at $750,000,000 until the next Scheduled Redetermination, Interim Redetermination or other
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adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement. The redetermination of the Borrowing Base provided for in this Section 2 shall be deemed to be the Scheduled Redetermination scheduled for on or about May 1, 2022 for purposes of Section 2.14 of the Credit Agreement. This Second Amendment constitutes a New Borrowing Base Notice delivered pursuant to Section 2.14(d) of the Credit Agreement with respect to the Borrowing Base redetermination provided for in this Section 2.
Section 3.Conditions Precedent to Second Amendment. The amendments to the Credit Agreement contained in Section 1 hereof shall be effective on the Second Amendment Effective Date subject to the following:
3.1Counterparts. The Administrative Agent shall have received counterparts of this Second Amendment duly executed by (a) an Authorized Officer of the Borrower and the Guarantors, (b) each of the Lenders (including the New Lenders), (c) the Letter of Credit Issuer, (d) the Swingline Lender and (e) each of the Exiting Lenders.
3.2Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement and the fees described in that certain fee letter, dated as of May 4, 2022, by and among the Borrower and the Administrative Agent.
3.3Notes. The Administrative Agent shall have received duly executed promissory notes (or any amendment and restatement thereof, as the case may be) payable to each Lender (including each New Lender) requesting a promissory note (or amendment and restatement thereof, as the case may be) dated as of the Second Amendment Effective Date.
3.4Officer’s Certificates. The Administrative Agent shall have received a certificate of an Authorized Officer of each of the Credit Parties, dated as of the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying: (a) that attached to such certificate are (i) a true and complete copy of the charter of each Credit Party certified by the appropriate Governmental Authority of the jurisdiction of incorporation or formation, as applicable, of each Credit Party, dated as of a recent date prior to the Second Amendment Effective Date, (ii) a true and complete copy of the limited liability company agreement, limited partnership agreement, bylaws or other similar document of each Credit Party as in effect at all times since the adoption thereof to and including the Second Amendment Effective Date and (iii) a certificate or certificates from the appropriate Governmental Authority of the jurisdiction of incorporation or formation, as applicable, of each Credit Party, as available from such Governmental Authority, certifying that such Credit Party is validly existing and/or in good standing in such jurisdiction and, with respect to Onshore and any other Credit Party owning Borrowing Base Properties, foreign qualifications from the States of Louisiana, Mississippi, Montana, North Dakota and Texas, in each case, dated as of a recent date prior to the Second Amendment Effective Date; (b) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing the transactions contemplated by the Credit Document and the execution, delivery and performance of each Credit Document (including this Second Amendment) to which such Credit Party is a party; and (c) as to the incumbency and specimen signature of each officer
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and/or authorized signatory of the Credit Parties executing any Credit Document on the Second Amendment Effective Date.
3.5Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Kirkland & Ellis LLP, counsel to the Credit Parties, addressed to the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.

3.6Amended and Restated Guarantee. The Administrative Agent shall have received duly executed counterparts by the Administrative Agent and an Authorized Officer of each Credit Party to the Guarantee (as defined on Annex A).
3.7Mortgage and Title. The Administrative Agent shall (a) have received satisfactory title information on at least ninety percent (90%) of the PV-9 of the Borrowing Base Properties and (b) be reasonably satisfied that the PV-9 of the Mortgaged Properties equals or exceeds the Collateral Coverage Minimum.
3.8Amendments to Mortgages. The Administrative Agent shall have received duly executed counterparts from the applicable Credit Parties of amendments to the Mortgages that are in effect immediately prior to the Second Amendment Effective Date to reflect, among other things, the extension of the Maturity Date and the increase in the Maximum Aggregate Amounts (as applicable), in each case, effectuated pursuant to this Second Amendment, in each case, in form and substance reasonably acceptable to the Administrative Agent.
Each Lender (including each New Lender), by delivering its signature page to this Second Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, this Second Amendment and each other document, agreement and/or instrument or other matter required to be approved by Lenders on the Second Amendment Effective Date. The Administrative Agent is hereby authorized and directed to declare the amendments in Section 1 hereof to be effective on the date it confirms to the Borrower in writing that the foregoing conditions have been met to the reasonable satisfaction of the Administrative Agent (or the waiver of such conditions as permitted hereby). Such declaration shall be final, conclusive and binding upon the Lenders and all other parties to the Credit Agreement for all purposes.
Section 4.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Second Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent as follows as of the Second Amendment Effective Date:
4.1Reaffirm Existing Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Credit Documents to which it is a party is true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification in which case such representations and warranties shall be true and correct in all respects) with the same effect as though each such representation and warranty had been made on and as of the Second Amendment Effective Date (except where any such representation and warranty expressly relates to an earlier date, in which case each such representation and warranty shall have been true and correct in all material respects as of such earlier date).

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4.2Due Authorization. The execution, delivery and performance by such Credit Party of this Second Amendment are within such Credit Party’s corporate, limited liability, limited partnership or other organizational powers, have been duly authorized by all necessary action, and require no action by or in respect of, or filing with, any governmental body, agency or official.
4.3Validity and Enforceability. This Second Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.
4.4No Defense. (a) The Borrower acknowledges that the Borrower has no defense to Borrower’s obligation to pay the Obligations when due, and (b) each Credit Party acknowledges that such Credit Party has no defense to the validity, enforceability or binding effect against such Credit Party of any of the Credit Documents to which it is a party or any Liens intended to be created thereby.
Section 5.LIBOR Loans. Immediately prior to and after giving effect to this Second Amendment, the parties hereto acknowledge and agree that there are no outstanding LIBOR Loans (under and as defined in the Credit Agreement immediately prior to giving effect to the Second Amendment).
Section 6.New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Credit Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Second Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent Section 9.1 Financials, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Second Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Credit Documents to which any Lender is required to be bound by the Credit Agreement and have the rights and obligations of a Lender thereunder.
Section 7.Miscellaneous.
7.1No Waivers. No failure or delay on the part of the Administrative Agent or the Lenders to exercise any right or remedy under the Credit Agreement, any other Credit Documents or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any
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right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Credit Documents and applicable law.
7.2Reaffirmation of Credit Documents. Any and all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect as amended and modified hereby. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations nor limit or impair any guarantees of any Guarantor under the Credit Documents, each of which are hereby ratified, affirmed and extended to secure the Obligations.
7.3Legal Expenses. The Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.
7.4Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties to the Credit Agreement and the other Credit Documents and their respective successors and assigns.
7.5Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Facsimiles and counterparts executed by electronic signature (e.g., .pdf) shall be effective as originals. The execution and delivery of this Second Amendment shall be deemed to include electronic signatures on electronic platforms approved by the Administrative Agent, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such electronic signature shall be promptly followed by the original thereof.
7.6Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
7.7Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.
7.8Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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7.9Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.10Exiting Lender Consent. By its execution of this Second Amendment, each Exiting Lender hereby (a) consents to this Second Amendment in its capacity as a Lender under the Credit Agreement solely for purposes of Section 13.1 of the Credit Agreement, and (b) acknowledges and agrees to Section 1.2 of this Second Amendment. Each of the parties hereto hereby agrees and confirms that after giving effect to Section 1.2 of this Second Amendment, including after giving effect to the repayment of all Loans and accrued and unpaid interest and fees owing to each Exiting Lender, each Exiting Lender’s Commitment shall be $0.00, each Exiting Lender’s Commitments to lend and all other obligations of each Exiting Lender under the Credit Agreement shall be terminated, and each Exiting Lender shall cease to be a Lender for all purposes under the Credit Documents.
[Signature pages follow.]
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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers effective as of the Second Amendment Effective Date.

BORROWER:

DENBURY INC.,
a Delaware corporation

By:	/s/ Mark C. Allen
Name:	Mark C. Allen
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

Each of the undersigned Guarantors (a) consent and agree to this Second Amendment, and (b) agree that the Credit Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

GUARANTORS:

DENBURY HOLDINGS, INC.
DENBURY OPERATING COMPANY
DENBURY ONSHORE, LLC
DENBURY PIPELINE HOLDINGS, LLC
DENBURY GREEN PIPELINE-TEXAS, LLC
DENBURY GULF COAST PIPELINES, LLC
GREENCORE PIPELINE COMPANY LLC
DENBURY GREEN PIPELINE-MONTANA, LLC
DENBURY GREEN PIPELINE-RILEY RIDGE, LLC
DENBURY THOMPSON PIPELINE, LLC
DENBURY BROOKHAVEN PIPELINE, LLC
DENBURY GREEN PIPELINE-NORTH DAKOTA, LLC
DENBURY CARBON SOLUTIONS, LLC

By:	/s/ Mark C. Allen
Name:	Mark C. Allen
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

DENBURY BROOKHAVEN PIPELINE PARTNERSHIP, LP

By:	Denbury Brookhaven Pipeline, LLC, its general partner

By:	/s/ Mark C. Allen
Name:	Mark C. Allen
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender and a Lender

By:	/s/ Anca Loghin
Name:	Anca Loghin
Title:	Authorized Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Megan Baqui
Name:	Megan Baqui
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Michael Real
Name:	Michael Real
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Senior Director
[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

TRUIST BANK,
as a Lender

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Thomas Kleiderer
Name:	Thomas Kleiderer
Title:	Managing Director
[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Authorized Signatory

By:	/s/ Jessica Gavarkovs
Name:	Jessica Gavarkovs
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK BRANCH,
as a Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President
[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

COMERICA BANK,
as a Lender

By:	/s/ Cassandra Lucas
Name:	Cassandra Lucas
Title:	Portfolio Manager

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Andrew B. Vernon
Name:	Andrew B. Vernon
Title:	Authorized Signatory
[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

U.S. BANK NATIONAL ASSOCIATION,
as a New Lender

By:	/s/ Matthew Turner
Name:	Matthew Turner
Title:	Senior Vice President
[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

MIZUHO BANK, LTD.,
as a New Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

ING CAPITAL LLC,
as an Exiting Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Lauren Gutterman
Name:	Lauren Gutterman
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

OCM AB HOLDINGS I, LLC,
as an Exiting Lender

By:	Oaktree Fund GP, LLC
Its:	Manager

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Allen Li
Name:	Allen Li
Title:	Authorized Signatory

By:	/s/ Jared Parker
Name:	Jared Parker
Title:	/s/ Authorized Signatory
[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

YORKSHIRE INVESTMENTS III, LLC,
as an Exiting Lender

By:	/s/ Daniel Wanek
Name:	Daniel Wanek
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – DENBURY INC.]

ANNEX A
Conformed Credit Agreement (as of the Second Amendment Effective Date)
[Attached]

Annex A

CREDIT AGREEMENT
DATED AS OF SEPTEMBER 18, 2020
AMONG
DENBURY INC.,
AS THE BORROWER,
THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,
AND
JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT, SWINGLINE LENDER AND THE LETTER OF CREDIT ISSUER
_______________________________________________
BANK OF AMERICA, N.A.
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
AS CO-SYNDICATION AGENTS
AND
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
CAPITAL ONE, NATIONAL ASSOCIATION,
TRUIST SECURITIES, INC.
U.S. BANK NATIONAL ASSOCIATION
MIZUHO BANK, LTD.
AND
FIFTH THIRD BANK, NATIONAL ASSOCIATION
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

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(Cont’d)

3.9	Applicability of ISP	78
3.10	Conflict with Issuer Documents	78
3.11	Letters of Credit Issued for Restricted Subsidiaries	78

SECTION 4.	Fees; Commitments	78
4.1	Fees	78
4.2	Voluntary Reduction of Commitments	79
4.3	Mandatory Termination or Reduction of Commitments	79

SECTION 5.	Payments	80
5.1	Voluntary Prepayments	80
5.2	Mandatory Prepayments	81
5.3	Method and Place of Payment	82
5.4	Net Payments	83
5.5	Computation of Interest and Fees	87
5.6	Limit on Rate of Interest	87

SECTION 6.	Conditions Precedent to Effectiveness and Deemed Refinancing of the Existing Loans and Issuance of the Existing Letters of Credit	88
6.1	Credit Documents	88
6.2	Collateral	88
6.3	Legal Opinions	88
6.4	Initial Reserve Report. The Administrative Agent shall have received the Initial Reserve Report	89
6.5	Secretary’s Certificate of Each Credit Party; Organizational Documents	89
6.6	Fees and Expenses	89
6.7	No Default; Representations and Warranties	89
6.8	Solvency Certificate	89
6.9	Patriot Act	89
6.10	Historical Financial Statements; Pro Forma Balance Sheet	89
6.11	Projections	90
6.12	Insurance Certificate	90
6.13	Approvals; No Conflicts	90
6.14	Lien Searches	90
6.15	No Material Adverse Change	90
6.16	Bankruptcy Items	90
6.17	Availability	90
6.18	Outstanding Indebtedness	91
6.19	Capital Structure	91
6.20	DIP Credit Agreement and Pre-Petition Credit Agreement Terminations	91
6.21	Lien Releases	91

SECTION 7.	Conditions Precedent to All Credit Events	91
7.1	No Default; Representations and Warranties; Minimum Availability and Excess Cash	91

(Cont’d)

7.2	Notice of Borrowing; Letter of Credit Request	92

SECTION 8.	Representations, Warranties and Agreements	92
8.1	Corporate Status	92
8.2	Corporate Power and Authority; Enforceability	92
8.3	No Violation	92
8.4	Litigation	93
8.5	Margin Regulations	93
8.6	Governmental Approvals	93
8.7	Investment Company Act	93
8.8	True and Complete Disclosure	93
8.9	Financial Condition; Financial Statements	94
8.10	Tax Matters	94
8.11	Compliance with ERISA	94
8.12	Subsidiaries	95
8.13	Environmental Laws	95
8.14	Properties	96
8.15	Solvency	96
8.16	Insurance	96
8.17	Patriot Act	96
8.18	Hedge Agreements	96
8.19	Liens Under the Security Documents; Collateral Coverage Minimum	97
8.20	No Default; Requirements of Law	97
8.21	Direct Benefit	97
8.22	Sanctions; Foreign Corrupt Practices Act	97
8.23	Commodity Exchange Act	97
8.24	Affected Financial Institutions	97
8.25	Plan Assets; Prohibited Transactions	97

SECTION 9.	Affirmative Covenants	98
9.1	Information Covenants	98
9.2	Books, Records and Inspections	100
9.3	Maintenance of Insurance	101
9.4	Payment of Taxes	101
9.5	Consolidated Corporate Franchise	102
9.6	Compliance with Statutes, Regulations, Etc	102
9.7	ERISA	102
9.8	Maintenance of Properties	103
9.9	End of Fiscal Years; Fiscal Quarters	103
9.10	Additional Guarantors, Grantors and Collateral	103
9.11	Use of Proceeds	104
9.12	Further Assurances	105
9.13	Reserve Reports; Hedging Agreements	105

(Cont’d)

9.14	Title Information	106
9.15	Commodity Exchange Act Keepwell Provisions	106
9.16	Sanctions; Foreign Corrupt Practices Act	107
9.17	Affirmative Hedging Covenant	107
9.18	Deposit Accounts; Commodity Accounts and Securities Accounts	108

SECTION 10.	Negative Covenants	108
10.1	Limitation on Indebtedness	108
10.2	Limitation on Liens	111
10.3	Limitation on Fundamental Changes	114
10.4	Limitation on Sale of Assets	115
10.5	Limitation on Investments	117
10.6	Limitation on Restricted Payments	119
10.7	Limitations on Debt Payments and Amendments	121
10.8	Negative Pledge Agreements	122
10.9	Limitation on Subsidiary Distributions	123
10.10	Hedge Agreements	124
10.11	Financial Covenants	125
10.12	Transactions with Affiliates	126
10.13	Change in Business	127
10.14	Subsidiaries	127
10.15	Use of Proceeds	127

SECTION 11.	Events of Default	127
11.1	Payments	127
11.2	Representations, Etc	127
11.3	Covenants	127
11.4	Default Under Other Agreements	128
11.5	Bankruptcy, Etc.	128
11.6	ERISA	129
11.7	Guarantee	129
11.8	Security Documents	129
11.9	Judgments	129
11.10	Change of Control	129
11.11	Application of Proceeds	130

SECTION 12.	The Administrative Agent	130
12.1	Appointment	130
12.2	Delegation of Duties	131
12.3	Exculpatory Provisions	131
12.4	Reliance	131
12.5	Notice of Default	132
12.6	Non-Reliance on Administrative Agent and Other Lenders	132

(Cont’d)

12.7	Indemnification	133
12.8	Agent in Its Individual Capacity	133
12.9	Successor Agent	134
12.10	Withholding Tax	134
12.11	Security Documents and Guarantee	135
12.12	Right to Realize on Collateral and Enforce Guarantee	135
12.13	Administrative Agent May File Proofs of Claim	135
12.14	Credit Bidding	136
12.15	Certain ERISA Matters	137
12.16	Erroneous Payments	138

SECTION 13.	Miscellaneous	139
13.1	Amendments, Waivers and Releases	139
13.2	Notices	141
13.3	No Waiver; Cumulative Remedies	141
13.4	Survival of Representations and Warranties	141
13.5	Payment of Expenses; Indemnification	141
13.6	Successors and Assigns; Participations and Assignments	143
13.7	Replacements of Lenders under Certain Circumstances	146
13.8	Adjustments; Set-off	147
13.9	Counterparts	148
13.10	Severability	148
13.11	Integration	148
13.12	GOVERNING LAW	148
13.13	Submission to Jurisdiction; Waivers	148
13.14	Acknowledgments	149
13.15	WAIVERS OF JURY TRIAL	150
13.16	Confidentiality	150
13.17	Release of Collateral and Guarantee Obligations	150
13.18	USA PATRIOT Act; Beneficial Ownership Regulation	152
13.19	Payments Set Aside	152
13.20	Reinstatement	152
13.21	Disposition of Proceeds	152
13.22	Collateral Matters; Hedge Agreements	152
13.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	153
13.24	Acknowledgement Regarding Any Supported QFCs	153

v

SCHEDULES
Schedule 1.1(a)    Commitments
Schedule 1.1(b)    Closing Date Excluded Subsidiaries
Schedule 1.1(c)    Closing Date Subsidiary Guarantors
Schedule 1.1(d)    Closing Date Unrestricted Subsidiaries
Schedule 1.1(e)    Existing Letters of Credit
Schedule 8.4    Litigation
Schedule 8.12    Closing Date Subsidiaries
Schedule 8.18    Closing Date Hedge Agreements
Schedule 10.4    Scheduled Dispositions
Schedule 10.5    Closing Date Investments
Schedule 10.8    Closing Date Negative Pledge Agreements
Schedule 10.9    Closing Date Contractual Encumbrances
Schedule 10.12    Closing Date Affiliate Transactions
Schedule 13.2    Notice Addresses

EXHIBITS
Exhibit A    Form of Notice of Borrowing
Exhibit B    Form of Letter of Credit Request
Exhibit C    Form of Guarantee
Exhibit D    Form of Pledge and Security Agreement
Exhibit E    Form of Mortgage/Deed of Trust (Texas)
Exhibit F    Form of Assignment and Acceptance
Exhibit G    Form of Promissory Note
Exhibit H-1    Form of U.S. Tax Compliance Certificate
Exhibit H-2    Form of U.S. Tax Compliance Certificate
Exhibit H-3    Form of U.S. Tax Compliance Certificate
Exhibit H-4    Form of U.S. Tax Compliance Certificate

CREDIT AGREEMENT, dated as of September 18, 2020, among DENBURY INC., a Delaware corporation (formerly known as Denbury Resources Inc.) (the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swingline Lender and the Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party hereto (capitalized terms used but not defined in this introductory paragraph or in the recitals below have the meaning provided in Section 1.1).
WHEREAS, on July 30, 2020 (the “Petition Date”), each of the Credit Parties (as defined below) commenced a voluntary case (each a “Chapter 11 Case”, and collectively, the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code, and the Chapter 11 Cases were jointly administered in the Bankruptcy Court (as defined below);
WHEREAS, prior to the Petition Date, financing was provided to the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of December 9, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Petition Date, the “Pre-Petition Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Pre-Petition Lenders”), JPMorgan Chase Bank, N.A., as “Administrative Agent” for the Pre-Petition Lenders pursuant to which the Pre-Petition Lenders extended “Loans” (as defined in the Pre-Petition Credit Agreement), issued “Letters of Credit” (as defined in the Pre-Petition Credit Agreement) and made certain other extensions of credit to the Borrower;
WHEREAS, prior to the Closing Date (as defined below), financing was provided to the Borrower pursuant to that certain Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of August 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “DIP Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto (the “DIP Lenders”, and together with the Pre-Petition Lenders, the “Existing Lenders”), JPMorgan Chase Bank, N.A., in its capacity as “Letter of Credit Issuer”, and JPMorgan Chase Bank, N.A., as “Administrative Agent” for the DIP Lenders, pursuant to which the DIP Lenders extended “Loans” (as defined in the DIP Credit Agreement), issued “Letters of Credit” (as defined in the DIP Credit Agreement) and made certain other extensions of credit to the Borrower;
WHEREAS, in connection with the Chapter 11 Cases, the Credit Parties have filed the Joint Chapter 11 Plan of Reorganization of Denbury Resources Inc. (now known as Denbury Inc.) and its Debtors Affiliates (together with all annexes, exhibits, schedules and supplements thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prepackaged Plan”), which was filed with the Bankruptcy Court on September 2, 2020 and which was confirmed pursuant to an order entered by the Bankruptcy Court on September 2, 2020 (the “Confirmation Order”), which Confirmation Order, inter alia, authorized and approved the restructuring and refinancing of the Pre-Petition Credit Agreement and the DIP Credit Agreement and the Borrower’s entry into and performance under this Agreement; and
WHEREAS, the Lenders, the Swingline Lender and the Letter of Credit Issuer are willing to make available: to the Borrower, such revolving credit and swingline facilities and to the Borrower and the other Credit Parties, such letter of credit facilities, in each case, upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.Definitions
1.1Defined Terms.
(a)As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires:
“ABR” when used in reference to any Loan or Borrowing refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account Control Agreement” shall mean any control agreement which grants the Administrative Agent “control” as defined in the UCC in effect in the applicable jurisdiction over the applicable Deposit Account, Securities Account or Commodity Account and executed by the institutions maintaining a Deposit Account, Securities Account or Commodity Account (as applicable) in the name of the applicable Credit Parties, in each case, as required by Section 9.18, in form and substance reasonably acceptable to the Administrative Agent.
“Additional Lender” shall have the meaning provided in Section 2.16(a).
“Adjusted Daily Simple SOFR” shall mean, with respect to any RFR Borrowing, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.
“Adjusted Term SOFR” shall mean, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Total Commitment” shall mean, at any time, the Total Commitment less the aggregate amount of Commitments of all Defaulting Lenders.
“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.
“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.
“Agreement” shall mean this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided, that for the purpose of this definition, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.18(b)), then the Alternate Base Rate shall be the greater of clause (a) and clause (b) above and shall be determined without reference to clause (c) above.
“Annualized Consolidated EBITDAX” shall mean, for the purposes of calculating Consolidated Total Leverage Ratio as set forth in Section 10.11(a) for each of the Test Periods ending on or prior to June 30, 2021, (a) Consolidated EBITDAX for such Test Period multiplied by (b) the factor for such Test Period set forth in the table below:

Rolling Period Ending	Factor
December 31, 2020	4
March 31, 2021	2
June 30, 2021	4/3
“APMTG Claim” shall mean (a) the matter APMTG Helium LLC vs. Denbury Onshore, LLC and Denbury Resources Inc. (now known as Denbury Inc.) filed in the Ninth Judicial District in Sublette County, Wyoming as Case # 8272, in which the trial court entered a final judgment on March 11, 2019 awarding liquidating damages and interest thereon to APMTG Helium LLC for the period beginning on the August 1, 2013 commencement date in the contact at issue until the close of evidence on November 29, 2017 (with the exception of 35-day period in 2014) and (b) the matter Denbury Onshore, LLC and Denbury Resources Inc. (now known as Denbury Inc.), as Appellants, v. APMTG Helium LLC, as Appellate in Supreme Court, State of Wyoming as Case S-19 0172, pursuant to which Appellants are appealing the final judgment of the trial court.
“Applicable Margin” shall mean, for any day, with respect to any ABR Loan, Term Benchmark Loan or, to the extent then available, RFR Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	X ≤ 25%	> 25% X ≤50%	> 50% X ≤75%	> 75% X ≤90%	X > 90%
Term Benchmark Loans and RFR Loans	2.500%	2.750%	3.000%	3.250%	3.500%
ABR Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%
Each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
“Approved Counterparty” shall mean, at any time and from time to time, (a) any Person engaged in the business of writing Hedge Agreements for commodity, interest rate or currency risk that has (or the credit support provider of such Person has), at the time Borrower or any Restricted Subsidiary enters into a Hedge Agreement with such Person, a long term senior unsecured debt credit rating of BBB+ or better from S&P or Baa1 or better from Moody’s (or their respective equivalents) or (b) any Hedge Bank.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineers” shall mean (a) DeGolyer and MacNaughton, (b) Netherland, Sewell & Associates, Inc., (c) Cawley, Gillespie & Associates, Inc., (d) Ryder Scott Company, L.P., and (e) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.
“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent.
“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the Treasurer, the General Counsel, any Senior Vice President, any Executive Vice President, any Vice President and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.
“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).
“Available Commitment” shall mean, at any time, (a) the Loan Limit at such time minus (b) the aggregate Total Exposures of all Lenders at such time.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Price Deck” shall mean the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement and consistent with the bank price deck used at such time by the Administrative Agent with respect to similar oil and gas reserve-based credits for similarly situated borrowers.
“Bankruptcy Code” shall have the meaning provided in Section 11.5.
“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of Texas, Houston Division, any appellate court having jurisdiction over the Chapter 11 Cases from time to time, or any other court having jurisdiction over the Chapter 11 Cases from time to time.
“Benchmark” shall mean, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(b).
“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be reasonably determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)the Adjusted Daily Simple SOFR; or
(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or clause (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides, after consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent reasonably decides, after consultation with the Borrower, is necessary in connection with the administration of this Agreement and the other Credit Documents).
“Benchmark Replacement Date” shall mean, with respect to any then-current Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:
(a)in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or clause (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Credit Document in accordance with Section 2.18 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Credit Documents in accordance with Section 2.18.
“Beneficial Ownership Certification” shall mean a certification from Borrower regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefited Lender” shall have the meaning provided in Section 13.8(a).
“BHC Act Affiliate” shall mean, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Board of Directors” shall mean, as to any Person, the board of directors or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Bond Issuer” shall mean Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi.
“Bond Purchaser” shall mean Administrative Agent, as “Purchaser” of any Permitted Additional Revenue Bonds.
“Bond Trustee” shall mean, as applicable, any entity selected by a Credit Party (so long as such entity is not an Affiliate of the Borrower or any of its Subsidiaries) to act in the capacity of “Trustee” under any indenture entered into in connection with any Permitted Additional Bond Debt Transaction.
“Borrower” shall have the meaning provided in the introductory paragraph hereto.
“Borrowing” shall mean the incurrence of one Type of Loan on a given date (or resulting from conversions on a given date) having, in the case of Term Benchmark Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Term Benchmark Loans).
“Borrowing Base” shall mean, at any time, the amount determined in accordance with Section 2.14, as the same may be adjusted from time to time pursuant to the provisions thereof.
“Borrowing Base Deficiency” shall mean an amount by which the Total Exposures of all Lenders exceeds the Borrowing Base then in effect, and will occur if, at any time, the aggregate Total Exposures of all Lenders exceeds the Borrowing Base then in effect.
“Borrowing Base Properties” shall mean the Oil and Gas Properties of the Credit Parties constituting Proved Reserves located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) included in the Initial Reserve Report and thereafter in the Reserve Report most recently delivered pursuant to Section 9.13; provided, that if the Borrowing Base then in effect was determined based on a previously-delivered Reserve Report, then “Borrowing Base Properties” shall also include Oil and Gas Properties of the Credit Parties constituting Proved Reserves located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) which were included in the Reserve Report for which the Borrowing Base then in effect was established.
“Borrowing Base Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the aggregate Total Exposures of all Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.
“Borrowing Base Value” shall mean, as adjusted pursuant to the last paragraph of Section 2.14(e), (a) with respect to any Disposition of Proved Reserves, the portion of the total then-effective Borrowing Base attributable to such Disposed of Proved Reserves, as determined by the Administrative Agent and approved by the Required Lenders, and (b) with respect to any unwind, termination or creation of any off-setting position of commodity hedge positions (whether evidenced by a floor, put or Hedge Agreement), the Hedge PV attributed to such unwind, termination or creation of off-setting positions of commodity hedge positions.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Dallas, Texas are authorized or required by law to remain closed; provided that, in relation to RFR Loans (if any), Term Benchmark Loans (if any) and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan or Term Benchmark

Loan, as applicable, or any other dealings of such RFR Loan or Term Benchmark Loan, as applicable, any such day that is also a U.S. Government Securities Business Day.
“Capital Expenditures” shall mean, for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.
“Capital Leases” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, capitalized or accounted for as a capital lease or finance lease on the balance sheet of that Person.
“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.
“Carbon Dioxide Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to carbon dioxide (whether from natural or anthropogenic sources), including, to the extent each of the following may be related thereto, leases, fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Cash Collateralize” and “Cash Collateral” shall have the meanings provided in Section 3.8(c).
“Cash Management Agreement” shall mean any agreement entered into from time to time by the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.
“Cash Management Bank” shall mean (a) with respect to any Cash Management Services entered into prior to the Closing Date that is in effect on the Closing Date, any Existing Lender or an Affiliate of an Existing Lender that is a Lender or an Affiliate of a Lender on the Closing Date and (b) with respect to any Cash Management Services entered into on or after the Closing Date, either (i) at the time it provides Cash Management Services or (ii) at any time after it has provided any Cash Management Services, any Person that is a Lender or an Affiliate of a Lender.
“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.
“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services.
“Casualty Event” shall mean, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.
“CCUS Acquisitions” shall mean acquisitions and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the business of capturing, transporting, using, treating, and storing carbon dioxide from either natural or anthropogenic carbon dioxide sources (or both), within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America), as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit a Person to own assets, to comply with regulatory requirements regarding local ownership or to satisfy other objectives customarily achieved through the conduct of such business, including: (a) direct or indirect ownership or leasehold interests in carbon capture projects, transportation systems, injection wells, storage sites and related infrastructure; gathering, transportation, processing, and related systems, or other material properties, (b) direct or indirect ownership, participation or other interests in projects, facilities and related infrastructure, systems and material properties associated with industries generating or using anthropogenic carbon dioxide, and (c) acquisitions and expenditures in the form of or pursuant to capture agreements, transportation agreements, offtake agreements, injection agreements, storage agreements, disposal agreements, operating agreements, processing agreements, pipeline construction agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, and other similar agreements; provided, however, that in no event will “CCUS Acquisitions” include (i) Joint Venture Investments or (ii) Investments of the type described in clause (a) through clause (c) of the definition thereof.
“Change in Law” shall mean the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Letter of Credit Issuer (or, for purposes of Section 2.10(a)(ii) or Section 2.10(c), by any lending office of such Lender or by such Lender's or the Letter of Credit Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean and be deemed to have occurred if:
(a)any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Permitted Investors, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than 50% of the ordinary voting power for the election of directors of the Borrower; or

(b)the failure of the Borrower to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Stock of each Guarantor (except to the extent 100% of the Stock of a Guarantor is Disposed of pursuant to a transaction permitted by Section 10.3 and Section 10.4); or
(c)the occurrence of any “Change of Control,” “Change in Control” or substantially similar event under and as defined in the Permitted Additional Debt Documents or the Permitted Additional Revenue Bond Documents (in each case, to the extent Indebtedness thereunder is outstanding at such time in a principal amount in excess of $50,000,000), but only to the extent the occurrence of any such event gives rise to an obligation of any Credit Party to redeem, repay or repurchase, or otherwise offer to redeem, repay or repurchase, all or any portion of the Permitted Additional Debt or the Permitted Additional Revenue Bonds.
“Chapter 11 Case” or “Chapter 11 Cases” shall have the meaning provided in the recitals hereto.
“Claims” shall have the meaning provided in the definition of the “Environmental Claims”.
“Closing Date” shall mean September 18, 2020.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator for the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall have the meaning provided for such term in each of the Security Documents; provided that with respect to any Mortgages, “Collateral”, as defined herein, shall include “Mortgaged Property” or “Mortgaged Properties” as defined therein. Notwithstanding the foregoing, the “Collateral” shall in no event include any Excluded Assets.
“Collateral Coverage Minimum” shall mean, at any time, an amount of Mortgaged Properties having a PV-9 value equal to 90% of the PV-9 of all Borrowing Base Properties at such time.
“Commitment” shall mean, (a) with respect to each Lender listed on Schedule 1.1(a), the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment” (as amended by any Incremental Agreement) and (b) in the case of any Lender that becomes a Lender after the Closing Date, (i) the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Commitment or (ii) the amount specified in Schedule 1.1(a) as amended by any Incremental Agreement; in each case, as the same may be changed from time to time pursuant to terms of this Agreement.
“Commitment Fee” shall have the meaning provided in Section 4.1(a).
“Commitment Fee Rate” shall mean, for any day, with respect to the Available Commitment (assuming for this purpose that there is no reference to “Swingline Exposure” in the definition of “Total Exposure”) on any day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin” and based upon the Borrowing Base Utilization Percentage in effect on such day.
“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s

Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Total Exposure at such time by (ii) the aggregate Total Exposures of all Lenders at such time.
“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.
“Confidential Information” shall have the meaning provided in Section 13.16.
“Confirmation Order” shall have the meaning provided in the recitals hereto.
“Consolidated Cash Balance” shall mean, at any time of determination, the aggregate amount of all (a) cash, (b) cash equivalents and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly) the Borrower and any of its Restricted Subsidiaries as of such time.
“Consolidated Cash Balance Threshold” shall mean, as of any date of determination, an amount equal to the greater of (a) $75,000,000 and (b) ten percent (10%) of the Borrowing Base then in effect (which amount shall not exceed $100,000,000).
“Consolidated Current Assets” shall mean, as of any date of determination, the current assets of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, plus, (a) to the extent not already included therein, all Available Commitments as of such date or, if greater, the amount by which the Borrowing Base exceeds the Total Exposures as of such date, and (b) unless an Event of Default has occurred and is continuing, the aggregate amount of the Borrower’s cash on deposit with the Administrative Agent as of such date pursuant to Section 2.15(c) as a result of the existence of any Defaulting Lender; provided that for purposes of this definition, current assets shall exclude non-cash assets required to be included in consolidated current assets of the Borrower and its Restricted Subsidiaries as a result of the application of FASB Accounting Standards Codifications 815 or 410.
“Consolidated Current Liabilities” shall mean, as of any date of determination, the current liabilities of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding (a) to the extent included therein, the current portion of long-term Indebtedness (including the current portions of all Indebtedness outstanding under this Agreement) and (b) non-cash liabilities required to be included in consolidated current liabilities of the Borrower and its Restricted Subsidiaries as a result of the application of FASB Accounting Standards Codifications 815 or 410, but shall expressly include any unpaid liabilities for cash charges or payments that have been incurred as a result of the termination of any Hedge Agreement.
“Consolidated EBITDAX” shall mean, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following, without duplication and to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expenses for such period, (ii) the provision for federal, state, and local income and franchise Taxes payable by the Borrower and its Restricted Subsidiaries for such period, (iii) depletion, depreciation, amortization and exploration and abandonment expenses for such period, (iv) all other non-cash items reducing such Consolidated Net Income for such period (provided, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the Borrower may elect to add back such non-cash charge in the current period so long as the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAX during the period in which such cash payment is made), (v) any net loss from disposed, abandoned or discontinued operations (including asset retirement costs), (vi) all other extraordinary or non-recurring losses and charges for such period, (vii) transaction costs, expenses and charges with respect to the acquisition or disposition of Oil and Gas Properties; provided that the aggregate amount of all transaction costs, expenses and charges under this clause (vii) that are added back to Consolidated EBITDAX in any Test Period shall not exceed five percent (5%) of Consolidated EBITDAX for such Test Period (as calculated before giving effect to such add-back), (viii) losses from Dispositions of assets (other than Hydrocarbons produced in the ordinary course of business), and (ix) (A) costs, expenses, accruals, reserves and charges with respect to senior management changes and office closure, consolidation and relocation, including but not limited to, severance payments, recruiting, signing and retention costs and redundancy costs, and (B) any fees, expenses and other transaction costs (whether or not such transactions were consummated) which are incurred through June 30, 2021 in connection with fresh start accounting, the Chapter 11 Cases, the Transactions, the Prepackaged Plan, the transactions contemplated thereby and any other reorganization items and restructuring costs; provided that the aggregate amount added back to Consolidated EBITDAX pursuant to this clause (ix) shall not exceed $20,000,000 in the aggregate, and minus (b) the following, without duplication and to the extent included in calculating such Consolidated Net Income: (i) all gains from Dispositions of assets (other than Hydrocarbons produced in the ordinary course of business), (ii) federal, state and local income tax credits of the Borrower and its Restricted Subsidiaries for such period, (iii) all other non-cash items increasing Consolidated Net Income for such period (excluding any non-cash items that represent the reversal of an accrual or reserve for any anticipated cash charges in any prior period if not added back above) and (iv) extraordinary or non-recurring gains for such period; provided that, solely with respect to the determination of the Borrower’s compliance with the covenants set forth in Section 10.11(a) and Section 10.11(b) for any period, the Borrower shall be required to and will adjust Consolidated EBITDAX to give effect, on a pro forma basis, to any acquisition or Disposition made during such period to the extent that the same constitutes a Qualified Acquisition or Qualified Disposition (as the case may be), as if such acquisition or Disposition had occurred on the first day of such period; provided further that the calculations of such pro forma adjustments are acceptable to the Administrative Agent in its reasonable discretion.
“Consolidated Interest Expenses” shall mean, for any period, without duplication, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest expense (including capitalized interest) of the Borrower and its Restricted Subsidiaries for such period in connection with borrowed money or letters of credit, obligations evidenced by notes, bonds, debentures or similar instruments (other than surety performance and guaranty bonds) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (but excluding amortization of debt discount and issuance cost, any write-off of debt issuance cost and any paid in kind interest added to the principal amount of any related Indebtedness following its issuance), (b) interest expense (imputed or otherwise) attributable to Capitalized Lease Obligations of the Borrower and its Restricted Subsidiaries for such period, (c) surety performance and guaranty bond fees and other expenses of the Borrower and its Restricted Subsidiaries for such period in connection with financing activities, and (d) any cash interest paid in connection with the issuance or incurrence of any new Indebtedness permitted hereunder to the extent that, pursuant to ASC 470-60, such payments are not accounted for as interest expense.
“Consolidated Net Income” shall mean, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the net income of the Borrower and its Restricted Subsidiaries for such period (excluding extraordinary gains and extraordinary losses and the net income of any Person (other than the Borrower or a Restricted Subsidiary) for such period, except to the extent of the amount of dividends and distributions actually received by the Borrower or a Restricted Subsidiary), provided that the calculation of Consolidated Net Income shall exclude any non-cash charges or losses and any non-cash income or gains, in each case, required to be included in net income of the Borrower and its Restricted Subsidiaries as a result of the application of FASB Accounting Standards Codifications 815 (and any

statement replacing, modifying or superseding such statement), but shall expressly include any cash charges or payments that have been incurred as a result of a Hedge Termination.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.
“Consolidated Total Debt” shall mean, as of any date of determination, without duplication, (a) all Indebtedness of the types described in clause (a) and clause (b) (other than intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary), clause (d) (but only to the extent of any unreimbursed drawings under any letter of credit), clause (e) (but only to the extent of any amounts that are assumed by the Borrower and/or a Restricted Subsidiary) and clause (f) and clause (i) of the definition thereof (in the case of clause (i) thereof, to the extent relating to guaranty obligations in respect of Indebtedness of others of the type described in clause (a), clause (b), clause (d), clause (e) and clause (f) of the definition thereof), in each case actually owing by the Borrower and/or the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate cash and Permitted Investments, in each case, free and clear of all Liens other than Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date. Notwithstanding anything else herein to the contrary, as of any date of determination, if the carrying amount of any Indebtedness described in clause (a) of this definition of “Consolidated Total Debt” differs from the principal amount of such Indebtedness as a result of the application of ASC 470-60, then the principal amount of such Indebtedness as of such date shall be deemed to be the amount of such Indebtedness as of such date for purposes of the above calculation of Consolidated Total Debt.
“Consolidated Total Leverage Ratio” shall mean, (a) with respect to Section 10.11(a), as of the last day of any Test Period, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDAX (or, in the case of the Test Periods ending on December 31, 2020, March 31, 2021 and June 30, 2021, Annualized Consolidated EBITDAX) for the Test Period ending on such date and (b) with respect to any calculation thereof for other purposes hereunder, including pro forma compliance of the Financial Performance Covenants, the ratio of (i) Consolidated Total Debt as of such date after giving effect to the incurrence of any Borrowings on such date to (ii) Consolidated EBITDAX for the most recently ended Test Period for which Section 9.1 Financials have been delivered (or Annualized Consolidated EBITDAX if the most recent Test Period for which Section 9.1 Financials have been delivered is a Test Period ending on or prior to June 30, 2021).
“Contractual Requirement” shall have the meaning provided in Section 8.3.
“Corresponding Tenor” shall mean, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Co-Syndication Agents” shall mean Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents for the Lenders under this Agreement and the other Credit Documents.
“Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning provided in Section 13.24.
“Credit Documents” shall mean this Agreement, the First Amendment, the Second Amendment, the Guarantee, the Security Documents and any promissory notes issued by the Borrower under this Agreement and any other agreements executed by Credit Parties in connection with this Agreement and expressly identified as “Credit Documents” therein.
“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan (including the deemed refinancing of the Existing Loans with Loans hereunder as set forth in Section 2.1(d)) and the issuance, renewal or extension of a Letter of Credit (including the deemed replacement of the Existing Letters of Credit with Letters of Credit hereunder as set forth in Section 3.1(a)).
“Credit Party” shall mean each of the Borrower and the Guarantors.
“Daily Simple SOFR” shall mean, for any day (a “SOFR Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Day is a U.S. Government Securities Business Day, such SOFR Day or (b) if such SOFR Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” shall have the meaning provided in Section 2.8(c).
“Default Right” shall have the meaning provided in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”. Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(e)) upon delivery of written notice of such determination to the Borrower, the Letter of Credit Issuer, the Swingline Lender and each Lender.
“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.
“DIP Credit Agreement” shall have the meaning provided in the recitals hereto.
“DIP Lenders” shall have the meaning provided in the recitals hereto.
“DIP Loans” shall mean the “DIP Loans” under and as defined in the DIP Credit Agreement made by the DIP Lenders to the Borrower pursuant to the DIP Credit Agreement that are outstanding immediately prior to the Closing Date.

“Disposition” shall have the meaning provided in Section 10.4. “Dispose” and “Disposal” shall have correlative meanings.
“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Stock or Stock Equivalents provide that such Stock or Stock Equivalents shall not be required to be repurchased or redeemed until (a) the Maturity Date has occurred, (b) the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the Letter of Credit Issuer following the termination of the Total Commitment or other arrangements satisfactory to the Letter of Credit Issuer in its sole discretion have been made) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements, and contingent indemnification obligations, in each case, not then due and payable), are paid in full, or (c) such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Maturity Date hereunder; provided that, if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.
“Disregarded Entity” shall mean any entity that is disregarded for U.S. federal income tax purposes.
“Distressed Person” shall have the meaning provided in the definition of “Lender-Related Distress Event”.
“Distributable Free Cash Flow Amount” shall mean, as of any time of determination, an amount, if positive, equal to (a) Free Cash Flow as of the last day of the most recently ended Test Period for which Section 9.1 Financials have been delivered minus (b) the aggregate amount of the Free Cash Flow Utilizations that have occurred during the three most recently completed Free Cash Flow Usage Periods and the portion of the then current Free Cash Flow Usage Period through such time of determination and which has not yet ended. For the avoidance of doubt, any amount deducted in calculating Distributable Free Cash Flow Amount as of any time of determination shall be without duplication of amounts deducted in calculating Free Cash Flow for purposes of such calculation of Distributable Free Cash Flow Amount.
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Engineering Reports” shall have the meaning provided in Section 2.14(c)(i).
“Environmental Claims” shall mean any and all actions, suits, orders, decrees, written demands, claims, liens, notices, including notice of noncompliance, violation, potential responsibility, or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials) or the environment, including ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.
“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, permit or approval now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials) or any Release or threatened Release of Hazardous Materials.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.
“Excepted Liens” shall mean:
(a)Liens for Taxes, assessments or governmental charges or claims not yet overdue for a period of more than sixty (60) days (other than Liens imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA) or that arose prior to the Closing Date and which were, as of the Closing Date, not yet delinquent, or which are being contested in good faith and by appropriate proceedings or for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property Taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge or claim is to such property;
(b)Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s’, construction contractors’, workers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, Carbon Dioxide Interests or other material properties, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;
(c)Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;
(d)Liens incurred or pledges or deposits made (i) in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and solely to the extent arising by operation of law, (ii) to secure liabilities for reimbursement or indemnification obligations (including obligations in respect of letters of credit or bank guarantees for the benefit of) to insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary, or (iii) to secure the performance of tenders, statutory obligations, plugging and abandonment, remediation and similar obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 10.5;
(e)ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;
(f)easements, rights-of-way, licenses, surface leases, restrictive covenants, restrictions (including zoning restrictions), title defects, exceptions, deficiencies or irregularities in title, encroachments, protrusions, servitudes, permits, conditions and covenants and other similar charges or encumbrances (including in any rights of way or other property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole and, to the extent reasonably agreed by the Administrative Agent, any exception on the title reports issued in connection with any Borrowing Base Property;

(g)any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement including, for lease bonus, royalty or rental payments;
(h)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(i)Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit or bankers’ acceptance to the extent permitted under Section 10.1;
(j)leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(k)Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries;
(l)Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts, commodity trading accounts or other brokerage accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operating of cash pooling, trading, and/or interest set off arrangements in respect of such accounts in the ordinary course of business;
(m)Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual and customary in the oil and gas business and are for claims which are not delinquent by more than sixty (60) days or that are being contested in good faith and by appropriate proceedings or for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not in the aggregate have a Material Adverse Effect;
(n)any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(o)Liens arising pursuant to Article 9.343 of the Texas UCC or other similar statutory provisions of other states with respect to production purchased from others;
(p)lease burdens which arise in the ordinary course of business and are payable to third parties on Oil and Gas Properties; provided, that to the extent any such Oil and Gas Properties are categorized as Proved Developed Producing Reserves and are set forth in a Reserve Report such lease burdens are deducted in the calculation of engineered discounted present value in such Reserve Report;

(q)Liens on pipelines and pipeline facilities that arise by a Requirement of Law or other like Liens arising by a Requirement of Law in the ordinary course of business and incident to the exploration, development, operation and maintenance of Oil and Gas Properties, Carbon Dioxide Interests and other material properties;
(r)Liens on assets (other than Collateral) constituting security given to a public utility or any municipality or Governmental Authority that arise by a Requirement of Law in connection with the operations of the Person in the ordinary course of business;
(s)Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent for more than sixty (60) days or which are being contested in good faith by appropriate action or for which adequate reserves have been maintained in accordance with GAAP
(t)Liens to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, obligations in respect of workers’ compensation, unemployment insurance or other forms of government benefits or insurance and other obligations of a like nature, in each case, incurred in the ordinary course of business and consistent with past practice;
(u)Liens, titles and interests of licensors of software and other intangible property licensed by such licensors to the Borrower or any other Credit Party, restrictions and prohibitions on encumbrances and transferability with respect to such property and the Borrower’s or such other Credit Party’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such property and to which the Borrower’s or such other Credit Party’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record and solely to the extent incurred in the ordinary course of business and consistent with past practice, provided that such Liens do not secure Indebtedness of the Borrower or any other Credit Party and do not encumber property of the Borrower or any other Credit Party other than the property that is the subject of such licenses; and
(v)Liens, titles and interests of lessors (including sub-lessors) of property leased by such lessors to the Borrower or any other Credit Party, restrictions and prohibitions on encumbrances and transferability with respect to such property and the Borrower’s or such other Credit Party’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which the Borrower’s or such other Credit Party’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not secure Indebtedness of the Borrower or any other Credit Party and do not encumber property of the Borrower or any other Credit Party other than the property that is the subject of such leases and items located thereon.
The parties acknowledge and agree that (i) no intention to subordinate the priority afforded the Liens granted in favor of the Administrative Agent, for the benefit of the Secured Parties, under the Security Documents is to be hereby implied or expressed by the permitted existence of such Excepted Liens, (ii) the term “Excepted Liens” shall not include any Lien securing Indebtedness for borrowed money and (iii) provisions in the Credit Documents allowing Excepted Liens on any item of property shall be construed to allow such Excepted Liens also to cover any improvements, fixtures or accessions to such property and the proceeds of and insurance on such property, improvements, fixtures or accessions.

“Excess Cash” shall mean, at any time of determination, the difference, if positive, between (a) the Consolidated Cash Balance of the Borrower and its Restricted Subsidiaries as of such time and (b) Excluded Cash of the Borrower and its Restricted Subsidiaries as of such time.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two (2) Business Days later.
“Excluded Accounts” shall mean, collectively, (a) any Deposit Account, Securities Account or Commodity Account (i) that is exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any employees of the Credit Parties or any of their Subsidiaries, (ii) that is exclusively used in the ordinary course of the Credit Parties’ business for deposits that are escrowed amounts in connection with transactions with third parties or deposits that are pledged to third parties to secure obligations (other than Indebtedness for borrowed money) incurred in the ordinary course of the Credit Parties’ business, or (iii) that is exclusively used in for deposits to fund one or more political action committees of the Credit Parties so long as the balance of all such Deposit Accounts, Securities Accounts and Commodity Accounts in this clause (iii) does not in the aggregate exceed $1,000,000 at any time, (b) any Deposit Account, Securities Account or Commodity Account so long as the balance in each such Deposit Account, Securities Account or Commodity Account, individually, does not at any time exceed $1,000,000 and the aggregate balance of all such Deposit Accounts, Commodity Accounts and Securities Accounts does not at any time exceed $3,000,000, (c) any Deposit Account that is a zero balance account, (d) any Deposit Account which is used as an escrow account or fiduciary or trust account and solely maintains cash and cash equivalents made for the benefit of third parties (other than the Credit Parties) to be used exclusively in the ordinary course of the Credit Parties’ business for royalty obligations, suspense payments, working interest payments, plugging and abandonment, remediation, and similar payments owed or to be made to such third parties (other than the Credit Parties) and (e) the “Professional Fee Escrow Account” (as defined in the Prepackaged Plan in effect as of the Closing Date) so long as, at any time, the balance in such account includes only the amounts deposited therein on or prior to the Closing Date in accordance with the Prepackaged Plan.
“Excluded Assets” shall mean, collectively (a) any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations); provided that the Credit Parties’ interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home that are encumbered by the Credit Documents are included in the definition of “Collateral”; (b) any real property (owned or leased), including any Midstream Assets, and any Oil and Gas Properties (owned or leased) other than those constituting Borrowing Base Properties; (c) any contract, license, agreement, instrument or other document (or any items of property, subject thereto) to the extent that the grant of a security interest therein (i) would be prohibited by any applicable Requirement of Law, or (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than any Credit Party to terminate (or materially modify) or requires any consent not obtained under, the subject contract, license, agreement, instrument or other document, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (any successor provision or provisions) of any relevant jurisdiction or any other applicable law; (d) intellectual property and licenses, including any United States “intent to use” trademark applications for which a statement of use has not been filed, in relation to which any applicable law, or any agreement with a domain name registrar or any other person, prohibits the creation of a security interest therein or would otherwise invalidate or result in the abandonment of any right, title or interest therein; (e) any motor vehicles and other assets subject to certificates of title (except to the extent the security interest in such assets can be perfected by the filing of a UCC-1 financing statement); (f) letter of credit rights (except to the extent the security interest in such assets can be perfected by the filing of a UCC-1 financing statement); (g) margin stock; (h) any consumer goods; (i) any Excluded Accounts; (j) Stock and Stock Equivalents in Excluded Subsidiaries and any and all assets owned by Excluded Subsidiaries; (k)(i) the Genesis Pipeline Financing Lease Agreement, (ii) any interest, title and right that the Credit Parties have to the Genesis Pipeline System, (iii) any proceeds received at any time resulting from the sale or other disposition of all or part of the Credit Parties’ interest, title and right to the Genesis Pipeline System, and (iv) all rents, income or related fees or charges for transportation of carbon dioxide or any other substance through the Genesis Pipeline System; (l) any Stock or Stock Equivalents in excess of sixty-five percent (65%) of the Voting Stock in any Foreign Corporate Subsidiary or FSHCO, in each case, permitted to exist under this Agreement, and (m) those assets as to which the Administrative Agent reasonably determines that the cost or other consequences of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.
“Excluded Cash” shall mean, at any time of determination, (a) cash or cash equivalents of the Borrower and its Restricted Subsidiaries from (i) the issuance of Permitted Additional Debt or Permitted Refinancing Indebtedness thereof or other unsecured indebtedness permitted to be incurred by this Agreement and the Credit Documents, (ii) the issuance by the Borrower of any Stock in the Borrower to the extent permitted under this Agreement or (iii) any disposition of property, in each case so long as the Borrower its Restricted Subsidiaries keep any such proceeds in segregated accounts until such proceeds are used for the purpose(s) obtained; (b) without duplication of clause (f), clause (g) and clause (h) below, and other than cash and cash equivalents held or maintained in accounts described in clause (b) of the definition of Excluded Accounts, any cash or cash equivalents in Excluded Accounts; (c) any Cash Collateral required to Cash Collateralize any Letter of Credit; (d) any cash or cash equivalents constituting purchase price deposits made by or held by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits; (e) any cash or cash equivalents for which the Borrower or any of its Restricted Subsidiaries has, in the ordinary course of business, issued checks or initiated wires or ACH transfers in order to utilize such cash or cash equivalents; (f) any cash or cash equivalents set aside to pay payroll, payroll taxes, other taxes, employee wage and benefits payments, and trust and fiduciary obligations or other similar obligations of the Borrower or any of its Restricted Subsidiaries then due and owing to third parties and for which the Borrower or any of its Restricted Subsidiaries have issued checks or initiated wires or ACH transfers (or, in their respective good faith discretion, will issue checks or initiate wires or ACH wires within five (5) Business Days in order to make such payments); (g) any cash or cash equivalents set aside to pay royalty obligations, working interest obligations, production payments, vendor payments, suspense payments, severance and ad valorem taxes of the Borrower or any of its Restricted Subsidiaries then due and owing to third parties and for which the Borrower or any of its Restricted Subsidiaries have issued checks or initiated wires or ACH transfers (or, in their respective good faith discretion, will issue checks or initiate wires or ACH wires within five (5) Business Days in order to make such payments) and (h) any cash or cash equivalents in any escrow accounts or fiduciary or trust accounts that are used exclusively in the ordinary course of the Borrower or any of its Restricted Subsidiaries’ business for plugging and abandonment, remediation, and similar obligations owed to third parties.

“Excluded Hedge Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party with respect to, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof or other agreement or undertaking agreeing to guaranty, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty obligation or other liability of such Credit Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Credit Party is a “financial entity,” as defined in section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the guaranty obligation or other liability of such Credit Party becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty obligation or other liability or security interest is or becomes illegal.
“Excluded Hedges” shall mean Hedge Agreements that (i) are basis differential only swaps for volumes of crude oil, natural gas and natural gas liquids included under other Hedge Agreements permitted by Section 10.10(a) or (ii) are a hedge of volumes of crude oil, natural gas or natural gas liquids by means of a put or a price “floor” for which there exists no mark-to-market exposure to the Borrower.
“Excluded Subsidiary” shall mean (a) each Immaterial Subsidiary, (b) any Unrestricted Subsidiary, (c) any direct or indirect Subsidiary that owns no material assets other than the Stock or Indebtedness of one or more direct or indirect Foreign Subsidiaries to the extent such Foreign Subsidiaries are permitted to exist under this Agreement (such entity described in this clause (c), a “FSHCO”), (d) each Domestic Subsidiary of a Foreign Subsidiary to the extent such Foreign Subsidiary is permitted to exist under this Agreement (other than such Domestic Subsidiary with respect to which each direct and indirect foreign parent entity is a Disregarded Entity), (e) each Subsidiary that is prohibited by any applicable Contractual Requirement from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (f) any other Subsidiary with respect to which, (i) in the reasonable judgment of the Administrative Agent, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower, (g) any Foreign Subsidiary to the extent permitted to exist under this Agreement and (h) any Subsidiary that is a non-wholly owned Subsidiary. Notwithstanding anything to the contrary in the foregoing, any Subsidiary that owns Borrowing Base Properties shall not constitute as an “Excluded Subsidiary”. As of the Closing Date, the only Excluded Subsidiaries are those set forth on Schedule 1.1(b).
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed on as a result of a Recipient being organized under the Requirements of Law of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction (including any political subdivision thereof) imposing such Tax or (ii) that are Other Connection Taxes, (b)

in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in any Loan or Commitment pursuant to a Requirement of Law in effect on the date on which (i) such Lender acquired such interest in a Loan or Commitment (other than in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.4, amounts with respect to such Taxes were payable either to such Lender’s assignee immediately before such Lender became a party thereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 5.4(e) or (d) any United States federal withholding Tax imposed under FATCA.
“Existing Lenders” shall have the meaning provided in the recitals hereto.
“Existing Letter of Credit” shall mean the letters of credit described on Schedule 1.1(e) hereto and issued and outstanding under the DIP Credit Agreement immediately prior to the Closing Date.
“Existing Loans” shall have the meaning provided in Section 2.1(d).
“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future United States Treasury Regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into by the United States that implement the foregoing.
“FCPA” shall have the meaning provided in Section 8.22(b).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the NYFRB or, if such rate is not so published for any date that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Financial Performance Covenants” shall mean the calculation of the ratios set forth in Section 10.11 on a pro forma basis after giving effect to the specified event; provided that such ratios shall be based on the most recently ended Test Period for which Section 9.1 Financials have been delivered.

“First Amendment” shall mean that certain First Amendment to Credit Agreement dated as of November 3, 2021, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“First Scheduled Redetermination Date” shall mean May 1, 2021.
“Flood Insurance Regulations” shall mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, (e) the Biggert-Waters Flood Reform Act of 2012 and (f), in each case, any regulations promulgated thereunder.
“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement (initially, as of the execution of this Agreement, and thereafter with the modification, amendment or renewal of this Agreement) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable. As of the Second Amendment Effective Date, the Floor for each of Adjusted Term SOFR or the Adjusted Daily Simple SOFR shall be zero.
“Foreign Corporate Subsidiary” shall mean a Foreign Subsidiary that is treated as a corporation for U.S. federal income Tax purposes.
“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.
“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Free Cash Flow” shall mean, as of the last day of any period of four consecutive fiscal quarters for which Section 9.1 Financials have been delivered, Consolidated EBITDAX for the Borrower and its Restricted Subsidiaries for such Test Period, minus the sum, in each case without duplication, of the following amounts paid during such Test Period: (a) voluntary, mandatory and scheduled cash prepayments, redemptions and repayments of Indebtedness (in each case, other than the Loans) which cannot be reborrowed pursuant to the terms of such Indebtedness (other than any exchanges, prepayments, repurchases or redemptions of Permitted Additional Debt (and any Permitted Refinancing Indebtedness thereof) permitted pursuant to Section 10.7(a)(iii)), (b) capital expenditures paid in cash, (c) changes in working capital (excluding, for the avoidance of doubt, assets and obligations in each case under ASC 815), (d) cash payments of Consolidated Interest Expenses, (e) taxes paid in cash, (f) exploration and development expenses or costs paid in cash, (g)(i) Investments made in cash (other than to any Credit Party or any Restricted Subsidiary thereof to the extent permitted under this Agreement) during such period (other than those made in reliance on Section 10.5(g)(i) on or after the Second Amendment Effective Date) and (ii) Restricted Payments made in cash (other than to any Credit Party or Restricted Subsidiary thereof to the extent permitted under this Agreement) during such period (other than those made in reliance on Section 10.6(g)(i)) and (h) to the extent not included in the foregoing and added back in the calculation of Consolidated EBITDAX, any other cash charge (other than those described in clause (a)(vi), clause (a)(ix)(A) (up to an aggregate amount of $2,500,000 for such period for such clause (a)(vi) and clause (a)(ix)(A)) and clause (a)(ix)(B) of the definition of “Consolidated EBITDAX”) that reduces the earnings of the Borrower and its Restricted Subsidiaries, plus any cash proceeds received during such period from Dispositions of non-Borrowing Base Properties (other than cash proceeds received from any such

Disposition during the continuation of an Event of Default or Borrowing Base Deficiency); provided that, notwithstanding the foregoing, Free Cash Flow for any Test Period shall not be less than zero.
“Free Cash Flow Usage Period” shall mean, as of any date of determination, each period between the date of delivery (or deemed delivery) of the financial statements under Section 9.1(a) and/or Section 9.1(b), as the context may require.
“Free Cash Flow Utilizations” shall mean, for any period, the aggregate amount of each of the following transactions during such period: (a) Restricted Payments made pursuant to Section 10.6(g)(i), (b) exchanges, prepayments, repurchases or redemptions of Permitted Additional Debt (and any Permitted Refinancing Indebtedness thereof) made pursuant to Section 10.7(a)(iii) and (c) Investments made on or after the Second Amendment Effective Date pursuant to Section 10.5(g)(i).
“Fronting Fee” shall have the meaning provided in Section 4.1(c).
“FSHCO” shall have the meaning provided in the definition of “Excluded Subsidiary”.
“Fund” shall mean any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.
“Genesis Pipeline Dropdown Transactions” shall mean the transactions effected pursuant to the Genesis Pipeline Dropdown Transaction Documents.
“Genesis Pipeline Dropdown Transaction Documents” shall mean, collectively, (a) the Transportation Services Agreement dated as of May 30, 2008 by and between Genesis Free State Pipeline, LLC, a Delaware limited liability company, and Onshore, (b) the Genesis Pipeline Financing Lease Agreement and (c) all other material documents, instruments and agreements entered into in connection with the agreements described in clause (a) and clause (b) above, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Genesis Pipeline Financing Lease Agreement” shall mean that certain Pipeline Financing Lease Agreement dated as of May 30, 2008, by and between Genesis NEJD Pipeline, LLC, a Delaware limited liability company, and Onshore, as amended, restated, supplemented or otherwise modified from time to time.
“Genesis Pipeline System” shall mean the “Pipeline System” under and as defined in the Genesis Pipeline Financing Lease Agreement in effect as of the Closing Date.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local and any authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” shall mean the Amended and Restated Guarantee, dated as of the Second Amendment Effective Date, made by the Borrower and any Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” shall mean (a) as of the Closing Date, each Domestic Subsidiary listed on Schedule 1.1(c) and (b) thereafter, each other Domestic Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee pursuant to Section 9.10 or otherwise.
“Hazardous Materials” shall mean any chemical, material, product, waste or substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any petroleum or petroleum products, oil and natural gas exploration and production wastes, natural gas, condensate, crude oil or any components, fractions or derivatives thereof, radioactive materials, including naturally occurring radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas and (b) any chemicals, materials, products, wastes or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “solid waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law.
“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided, that notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered “Hedge Agreements”.
“Hedge Bank” shall mean (a) with respect to any Hedge Agreement entered into on or after the Closing Date with the Borrower or any of its Restricted Subsidiaries, any counterparty to such Hedge Agreement (other than the Borrower or any of its Affiliates or Subsidiaries) that (i) at the time it enters into a Hedge Agreement is a Lender or an Affiliate of a Lender, or (ii) at any time after it enters into a Hedge Agreement becomes a Lender or an Affiliate of a Lender or (b) with respect to any Hedge Agreement entered into prior to the Closing Date with the Borrower or any of its Restricted Subsidiaries that is in effect on the Closing Date, any Existing Lender or Affiliate of an Existing Lender that is a Lender or an Affiliate of a Lender on the Closing Date.
“Hedge PV” shall mean, with respect to any commodity Hedge Agreement, the present value, discounted at 9% per annum, of the future receipts expected to be paid to the Borrower or the other Credit Parties under such Hedge Agreement netted against the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(h); provided, however, that the “Hedge PV” shall never be less than $0.00.
“Hedge Termination” shall mean the unwinding, terminating and/or offsetting of any Hedge Agreement.
“Hedge Termination Value” shall mean, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) (if positive) determined as the mark-to-market value(s) for such Hedge Agreements, as determined by the counterparties to such Hedge Agreements (including, without duplication, any unpaid amounts due on the date of calculation).
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedge Agreements.
“Highest Lawful Rate” shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Historical Financial Statements” shall mean (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2019, and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for the fiscal year ended on such date and (b) the unaudited interim consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of June 30, 2020, and the related statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for the fiscal quarter ended on such date.
“Hydrocarbon Interests” shall mean all rights, titles, interests and estates, excluding Carbon Dioxide Interests, now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Immaterial Subsidiary” shall mean any Restricted Subsidiary that is not a Material Subsidiary.

“Increasing Lender” shall have the meaning provided in Section 2.16(a).
“Incremental Agreement” shall have the meaning provided in Section 2.16(c).
“Incremental Increase” shall have the meaning provided in Section 2.16(a).
“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (but if such Indebtedness has not been assumed, limited to the lesser of the amount of such Indebtedness and the Fair Market Value of the property securing such Indebtedness), (f) the principal component of all Capitalized Lease Obligations of such Person, (g) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, other than (A) obligations relating to net oil, natural gas liquids or natural gas balancing arrangements arising in the ordinary course of business and (B) obligations to deliver commodities or pay royalties or other payments in connection with obligations arising from net profits interests, working interests, overriding royalty interests or similar real property interests, (h) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (i) without duplication, all Guarantee Obligations of such Person in respect of the items described in clause (a) through clause (h) above; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Borrower and its Restricted Subsidiaries, (1) all intercompany Indebtedness between the Borrower and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and (2) intercompany liabilities between the Borrower and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary in connection with the cash management, tax and accounting activities of the Borrower and the Restricted Subsidiaries, (v) any obligation in respect of a farm-in agreement, joint development agreement, joint operating agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property, (vi) any obligations in respect of any Hedge Agreement that is permitted under this Agreement and (vii) prepayments for gas or crude oil production or net gas imbalances not in excess of $30,000,000 in the aggregate at any time outstanding.
“Indemnified Liabilities” shall have the meaning provided in Section 13.5.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes, or (b) to the extent not described in clause (a), Other Taxes.

“Industry Acquisitions” shall mean acquisitions and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the oil and gas business located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit a Person to own assets, to comply with regulatory requirements regarding local ownership or to satisfy other objectives customarily achieved through the conduct of oil and gas business, including: (a) direct or indirect ownership interests in Oil and Gas Properties, Carbon Dioxide Interests, enhanced oil recovery business arrangements (including natural and anthropogenic carbon dioxide sources), gathering, transportation, processing, related systems, or other material properties and (b) acquisitions and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, and other similar agreements; provided, however, that in no event will “Industry Acquisitions” include (i) Joint Venture Investments or (ii) Investments of the type described in clause (a) through clause (c) of the definition thereof.
“Industry Competitor” shall mean any Person (other than the Borrower or any of its Affiliates or Subsidiaries) that, directly or indirectly, is actively engaged as one of its principal businesses in lease acquisitions, exploration and production operations or development of oil and gas properties (including the drilling and completion of producing wells) or carbon capture, transportation, gathering, processing, storage, disposal or related infrastructure projects and have production, capture, transportation, storage or disposal operations within the same geographical basins as the Borrower or its Restricted Subsidiaries.
“Initial Measurement Period” shall have the meaning provided in Section 9.17.
“Initial Reserve Report” shall mean the Borrower’s internally prepared reserve engineers’ report dated as of July 1, 2020 delivered to the Administrative Agent, with respect to the Proved Reserves of the Credit Parties as of such date.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, (i) the last Business Day of each March, June, September and December and (ii) the Maturity Date, (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Maturity Date, and (c) with respect to any Term Benchmark Loan, (i) the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (ii) the Maturity Date.
“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.
“Interim Redetermination” shall have the meaning provided in Section 2.14(b).
“Interim Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.14(d).
“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock and Stock Equivalents of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, assumption of or purchase or acquisition of Indebtedness of, or capital contribution to, or purchase or other acquisition of an equity participation in, any other Person (including any partnership or joint venture) (excluding (i) any extension of credit representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business and (ii) in the case of the Borrower and the Restricted Subsidiaries, (1) all intercompany loans, advances and Indebtedness between the Borrower and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary having a term not exceeding 364 days (inclusive of any roll over or extension of terms) and (2) intercompany liabilities between the Borrower and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary in connection with the cash management, tax and accounting activities of the Borrower and the Restricted Subsidiaries), (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness of any other Person or (d) the purchase or other acquisition (in one transaction or a series of transactions) of (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such other Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5. The amount of any Investment by any Person outstanding at any time shall be the amount actually invested (measured at the time invested), net of any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto from time to time; provided that in no event will any Investment be less than $0.
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” shall mean, with respect to any Letter of Credit, the applicable Letter of Credit Request, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.
“Joint Bookrunners” shall mean JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Truist Securities, Inc., U.S. Bank National Association, Mizuho Bank, Ltd., and Fifth Third Bank, National Association, each in its capacity as joint bookrunner in respect of this Agreement and the Commitments and the extensions of credit made hereunder.

“Joint Lead Arrangers” shall mean JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Truist Securities, Inc., U.S. Bank National Association, Mizuho Bank, Ltd., and Fifth Third Bank, National Association, each in its capacity as joint lead arranger in respect of this Agreement and the Commitments and the extensions of credit made hereunder.

“Joint Venture Investments” shall mean Investments in general or limited partnerships or other types of entities, entered into by the Borrower or a Restricted Subsidiary with one or more Persons that are not Restricted Subsidiaries.
“JPMorgan” shall mean JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Maturity Date” shall mean the date that is five (5) Business Days prior to the Maturity Date.
“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Participant” shall have the meaning provided in Section 3.3(a).
“L/C Participation” shall have the meaning provided in Section 3.3(a).
“Lender” shall have the meaning provided in the introductory paragraph hereto. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Lender Default” shall mean (a) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit or Swingline Loans required to be made by it hereunder, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) the failure of any Lender to pay over to the Administrative Agent, the Letter of Credit Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (c) a Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement and the Commitments and the extensions of credit made hereunder, (d) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under this Agreement and the Commitments and the extensions of credit made hereunder, (e) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event, or (f) a Lender has become the subject of a Bail-In Action.
“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by (a) a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Lender, or (b) an Undisclosed Administration.
“Letter of Credit” shall have the meaning provided in Section 3.1(a), and includes any Existing Letters of Credit that are deemed replaced with Letters of Credit hereunder pursuant to Section 3.1(a).

“Letter of Credit Commitment” shall mean $100,000,000, as the same may be (i) increased solely with the consent of the Administrative Agent and the Letter of Credit Issuer; provided, that in no event shall the Letter of Credit Commitment exceed the Total Commitment as a result of any such increase, and (ii) reduced from time to time pursuant to Section 3.1.
“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)) minus the amount of cash or deposit account balances held by the Administrative Agent to Cash Collateralize outstanding Letters of Credit and Unpaid Drawings under Section 3.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).
“Letter of Credit Issuer” shall mean JPMorgan Chase Bank, N.A., or any of its Affiliates or any replacement or successor appointed pursuant to Section 3.6.
“Letter of Credit Request” shall mean a request of the Borrower in accordance with the terms of Section 3.2(a) and substantially in the form of Exhibit B or such other form (including by electronic or fax transmission) as reasonably agreed among the Borrower, the Administrative Agent and the Letter of Credit Issuer.
“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.
“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) Production Payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.
“Loan” shall mean any loan made by a Lender to the Borrower or a Swingline Loan made by the Swingline Lender hereunder.
“Loan Limit” shall mean, at any time, the least of (a) the Maximum Aggregate Amount, (b) the Total Commitments at such time and (c) the Borrowing Base at such time (including as it may be reduced pursuant to Section 2.14(g)).
“Majority Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority (i.e., more than 50.0%) of the Adjusted Total Commitment at such date, or (b) if the Total Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(c).
“Master Agreement” shall have the meaning provided in the definition of “Hedge Agreement”.
“Material Adverse Effect” shall mean any circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or under any of the other Credit Documents.
“Material Indebtedness” shall mean Indebtedness for borrowed money (other than the Loans and reimbursement obligations with respect to Letters of Credit), or obligations in respect of one or more Hedge Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate outstanding principal amount in excess of $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedge Agreement at any time shall be the Hedge Termination Value of such Hedge Agreement (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.
“Material Subsidiary” shall mean, at any date of determination, each Domestic Subsidiary of the Borrower that is a wholly-owned Restricted Subsidiary of the Borrower whose Total Assets or revenues (in each case, when combined with the assets or revenues of such Subsidiary’s Subsidiaries that are Restricted Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period were equal to or greater than 7.5% of the Consolidated Total Assets or consolidated revenues, respectively, of the Borrower and the Restricted Subsidiaries at such date, determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, Total Assets or revenues (in each case, when combined with the assets or revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets or consolidated revenues, respectively, of the Borrower and the Restricted Subsidiaries at such date, then the Borrower shall, on the date on which Section 9.1 Financials are delivered pursuant to this Agreement, designate in writing to the Administrative Agent (so long as such designation would be permitted by clause (c), clause (d), clause (e), clause (f)(i) and clause (g) of the definition of Excluded Subsidiary) one or more of such Restricted Subsidiaries as “Material Subsidiaries.”
“Maturity Date” shall mean May 4, 2027.
“Maximum Aggregate Amount” shall mean $1,500,000,000.
“Midstream Assets” shall mean all gathering systems and pipeline systems and all equipment, processing, separating, compressor, treatment, storage, transportation, extraction, exchange or manufacturing facilities or other similar facilities related thereto, all natural gas, all liquid product and other storage tanks, liquid product truck loading terminals and any other assets used in connection with, and contracts, permits and other rights in respect of, in each case, the gathering, treating, transporting, handling, filtering, recycling, storing or processing of Hydrocarbons, carbon dioxide and/or water.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Administrative Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit E (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Administrative Agent.
“Mortgaged Property” shall mean, initially, each parcel of real estate and improvements thereto owned by a Credit Party respect to which a Mortgage is required to be granted pursuant to Section 9.10; provided that, for the avoidance of doubt and notwithstanding any provision in any Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Properties (as defined in the applicable Mortgage) within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 be included in the definition of “Mortgaged Property” or “Mortgaged Properties” and no such Building or Manufactured (Mobile) Home is encumbered by any Mortgage.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or an ERISA Affiliate is, or was within any of the preceding six plan years, obligated to contribute.
“New Borrowing Base Notice” shall have the meaning provided in Section 2.14(d).
“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).
“Non-U.S. Lender” shall mean any Lender that is not a U.S. Person.
“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3(a) and substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent (acting reasonably).
“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” shall mean all advances to, and debts, liabilities, obligations of, any Credit Party arising under any Permitted Additional Revenue Bond Document, any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, provided that, (i) when any Hedge Bank assigns or otherwise transfers any interest held by it under any Secured Hedge Agreement to any other Person pursuant to the terms of such agreement, the obligations thereunder shall thereafter continue to constitute Obligations only if such assignee or transferee is also then a Lender or an Affiliate of a Lender, and (ii) if a Hedge Bank ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Hedge Bank shall be included as Obligations only to the extent such obligations arise from such transactions under such Hedge Agreements (and not the Master Agreement between such parties) entered into at or before the time such Hedge Bank was a Lender hereunder or an Affiliate of a Lender hereunder without giving effect to any extension, increases, or modifications thereof, or additional transactions thereunder, which are made after such Hedge Bank ceases to be a Lender hereunder or an Affiliate of a Lender hereunder. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document. Notwithstanding the foregoing, (a) the obligations of the Borrower or any other Credit Party under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be, in each case, secured and unconditionally guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and unconditionally guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedging Obligations under Secured Hedge Agreements, of the holders of Cash Management Obligations under Secured Cash Management Agreements, of the Bond Purchaser or of the Bond Trustee, acting in such capacity, and (c) solely with respect to any Credit Party, Excluded Hedge Obligations of such Credit Party shall in any event be excluded from “Obligations” owing by such Credit Party.
“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property described in clause (a) through clause (f) above (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses), including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Onshore” shall mean Denbury Onshore, LLC, a Delaware limited liability company.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” shall mean any and all present or future stamp, registration, court, documentary, intangible, recording, filing, property or similar Taxes (including interest, fines, penalties, additions to Tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower (including any request by the Borrower under Section 2.12 or Section 13.7).
“Overnight Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” shall have the meaning provided in Section 13.6(c).
“Participant Register” shall have the meaning provided in Section 13.6(c).
“Patriot Act” shall have the meaning provided in Section 13.18.
“Payment” shall have the meaning provided in Section 12.16(a).
“Payment Notice” shall have the meaning provided in Section 12.16(b).
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.
“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with Requirements of Law; (b) if such acquisition involves the acquisition of Stock or Stock Equivalents of a Person, such acquisition shall result in the issuer of such Stock becoming a wholly owned Restricted Subsidiary and, to the extent required by Section 9.10(a), a Guarantor (subject to the time periods set forth therein); (c) such acquisition shall result in the Administrative Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired to the extent required by Section 9.10(a) and (b) (subject to the time periods set forth therein); (d) after giving effect to such acquisition, no Event of Default shall have occurred and be continuing; (e) after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 10.13; and (f) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the Financial Performance Covenants, as such covenants are recomputed as at the last day of the most recently ended Test Period for which Section 9.1 Financials have been delivered as if such acquisition had occurred on the first day of such Test Period.
“Permitted Additional Debt” shall mean unsecured senior or senior subordinated Indebtedness issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled amortization, scheduled principal prepayments, mandatory redemptions or prepayments, or sinking fund obligations prior to the 180th day after the Maturity Date (other than customary offers to purchase or redeem such Indebtedness upon a “change of control”, casualty event or asset sale), (b) which does not have a maturity date prior to the 180th day after the Maturity Date, (c) the terms of which do not contain covenants (other than financial covenants) or events of default, taken as a whole, that are more restrictive or onerous on the Borrower and its Restricted Subsidiaries than the terms of this Agreement as in effect at the time of such issuance or incurrence (as determined in good faith by senior management of the Borrower (unless the Borrower offers to amend this Agreement to incorporate such more restrictive covenants or events of default, as applicable (and executes an amendment giving effect to such terms to the extent agreed to by the Majority Lenders))), (d) the terms of which do not contain financial maintenance covenants which are, individually or in the aggregate, more restrictive or onerous than the financial maintenance covenants contained in this Agreement as in effect at the time of such issuance or incurrence (unless the Borrower offers to amend this Agreement to incorporate such more restrictive financial covenants (and executes an amendment giving effect to such terms to the extent agreed to by the Majority Lenders)), (e) the terms of which do not contain restrictions on the ability of the Borrower or any of its Restricted Subsidiaries to guarantee the Obligations or to repay the Obligations, and (f) for which no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness.
“Permitted Additional Debt Documents” shall mean each credit agreement, loan agreement, promissory note, indenture or other agreement governing any Permitted Additional Debt, all guarantees of Permitted Additional Debt and all other agreements, documents or instruments executed and delivered by any Credit Party in connection with, or pursuant to, the incurrence or issuance of Permitted Additional Debt.
“Permitted Additional Revenue Bond Documents” shall mean, collectively, any Permitted Additional Revenue Bonds, and any loan agreement, promissory note, purchase agreement, indenture and all other agreements, documents and instruments hereafter executed and/or delivered by, between or among any Credit Party, Bond Issuer, Bond Trustee and/or Bond Purchaser pursuant to, and in connection with, any Permitted Additional Revenue Bonds or any Permitted Additional Revenue Bond Transaction, each of which agreements, documents and instruments shall be in form and substance acceptable to Administrative Agent in its sole discretion.
“Permitted Additional Revenue Bond Transaction” shall mean any transaction entered into after the date hereof among Onshore or any other Credit Party with Bond Purchaser, Bond Issuer and Bond Trustee in connection with the issuance and sale by Bond Issuer of its Permitted Additional Revenue Bonds to Bond Purchaser if, with respect thereto, each of the conditions set forth in Section 10.1(u) is met.

“Permitted Additional Revenue Bonds” shall mean, whether one or more, Bond Issuer’s taxable industrial development revenue bonds issued after the date hereof in connection with a Permitted Additional Revenue Bond Transaction.
“Permitted Investments” shall mean:
(a)securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;
(b)securities issued by any state, territory or commonwealth of the United States of America or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);
(c)commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(d)time deposits with, or domestic and certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks;
(e)repurchase agreements with a term of not more than ninety (90) days for underlying securities of the type described in clause (a), clause (b) and clause (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;
(f)marketable short-term money market and similar funds either (i) having assets in excess of $500,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); and
(g)shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clause (a) through clause (f) above.
“Permitted Investors” shall mean Fidelity Management and Research Company, GoldenTree Asset Management LP, Cyrus Capital Partners, LP and Capital Research Management, together with any one or more of the foregoing Persons’ Affiliates (other than any operating portfolio companies thereof).
“Permitted Liens” shall mean the Liens permitted by Section 10.2.
“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (1) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing (including original issue discount) plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, and (2) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(f), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the earlier of (x) the final maturity date of the Refinanced Indebtedness and (y) the date which is one hundred eighty (180) days after the Maturity Date, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, and (3) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(j), the terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums (unless the Borrower offers to amend this Agreement to incorporate such more restrictive terms and conditions (and executes an amendment giving effect to such terms to the extent agreed to by the Majority Lenders))); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.
“Petition Date” shall have the meaning provided in the recitals hereto.
“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Plan” shall mean any single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to (or to which there is or was an obligation to contribute or to make payments to) by the Borrower or an ERISA Affiliate.
“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledge and Security Agreement” shall mean the Pledge and Security Agreement, dated as of the date hereof, entered into by the Borrower, the other pledgors party thereto and the Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit D.
“Prepackaged Plan” shall have the meaning provided in the recitals hereto.
“Pre-Petition Credit Agreement” shall have the meaning provided in the recitals hereto.
“Pre-Petition Lenders” shall have the meaning provided in the recitals hereto.

“Pre-Petition Loans” shall mean the “Loans” under and as defined in the Pre-Petition Credit Agreement made by the Pre-Petition Lenders to the Borrower pursuant to the Pre-Petition Credit Agreement that are outstanding immediately prior to the Closing Date.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by JPMorgan as a general reference rate of interest, taking into account such factors as the JPMorgan may deem appropriate; it being understood that many of JPMorgan’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that JPMorgan may make various commercial or other loans at rates of interest having no relationship to such rate.
“Production Payment” shall mean a production payment obligation (whether volumetric or dollar denominated) of the Borrower or any of its Restricted Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.
“Projected Volume” shall mean the reasonably anticipated production of crude oil, natural gas and natural gas liquids, calculated separately, as such production is projected from the Borrower’s and its Restricted Subsidiaries’ Oil and Gas Properties constituting Proved Reserves, as set forth in the Initial Reserve Report and thereafter the most recent Reserve Report delivered pursuant to the terms of this Agreement.
“Proposed Borrowing Base” shall have the meaning provided in Section 2.14(c)(i).
“Proposed Borrowing Base Notice” shall have the meaning provided in Section 2.14(c)(ii).
“Proved Developed Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”
“Proved Developed Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”
“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves.”
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Indebtedness” shall mean Indebtedness incurred to finance the acquisition, construction, lease, repair, replacement, expansion or improvement of fixed or capital assets, and which Indebtedness is incurred prior to or within two hundred seventy (270) days after the acquisition, construction, lease, repair, replacement, expansion, or improvement of such fixed or capital asset.
“PV-9” shall mean, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the other Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(h).
“QFC” shall have the meaning provided to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning provided in Section 13.24.
“Qualified Acquisition” shall mean an acquisition or a series of related acquisitions in which the consideration paid by the Credit Parties is equal to or greater than 5% of the Borrowing Base then in effect.
“Qualified Disposition” shall mean a Disposition or a series of related Dispositions in which the consideration received by the Credit Parties is equal to or greater than 5% of the Borrowing Base then in effect.
“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) the Letter of Credit Issuer, as applicable.
“Redetermination Date” shall mean, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.14(d). Notwithstanding the foregoing, the Closing Date shall be deemed to be a Redetermination Date.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark, (a) if such Benchmark is the Term SOFR, 5:00 a.m. on the day that is two (2) Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is Daily Simple SOFR, 5:00 a.m. on the day that is two (2) Business Days preceding the date of such setting or (c) if such Benchmark is none of the Term SOFR or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance” shall have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”
“Refinanced Indebtedness” shall have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”
“Register” shall have the meaning provided in Section 13.6(b)(iv).
“Regulation T” shall mean Regulation T of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” shall mean Regulation U of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Reimbursement Date” shall have the meaning provided in Section 3.4(a).
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and members of such Person or such Person’s Affiliates and any

Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Release” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” shall mean (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.
“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.
“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 66-⅔% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated, Non-Defaulting Lenders having or holding at least 66-⅔% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Reserve Report” shall mean (a) the Initial Reserve Report and (b) any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th, as applicable (or such other date in the event of certain Interim Redeterminations), the Proved Reserves and the Proved Developed Reserves attributable to the Borrowing Base Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(h); provided that in connection with any Interim Redetermination of the Borrowing Base pursuant to the last sentence of Section 2.14(b), (i.e., as a result of the Borrower having acquired Oil and Gas Properties with Proved Reserves that are to be Borrowing Base Properties having a PV-9 (calculated at the time of acquisition) in excess of five percent (5.0%) of the Borrowing Base in effect immediately prior to such acquisition), the Borrower shall be required, for purposes of updating the Reserve Report, to set forth such additional Proved Reserves and related information as are the subject of such acquisition.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payments” shall have the meaning provided in Section 10.6.
“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“RFR Borrowing” shall mean, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” shall mean a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions (which as of the Second Amendment Effective Date includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Redetermination” shall have the meaning provided in Section 2.14(b).
“Scheduled Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.14(d).
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Amendment” shall mean that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender, and the Lenders party thereto.
“Second Amendment Effective Date” shall mean May 4, 2022.
“Section 9.1 Financials” shall mean the financial statements delivered or required to be delivered pursuant to Section 9.1(a) or Section 9.1(b), together with the accompanying Authorized Officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).
“Secured Cash Management Agreement” shall mean any Cash Management Agreement by and between any Credit Party and any Cash Management Bank.
“Secured Hedge Agreement” shall mean any Hedge Agreement by and between any Credit Party and any Hedge Bank, including any Hedge Agreement that is in effect on the Closing Date between any Credit Party and any Hedge Bank .
“Secured Parties” shall mean, collectively, the Administrative Agent, the Letter of Credit Issuer, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management

Bank that is a party to any Secured Cash Management Agreement and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Documents.
“Securities Account” shall have the meaning set forth in Article 8 of the UCC.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Documents” shall mean, collectively, (a) the Pledge and Security Agreement, (b) the Mortgages, and (c) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.10 or 9.12 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the Federal Reserve Bank of New York’s Website, currently at https://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Day” shall have the meaning provided in the definition of Daily Simple SOFR.
“Solvent” shall mean that, as of any date of determination, (a) the fair value of the assets of the Borrower and the Restricted Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and the Restricted Subsidiaries on a consolidated basis; (b) the present fair saleable value of the real and personal property of the Borrower and the Restricted Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Restricted Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Restricted Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and the Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Solvency” shall have a correlative meaning.
“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.
“Stock” shall mean any and all shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Subsidiary Guarantor” shall mean each Subsidiary that is a Guarantor.
“Supported QFC” shall have the meaning provided in Section 13.24.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” shall mean the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.
“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Commitment Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans hereunder.
“Swingline Loan” shall have the meaning provided in Section 2.1(b).
“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five (5) Business Days prior to the Maturity Date.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings, fees or other charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Term Benchmark” when used in reference to any Loan or Borrowing refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR.
“Term SOFR” shall mean, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” shall have the meaning provided in the definition of Term SOFR Reference Rate.
“Term SOFR Reference Rate” shall mean, , for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date” shall mean the earlier to occur of (a) the Maturity Date and (b) the date on which the Total Commitment shall have terminated.
“Test Period” shall mean (a) for the fiscal quarters ending on December 31, 2020, March 31, 2021 and June 30, 2021, the period commencing on October 1, 2020 and ending on the last day of such applicable fiscal quarter and (b) for the fiscal quarter ending on September 30, 2021 and for each fiscal quarter thereafter, the period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.
“Total Assets” shall mean, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.
“Total Commitment” shall mean the sum of the Commitments of the Lenders. The Total Commitments as of the Second Amendment Effective Date is $750,000,000.
“Total Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Loans of such Lender then outstanding (including, for the avoidance of doubt, the Total Exposure with respect to any Existing Loans that are deemed refinanced with Loans hereunder), (b) such Lender’s Letter of Credit Exposure at such time with respect to all Letters of Credit (including, for the avoidance of doubt, the Total Exposure with respect to any Existing Letters of Credit that are deemed replaced with Letters of Credit hereunder) and (c) such Lender’s Swingline Exposure at such time.
“Transactions” shall mean, collectively, (a) with respect to the Borrower, the execution, delivery and performance of this Agreement and the other Credit Documents, the borrowing (or deemed borrowing) of Loans (including, for the avoidance of doubt, the Existing Loans), the use of the proceeds thereof, the issuance of Letters of Credit (including, for the avoidance of doubt, the Existing Letters of Credit) hereunder and the grant of Liens by the Borrower on the Collateral pursuant to the Security Documents, (b) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of this Agreement and the other Credit Documents to which it is a party, the guaranteeing of the Obligations by such Guarantor and such Guarantor’s grant of Liens on the Collateral pursuant to the Security Documents and (c) the other transactions contemplated by this Agreement and the Credit Documents.
“Transferee” shall have the meaning provided in Section 13.6(e).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR, the Alternate Base Rate or, if then applicable, the Adjusted Daily Simple SOFR or such other Benchmark Replacement.
“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” shall mean in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under FASB Accounting Standards Codification 715 (“ASC 715”)) under the Plan as of the close of its most recent plan year, determined in accordance with ASC 715 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.
“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).
“Unrestricted Subsidiary” shall mean (a) as of the Closing Date, any Subsidiary of the Borrower that is listed on Schedule 1.1(d), (b) any Subsidiary of the Borrower that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (c) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of (b) and (c), (i) such designation shall be deemed to be an Investment on the date of such designation in the amount of the Fair Market Value of the Borrower’s and Restricted Subsidiaries’ outstanding investments therein, (ii) in the case of clause (c), such designation shall be deemed to be a Disposition of the assets owned by such Restricted Subsidiary on the date of such designation for the purposes of Section 10.4(b) and (iii) no Borrowing Base Deficiency, Default or Event of Default would result from such designation after giving pro forma effect thereto and (d) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” and/or “guarantor” for the purpose of any Permitted Additional Debt or any Permitted Refinancing Indebtedness in respect of any of the foregoing. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (1) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the Financial Performance Covenants, as such covenants are recomputed as at the last day of the most recently ended Test Period for which Section 9.1 Financials have been delivered as if such re-designation had occurred on the first day of such Test Period (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (2) no Default or Event of Default would result from such re-designation.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” shall have the meaning provided in Section 13.24.
“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.4(e)(i)(B)(3).
“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(g)Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(h)Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(i)Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(j)The word “will” shall be construed to have the same meaning as the word “shall”.
(k)The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.3Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be calculated, submitted and/or delivered (or deemed delivered) pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with, the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made giving effect to Financial Accounting Standards Board Accounting Standards Codification 842 with respect to the accounting treatment of capital leases and operating leases thereof, but without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.
1.4Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.
1.6Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Dallas, Texas (daylight or standard, as applicable).
1.7Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.
1.8Currency Equivalents Generally.
(a)For purposes of any determination under Section 9, Section 10 (other than Section 10.11) or Section 11 or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 10.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or payment under Section 10.7 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.8 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Restricted Payment or payment under Section 10.7 may be made at any time under such Sections. For purposes of Section 10.11, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered financial statements pursuant to Section 9.1(a) or Section 9.1(b).
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

1.9Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an “ABR Loan”, “Term Benchmark Loan” or “RFR Loan”).
1.10Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Stock at such time.
1.11Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.18 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 2.Amount and Terms of Credit
2.1Commitments.
(a)(i)    Subject to and upon the terms and conditions herein set forth, each Lender severally, but not jointly, agrees to make Loans denominated in Dollars to the Borrower, which Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Termination Date, (B) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Term Benchmark Loans; provided that all Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof (including any Existing Loans which the reborrowing thereof shall, for the avoidance of doubt, constitute Loans hereunder), (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Total Exposure at such time exceeding such Lender’s Commitment Percentage at such time of the Loan Limit and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the Loan Limit.

(ii)Each Lender may at its option make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan, (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply) and (C) such domestic or foreign branch or Affiliate will be subject to the requirements under Section 5.4(e).
(b)Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(c), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Total Exposure at such time exceeding the Loan Limit then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. Each outstanding Swingline Loan shall be repaid in full on the earlier of (A) fifteen (15) Business Days after such Swingline Loan is initially borrowed and (B) the Swingline Maturity Date. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower, the Administrative Agent or any Lender stating that an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (1) rescission of all such notices from the party or parties originally delivering such notice or (2) the waiver of such Event of Default in accordance with the provisions of Section 13.1.
(c)On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Loans, in which case Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Lender pro rata based on each Lender’s Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing the same from and after such date of purchase.
(d)Existing Loans. On the terms and conditions set forth herein, upon the Closing Date (i) the Pre-Petition Loans held by the Pre-Petition Lenders which are also Lenders hereunder shall be automatically substituted and exchanged for (and repaid by) Loans hereunder on a dollar-for-dollar basis

(and such Pre-Petition Loans shall be deemed refinanced on the Closing Date, and shall constitute and be deemed to be Loans hereunder as of such date) and (ii) the DIP Loans held by the DIP Lenders which are also Lenders hereunder shall be automatically substituted and exchanged for (and repaid by) Loans hereunder on a dollar-for-dollar basis (and such DIP Loans shall be deemed refinanced on the Closing Date, and shall constitute and shall be deemed to be Loans for all purposes hereunder and under the other Credit Documents as of such date) (the loans in clause (i) and clause (ii) collectively, the “Existing Loans”). Without limiting the foregoing, such Existing Loans shall be allocated among the Lenders based on each Lender’s Commitment Percentage. The parties hereto acknowledge and agree that on the Closing Date, any accrued and unpaid interest and fees in respect of the DIP Loans, the Pre-Petition Loans and the Existing Letters of Credit shall be deemed to constitute Obligations.
2.2Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing shall be in a minimum amount of at least $1,000,000 and in a multiple of $100,000 in excess thereof (except for any Borrowing in an aggregate amount that is equal to the entire unused balance of aggregate Commitments) and Swingline Loans shall be in a minimum amount of $100,000 and in a multiple of $10,000 in excess thereof (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(c) and Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than ten (10) Term Benchmark Borrowings or RFR Borrowings under this Agreement.
2.3Notice of Borrowing.
(a)Whenever the Borrower desires to incur Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings or the deemed refinancing of the Existing Loans with Loans hereunder pursuant to Section 2.1(d)), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be initially Term Benchmark Loans, (ii) written notice (or telephonic notice promptly confirmed in writing) prior to 12:00 p.m. on the date of each Borrowing of Loans that are to be ABR Loans and (iii) prior to 12:00 p.m. at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be RFR Loans. Such notice (together with each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(b), a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day), (C) whether the respective Borrowing shall consist of ABR Loans, Term Benchmark Loans or, if applicable, an RFR Loan, and, if Term Benchmark Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration), (D) certifying that, if the principal amount of such Borrowing plus the aggregate amount of Excess Cash of the Borrower and its Restricted Subsidiaries at the time of such Borrowing (but prior to giving effect to such Borrowing) exceeds the Consolidated Cash Balance Threshold, then (x) all or a portion of the proceeds of such Borrowing and/or all or a portion of the Consolidated Cash Balance of the Borrower and its Restricted Subsidiaries will be used for disbursements and expenses occurring on the date of such Borrowing as set forth on an exhibit to such Notice of Borrowing and (y) after giving effect to such disbursements and expenses, the Borrower and its Restricted Subsidiaries will not have any Excess Cash in excess of the Consolidated Cash Balance Threshold and (E) that the conditions set forth in Section 7 are satisfied (and Section 6 in the case of any Borrowing on the Closing Date). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(b)Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 3:00 p.m. on the date of such Borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.
(c)Mandatory Borrowings shall be made upon the notice specified in Section 2.1(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.
(d)Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).
(e)Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.
2.4Disbursement of Funds.
(a)No later than 1:00 p.m. on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds shall be made available by 10:00 a.m. or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions; provided further that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:30 p.m. on the date requested.
(b)Subject to and upon the terms and conditions herein set forth, each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing or wiring to an account as designated by the Borrower in the Notice of Borrowing to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the NYFRB Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.
(c)Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
2.5Repayment of Loans; Evidence of Debt.
(a)The Borrower hereby promises to pay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the earlier of (A) fifteen (15) Business Days after such Swingline Loan is initially borrowed and (B) the Swingline Maturity Date, the then outstanding Swingline Loans, and (ii) on the Maturity Date, the then outstanding principal amount of all other Loans.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.
(c)The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)The entries made in the Register and accounts and subaccounts maintained pursuant to Section 2.5(b) and Section 2.5(c) shall, to the extent permitted by applicable Requirements of Law, be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit G hereto. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
2.6Conversions and Continuations.
(a)Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $1,000,000 (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any Term Benchmark Loans as Term Benchmark Loans for an additional Interest Period; provided that (A) no partial conversion of Term Benchmark Loans shall reduce the outstanding principal amount of Term Benchmark Loans made pursuant to a single Borrowing to less than $1,000,000, (B) ABR Loans may not be converted into Term Benchmark Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversion, (C) Term Benchmark Loans may not be continued as Term Benchmark Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to (1) 1:00 p.m. at least three (3) Business Days’, in the case of a continuation of or conversion to Term Benchmark Loans, (2) 12:00 p.m. on the date of conversion, in the case of a conversion into ABR Loans, or (3) 12:00 p.m. at least three (3) Business Days’, in the case of a continuation or conversion to RFR Loans, in each case, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as Term Benchmark Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)If any Event of Default is in existence at the time of any proposed continuation of any Term Benchmark Loans and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, such Term Benchmark Loan shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Term Benchmark Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of Term Benchmark Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.
(c)Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Loans (other than Swingline Loans) subject to an interest rate Hedge Agreement as Term Benchmark Loans for each Interest Period until the expiration of the term of such applicable Hedge Agreement; provided that any Notice of Conversion or Continuation delivered pursuant to this Section 2.6(c) shall include a schedule attaching the trade confirmation with respect to the relevant interest rate Hedge Agreement.
2.7Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) subject to Section 2.15, the failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.
2.8Interest.
(a)The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the Alternate Base Rate, in each case, in effect from time to time.

(b)The unpaid principal amount of each Term Benchmark Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant Adjusted Term SOFR, in each case, in effect from time to time. The unpaid principal amount of each RFR Loan (if applicable) shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant Adjusted Daily Simple SOFR, in each case, in effect from time to time.
(c)Notwithstanding the foregoing, if all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at stated maturity, by acceleration, including as a result of the occurrence of an Event of Default of the type specified in Section 11.5, or otherwise), such overdue amount shall bear interest at a rate per annum that is (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus two percent (2.0%) or (B) in the case of any overdue interest, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus two percent (2.0%) from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment) (in each case, the “Default Rate”).
(d)Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable in respect of each Loan, (A) quarterly in arrears on the Interest Payment Date, (B) on any prepayment (on the amount prepaid), and (C) after maturity, on demand.
(e)All computations of interest hereunder shall be made in accordance with Section 5.5.
(f)The Administrative Agent, upon determining the interest rate for any Borrowing of Term Benchmark Loans or RFR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
2.9Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Term Benchmark Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall be equal to the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no tenor that has been removed from this Section 2.9 pursuant to Section 2.18(e) shall be available for specification in such Notice of Borrowing or Notice of Conversion or Continuation and (d) the Borrower shall not be entitled to elect any Interest Period in respect of any Term Benchmark Loan if such Interest Period would extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

2.10Increased Costs, Illegality, Etc.
(a)In the event that any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i)that, due to a Change in Law occurring at any time on or after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Credit Document, any Loan made by it, Letters of Credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (C) impose on any Lender or the applicable offshore interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender, which results in (x) an increase in the cost to such Lender of making, converting into, continuing or maintaining Loans or participating in Letters of Credit (in each case hereunder) by an amount which such Lender in its sole discretion deems material or (y) a reduction in the amounts received or receivable by such Lender hereunder with respect to the foregoing; or
(ii)notwithstanding any other provision of this Agreement, at any time that the making or continuance of any Term Benchmark Loan or RFR Loan (if applicable) has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);
then, and in any such event, such Lenders shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen (15) days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.10(b), as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.
(b)At any time that any Term Benchmark Loan or RFR Loan (if applicable) is affected by the circumstances described in Section 2.10(a)(i) or Section 2.10(a)(ii), the Borrower may (and in the case of a Term Benchmark Loan or RFR Loan (if applicable) affected pursuant to Section 2.10(a)(ii) shall) either (i) if the affected Term Benchmark Loan or RFR Loan (if applicable) is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(i) or Section 2.10(a)(ii) or (ii) if the affected Term Benchmark Loan or RFR Loan (if applicable) is then outstanding, upon at least three (3) Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Term Benchmark Loan or RFR Loan (if applicable) into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c)If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such

Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than fifteen (15) days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date (except as otherwise set forth in the definition of Change in Law). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.
2.11Break Funding Payments. With respect to Loans that are not RFR Loans, if (a) any payment of principal of any Term Benchmark Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term Benchmark Loan as a result of a payment or conversion pursuant to Section 2.5, Section 2.6, Section 2.10, Section 5.1, Section 5.2 or Section 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, ii) any Borrowing of Term Benchmark Loans is not made on the date specified in a Notice of Borrowing, iii) any ABR Loan is not converted into a Term Benchmark Loan on the date specified in a Notice of Conversion or Continuation, iv) any Term Benchmark Loan is not continued as a Term Benchmark Loan on the date specified in a Notice of Conversion or Continuation or v) any prepayment of principal of any Term Benchmark Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or Section 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender which request shall set forth in reasonable detail the basis for requesting such amount, pay to the Administrative Agent (within fifteen (15) days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Term Benchmark Loan. With respect to RFR Loans, in the event of (x) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans) or (y) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

2.12Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(i), Section 2.10(a)(ii), Section 2.10(c), Section 3.5 or Section 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, Section 3.5 or Section 5.4.
2.13Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, Section 2.11 or Section 3.5 is given by any Lender more than one hundred eighty (180) days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, Tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, Section 2.11 or Section 3.5 as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.14Borrowing Base.
(a)Initial Borrowing Base. For the period from and including the Closing Date to but excluding the first date the Borrowing Base is adjusted pursuant to this Agreement, the amount of the Borrowing Base shall be $575,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.14(b), Section 2.14(e), Section 2.14(f), Section 2.14(g) and Section 9.14(c).
(b)Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.14 (a “Scheduled Redetermination”), and, subject to Section 2.14(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Lenders on May 1st and November 1st of each year (or, in each case, such date reasonably practicable thereafter), commencing on the First Scheduled Redetermination Date. In addition, (i) the Borrower may at any time (including prior to the First Scheduled Redetermination Date), by notifying the Administrative Agent thereof, not more than once between Scheduled Redeterminations (or between the Closing Date and the First Scheduled Redetermination Date), and (ii) the Administrative Agent, may at any time (including prior to the First Scheduled Redetermination Date), at the direction of the Required Lenders, by notifying the Borrower thereof, not more than once between Scheduled Redeterminations (or between the Closing Date and the First Scheduled Redetermination Date), in each case elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (or between the Closing Date and the First Scheduled Redetermination Date) (each, an “Interim Redetermination”) in accordance with this Section 2.14. In addition to, and not including and/or limited by the Interim Redeterminations allowed above, the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Interim Redeterminations of the Borrowing Base in the event any Credit Party acquires (in one or more transactions) Oil and Gas Properties with Proved Reserves which are to be Borrowing Base Properties having a PV-9 (calculated at the time of acquisition) in excess of five percent (5.0%) of the Borrowing Base in effect immediately prior to such acquisition. In addition, the Borrowing Base shall be redetermined or adjusted from time to time pursuant to Section 2.14(e), Section 2.14(f), Section 2.14(g) and Section 9.14(c).
(c)Scheduled and Interim Redetermination Procedure.
(i)Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report, and/or (B) such other reports, data and supplemental information, as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report and such other reports, data and supplemental information to the extent reasonably requested by the Required Lenders being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Borrowing Base Properties as described in the Engineering Reports and the existence of any Hedge Agreements or any other Indebtedness) as the Administrative Agent deems appropriate in good faith in accordance with its usual and customary oil and gas lending criteria as it exists at the particular time for such purpose with respect to similar oil and gas reserve-based credits for similarly situated borrowers. In no event shall the Proposed Borrowing Base exceed the Maximum Aggregate Amount.
(ii)The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”) after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.14(c)(i).
(iii)Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by each of the Lenders (other than any Defaulting Lender, unless such Defaulting Lender’s Commitment is increasing as a result of such increase) in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as it exists at the particular time for such purpose with respect to similar oil and gas reserve-based credits for similarly situated borrowers as provided in this Section 2.14(c)(iii) and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by Lenders constituting at least the Required Lenders in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as it exists at the particular time for such purpose with respect to similar oil and gas reserve-based credits for similarly situated borrowers as provided in this Section 2.14(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, in the case of any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, at the end of such 15-day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, in the case of any Proposed Borrowing Base that would increase the Borrowing Base then in effect, at the end of such 15-day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be disapproval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders (other than any Defaulting Lender, unless such Defaulting Lender’s Commitment is increasing as a result of such increase), in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.14(d). If, however, at the end of such 15-day period, all of the Lenders (other than any Defaulting Lender, unless such Defaulting Lender’s Commitment is increasing as a result of such increase), in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have not approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders and (y) in the case of an increase, all of the Lenders (other than any Defaulting Lender, unless such Defaulting Lender’s Commitment is increasing as a result of such increase), as applicable, and subject to the restrictions in Section 13.1 on increasing any Lender’s Commitment, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.14(d). It is expressly understood that the Administrative Agent and Lenders have no obligation to designate the Borrowing Base at any particular amount, except in the exercise of their discretion, whether in relation to the Total Commitment, the Maximum Aggregate Amount or otherwise.
(d)Effectiveness of a Redetermined Borrowing Base. Subject to Section 2.14(g), after a redetermined Borrowing Base is approved by all of the Lenders or approved or deemed to have been approved by the Required Lenders, as applicable, pursuant to Section 2.14(c)(iii), the Administrative Agent shall promptly thereafter notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Lenders:
(i)in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.13(a) and Section 9.13(c) in a timely and complete manner, on May 1st or November 1st (or, in each case, such date promptly thereafter as reasonably practicable), commencing on the First Scheduled Redetermination Date, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.13(a) and Section 9.13(c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and
(ii)in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.
Subject to Section 2.14(f) and Section 2.14(g), such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.14(e), Section 2.14(f), Section 2.14(g) or Section 9.14(c), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.
(e)Redetermination of Borrowing Base Upon Asset Dispositions or Termination of Hedge Positions. If (i) (1) the Borrower or one of the other Credit Parties Disposes of Borrowing Base Properties or Disposes of any Stock or Stock Equivalents in any Credit Party owning Borrowing Base Properties, in each case to a Person that is not a Credit Party or, subject to Section 9.10, a Restricted Subsidiary or (2) there occurs any unwind, termination or creation of any off-setting positions in respect of any commodity hedge positions (whether evidenced by a floor, put or Hedge Agreement) of any Credit Party, and (ii) the sum of (1) in the case of clause (i)(1) the aggregate PV-9 (calculated at the time of such Disposition) of all such Borrowing Base Properties Disposed of, and (2) in the case of clause (i)(2), the Hedge PV (calculated at the time of any such unwind, termination or creation of off-setting positions) of such unwound, terminated and/or offsetting commodity hedge positions, in each case, since the later of (A) the most recent Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(e), collectively and subject to the immediately subsequent paragraph, exceeds five percent (5.0%) of the then-effective Borrowing Base, then the Borrowing Base shall be redetermined upon any such Disposition or settlement of any such unwind, termination or off-set, as the case may be, by decreasing the then-effective Borrowing Base by the aggregate Borrowing Base Value, if any, attributable to such Disposed of Borrowing Base Properties and commodity hedge positions subject to all such unwinds, terminations or off-sets and the Borrower shall make any mandatory prepayments required under Section 5.2(b)(ii) as a result of any such redetermination. Upon any such redetermination of the Borrowing Base, the Administrative Agent shall promptly deliver notice thereof to the Borrower and the Lenders.
For the purposes of this Section 2.14(e), the parties hereby agree that the Borrowing Base Value shall be determined by the Administrative Agent and approved by the Required Lenders (with such Borrowing Base Value being determined after giving effect to (x) in the case of any Dispositions of Borrowing Base Properties, any acquisitions of Oil and Gas Properties by the Borrower or any other Credit Party since the last Redetermination Date or adjustment of the Borrowing Base made pursuant to this Section 2.14(e) and in respect of which the Borrower has delivered a Reserve Report and other Engineering Reports reasonably satisfactory to the Administrative Agent and (y) in the case of any such unwind, termination or off-set in respect of any commodity hedge positions (whether evidenced by a floor, put or Hedge Agreement), after giving effect to any commodity hedge positions (whether evidenced by a floor, put or Hedge Agreement) executed (A) contemporaneously with the taking of such actions or (B) since the last Redetermination Date or adjustment of the Borrowing Base made pursuant to this Section 2.14(e)).
(f)Reduction of Borrowing Base Upon Issuance of Permitted Additional Debt. In addition to the other redeterminations of the Borrowing Base provided for herein, and notwithstanding anything to the contrary set forth herein, upon any incurrence or issuance of any Permitted Additional Debt, the Borrowing Base then in effect shall automatically be decreased by an amount equal to twenty-five percent (25%) of the aggregate stated principal amount of such Permitted Additional Debt incurred or issued at such time, and the Borrower shall make any mandatory prepayments required under Section 5.2(b)(ii) as a result of such reduction. Such decrease in the Borrowing Base shall occur automatically upon the incurrence or issuance of such Permitted Additional Debt on the date of incurrence or issuance, without any vote of the Lenders or action by the Administrative Agent and shall be effective on such date until the next redetermination or other adjustment of the Borrowing Base pursuant to this Agreement; provided, that, no such reduction of the Borrowing Base shall occur with respect to any Permitted Refinancing Indebtedness incurred or issued to substantially simultaneously refinance or replace any then existing Permitted Additional Debt (up to the principal amount of such refinanced or replaced Permitted Additional Debt plus any unpaid interest and premium thereon and any amount necessary to pay any fees and expenses (including original issue discount and upfront fees) incurred in connection with such Refinancing). Upon any such reduction in the Borrowing Base, the Administrative Agent shall promptly deliver notice thereof to the Borrower and the Lenders.
(g)Borrower’s Right to Elect Reduced Borrowing Base. Within three (3) Business Days of its receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of such New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date, that the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon such specified lesser amount will become the new Borrowing Base. The Borrower’s notice under this Section 2.14(g) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.
(h)Administrative Agent Data. The Administrative Agent hereby agrees to provide, promptly, and in any event within three (3) Business Days, following its receipt of a request by the Borrower, an updated Bank Price Deck. In addition, the Administrative Agent and the Lenders agree, upon request and at times and locations convenient to all relevant parties, to meet with the Borrower to discuss their evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.
2.15Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);
(b)The Commitment and Total Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1) and any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender; provided that any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 (other than Section 13.1(b)(ix)) or requiring the consent of each affected Lender pursuant to Section 13.1(b)(i), shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment);
(c)If any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such Swingline Exposure and Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Total Exposure may not in any event exceed the Commitment Percentage of the Loan Limit of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Swingline Exposure or Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.15(c)(i) or otherwise, the Borrower shall within two (2) Business Days following notice by the Administrative Agent or the Letter of Credit Issuer (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the Letter of Credit Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to Section 2.15(c)(i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.15(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.15(c), then the Letter of Credit Fees payable for the account of the Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages after giving effect to such reallocation and the Borrower shall not be required to pay any Swingline or Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.15(c), then, without prejudice to any rights or remedies of the Letter of Credit Issuer or any Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Letter of Credit Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;
(d)So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Letter of Credit Issuer will not be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner reasonably satisfactory to the Letter of Credit Issuer, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.15(c) (and Defaulting Lenders shall not participate therein);

(e)If the Borrower, the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.15(c) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender; and
(f)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Letter of Credit Issuer and the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Letter of Credit Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant Non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.15(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.8 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
2.16Increase of Total Commitment.
(a)Subject to the conditions set forth in Section 2.16(b), the Borrower may, from time to time (including in connection with any redetermination of the Borrowing Base), increase the Total Commitment then in effect (any such increase an “Incremental Increase”) by increasing the Commitment of one or more Lenders (each, an “Increasing Lender”) and/or, with the consent of the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer (in each case, such consent not to be unreasonably withheld or delayed), by causing one or more Persons that at such time are not Lenders to become Lenders (each, an “Additional Lender”). Notwithstanding the foregoing, in no case shall an Additional Lender be a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, an Industry Competitor, the Borrower or any Subsidiary of the Borrower.

(b)Any increase in the Total Commitment shall be subject to the following additional conditions:
(i)such increase shall not be less than $25,000,000 (and increments of $1,000,000 above that minimum) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Total Commitment would exceed the lesser of the Borrowing Base then in effect (which may, subject to and in accordance with Section 2.14(b), be redetermined at the Borrower’s option in connection with any Incremental Increase) and the Maximum Aggregate Amount;
(ii)no Event of Default shall have occurred and be continuing after giving effect to such increase;
(iii)no Lender’s Commitment may be increased without the consent of such Lender;
(iv)the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer shall have been given notice of the increase in Commitments;
(v)the maturity date of such increase shall be the same as the Maturity Date;
(vi)the Borrower shall have paid to the Administrative Agent, for payment to any Increasing Lender or Additional Lender, as applicable, any fees payable in the amounts and at the times separately agreed upon among the Borrower, the Administrative Agent and each such Lender or Lenders; and
(vii)the increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Incremental Increase) (provided that the Applicable Margin of this Agreement and the Commitments and the extensions of credit made hereunder may be increased to be consistent with that for such Incremental Increases).
(c)Each Increasing Lender or Additional Lender shall execute and deliver to the Borrower, the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer customary documentation (any such documentation, an “Incremental Agreement”) implementing any Incremental Increase. Upon receipt by the Administrative Agent of one or more executed Incremental Agreements increasing the Commitments of Lenders and/or adding Commitments from Additional Lenders as provided in this Section 2.16, (i) the Total Commitment shall be increased automatically on the effective date set forth in such Incremental Agreements by the aggregate amount indicated in such Incremental Agreements without further action by the Borrower, the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer or any Lender, (ii) Schedule 1.1(a) and the Register shall each be amended to add such Additional Lender’s Commitment or to reflect the increase in the Commitment of an Increasing Lender, and the Commitment Percentages of the Lenders shall be adjusted accordingly to reflect the Incremental Increase of each Additional Lender and/or each Increasing Lender, (iii) the Administrative Agent shall distribute to the Borrower, the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer and each Lender the revised Schedule 1.1(a), (iv) any such Additional Lender shall be deemed to be a party in all respects to this Agreement and any other Credit Documents to which the Lenders are a party, and (v) upon the effective date set forth in such Incremental Agreement, any such Lender party to the Incremental Agreement shall purchase a pro rata portion of the outstanding Loans (including participations in L/C Obligations or Swingline Loans) of each of the current Lenders such that each Lender (including any Additional Lender, if applicable) shall hold its respective Commitment Percentage of the outstanding Loans (and participation interests in participations in L/C Obligations or Swingline Loans) as reflected in the revised Schedule 1.1(a) required by this Section 2.16. In connection with the effectiveness of any Incremental Agreement, the

Borrower shall pay to the Administrative Agent any applicable breakage costs associated with reallocations as and when due pursuant to Section 2.11.

2.17Revenue Bonds. Subject to the Borrower’s delivery of a Notice of Borrowing under Section 2.3(a) and the terms and conditions set forth in this Agreement, in connection with the issuance of any Permitted Additional Revenue Bonds after the Closing Date in accordance with Section 10.1(u), under any such Permitted Additional Revenue Bonds, the Bond Purchaser shall be deemed to have sold to each other Lender, and each other Lender shall be deemed to have unconditionally and irrevocably purchased from Bond Purchaser, a non-recourse participation in any such Permitted Additional Revenue Bonds, as the case may be, equal to such Lender’s Commitment Percentage of any purchase by Bond Purchaser under any such Permitted Additional Revenue Bonds, as the case may be. Notwithstanding anything to the contrary contained in the Credit Documents or Permitted Additional Revenue Bond Documents, any borrowing by Borrower or any other Credit Party, as applicable, under any loan agreement hereafter entered into in connection with any Permitted Additional Revenue Bond Transaction, or on any promissory note hereafter executed in connection with any Permitted Additional Revenue Bond Transaction shall also be deemed to be and considered as, without duplication, a Borrowing of a Loan hereunder (the outstanding principal of which shall be and be deemed to be included in the Total Exposure for all purposes hereunder).
2.18Alternate Rate of Interest.
(a)Subject to Section 2.10, Section 2.18(b), Section 2.18(c), Section 2.18(d), Section 2.18(e) and Section 2.18(f), if:
(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or the Term SOFR (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR for an RFR Loan; or
(ii)the Administrative Agent is advised in writing by the Majority Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy, electronic mail or other means for notice as provided in Section 13.2 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion or Continuation or a new Notice of Borrowing, (A) any Notice of Conversion or Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be a Notice of Conversion or Continuation or a Notice of Borrowing, as applicable, for (1) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 2.18(a)(i) or Section 2.18(a)(ii) above or (2) an ABR Borrowing if Adjusted Daily Simple SOFR also is the subject of Section 2.18(a)(i) or Section 2.18(a)(ii) above and (B) any Notice of Borrowing that requests an RFR Borrowing, as applicable, shall instead be deemed to be a Notice of Borrowing for an ABR Borrowing.

Furthermore, if any Term Benchmark Loan or RFR Loan (as applicable) is outstanding on the date of the Borrower’s receipt of notice from the Administrative Agent referred to in this Section 2.18 with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion or Continuation or a new Notice of Borrowing, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (1) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 2.18(a)(i) or Section 2.18(a)(ii) above or (2) an ABR Loan if Adjusted Daily Simple SOFR also is the subject of Section 2.18(a)(i) or Section 2.18(a)(ii) above, on such day and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
(b)Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Credit Document in respect of any Benchmark setting at or after 4:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent (after consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.18.
(e)Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is (or will be) no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is (or will be) no longer representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (i) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (ii) an ABR Borrowing if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.18, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (1) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
SECTION 3.Letters of Credit
3.1Letters of Credit.
(a)Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 3, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and the Credit Parties, a standby letter of credit or standby letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form and with such Issuer Documents as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided that, if requested by the Letter of Credit Issuer, the Borrower shall be a co-applicant of, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Credit Party (other than the Borrower). Notwithstanding anything to the contrary in the foregoing, the Existing Letters of Credit shall be deemed to have been issued hereunder as “Letters of Credit”.
(b)Notwithstanding the foregoing, (i) no Letter of Credit shall be issued if the Stated Amount, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued if the Stated Amount would cause the aggregate amount of all Lenders’ Total Exposures at such time to exceed the Loan Limit then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than the earlier of (A) 12 months (or 18 months in the case of any Letters of Credit issued in favor of the Railroad Commission of Texas, as beneficiary) after the date of issuance or such longer period of time as may be agreed by the Letter of Credit Issuer and (B) the L/C Maturity Date, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer or as provided under Section 3.2(b); provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to 12 months (or 18 months in the case of any Letters of Credit issued in favor of the Railroad Commission of Texas, as beneficiary) or such longer period of time as may be agreed by the Letter of Credit Issuer, subject to the provisions of Section 3.2(b); provided, further, that in no event shall such expiration date occur later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer to Cash Collateralize (or backstop or replace) such Letter of Credit have been made (provided, however, that no Lenders shall be obligated to fund participations in respect of any Letter of Credit after the Maturity Date), (iv) each Letter of Credit shall be denominated in Dollars, (v) no Letter of Credit shall be issued if it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor and (vi) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or Event of Default is no longer continuing.

(c)Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.
3.2Letter of Credit Requests.
(a)Whenever the Borrower desires that a Letter of Credit be issued for its account (other than in respect of the deemed issuance and replacement of the Existing Letters of Credit with Letters of Credit hereunder pursuant to Section 3.1(a)), the Borrower shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. at least two (2) Business Days (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) prior to the proposed date of issuance. Each Letter of Credit Request shall specify, among other things, (i) the aggregate Stated Amount of such Letter of credit to be issued, (ii) the proposed date of issuance (which shall be a Business Day), (iii) the name and address of the beneficiary, (iv) the expiration date of the Letter of Credit and (v) that the conditions set forth in Section 7 are satisfied (and Section 6 in the case of any issuance of a Letter of Credit on the Closing Date) (other than in respect of the deemed issuance and replacement of the Existing Letters of Credit with Letters of Credit hereunder pursuant to Section 3.1(a)). The Letter of Credit Issuer shall not issue any Letters of Credit unless the Letter of Credit Issuer shall have received notice from the Administrative Agent that the conditions to such issuance have been met, which notice shall be deemed given (A) if the Letter of Credit Issuer has not received notice from the Administrative Agent that the conditions to such issuance have been met within two (2) Business Days after the date of the applicable Letter of Credit Request or (B) if the aggregate amount of Letters of Credit Outstanding issued by the Letter of Credit Issuer then outstanding does not exceed the amount theretofore agreed to by the Borrower, the Administrative Agent and the Letter of Credit Issuer, and the Administrative Agent has not otherwise notified the Letter of Credit Issuer that it may no longer rely on clause (A).

(b)If the Borrower so requests in any applicable Letter of Credit Request, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each 12-month or 18-month period, as applicable (commencing with the date of issuance of such Letter of Credit), by giving prior notice to the beneficiary thereof (the “Non-Extension Notice Date”) not later than a day in each such 12-month or 18-month period, as applicable, to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the Letter of Credit Issuer to Cash Collateralize (or satisfactory to the Letter of Credit Issuer in its sole discretion to otherwise backstop) such Letter of Credit have been made (but no Lenders shall be obligated to fund participations in respect of any Letter of Credit after the Maturity Date); provided, however, that the Letter of Credit Issuer shall not permit any such extension if (i) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.
(c)The Letter of Credit Issuer (other than the Administrative Agent or any of its Affiliates) shall, at least once each week, provide the Administrative Agent with a list of all Letters of Credit issued by it that are outstanding at such time; provided that, upon written request from the Administrative Agent, the Letter of Credit Issuer shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by the Letter of Credit Issuer.
(d)The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).
3.3Letter of Credit Participations.
(a)Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.
(b)In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) the Letter of Credit Issuer has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.
(c)In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit Issuer pursuant to Section 3.4(a), or if any reimbursement payment is required to be refunded to the Borrower, the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction). Each L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Commitment Percentage of the amount of such payment no later than 1:00 p.m. on the first Business Day after the date notified by the Letter of Credit Issuer in immediately available funds. If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the NYFRB Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Commitment Percentage of any such payment.
(d)Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the NYFRB Rate.
(e)The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:
(i)any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);
(iii)any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or
(v)the occurrence of any Default or Event of Default;
provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of the Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction).
3.4Agreement to Repay Letter of Credit Drawings.
(a)The Borrower hereby agrees to reimburse the Letter of Credit Issuer by making payment in Dollars to the Administrative Agent for the account of the Letter of Credit Issuer in immediately available funds, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within one Business Day of the date of such payment or disbursement if the Borrower receives notice from the Letter of Credit Issuer of such payment or disbursement prior to 11:00 a.m. on such next succeeding Business Day (from the date of such payment or disbursement) or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, on such Business Day (the “Reimbursement Date”)), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (A) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 11:00 a.m. on the Reimbursement Date that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Loans (which shall be ABR Loans) on the Reimbursement Date in an amount equal to the amount at such drawing, and (B) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Loan to the Borrower in the manner deemed to have been requested in the amount of its Commitment Percentage of the applicable Unpaid Drawing by 12:00 p.m. noon on such Reimbursement Date by making the amount of such Loan available to the Administrative Agent. Such Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the limits of Section 2.2 and without regard to the satisfaction of the conditions set forth in Section 7. The Administrative Agent shall use the proceeds of such Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the Maturity Date, the full amount of the Letters of Credit

Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not been paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.

(b)The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of the Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction).
3.5Increased Costs. If, after the Closing Date, the adoption of any Change in Law shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions, costs or expenses affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than (i) Indemnified Taxes or (ii) Excluded Taxes) in respect of Letters of Credit, L/C Participations therein or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, promptly (and in any event no later than fifteen (15) days) after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Requirement of Law as in effect on the Closing Date (except as otherwise set forth in the definition of Change in Law). A certificate submitted to the Borrower by the Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6New or Successor Letter of Credit Issuer.
(a)The Letter of Credit Issuer may resign as the Letter of Credit Issuer upon thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace the Letter of Credit Issuer for any reason upon written notice to the Letter of Credit Issuer and the Administrative Agent and may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Letter of Credit Issuer, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of the Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as the Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of the Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement until the occurrence of events specified in clause (i) or (ii) below, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer shall be replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, shall issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a Stated Amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was the Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by the Letter of Credit Issuer.
(b)To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.
3.7Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted in the absence of gross negligence, willful misconduct or bad faith or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to special, indirect, consequential, exemplary or punitive, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct, gross negligence or bad faith (as determined in a final and non-appealable judgment by a court of competent jurisdiction) or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
3.8Cash Collateral.
(a)Upon the request of the Majority Lenders if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.
(b)If any Event of Default shall occur and be continuing, the Administrative Agent and/or the Required Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Administrative Agent nor the Required Lenders shall be required.
(c)For purposes of this Agreement, “Cash Collateralize” and “Cash Collateral” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 103% of the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders). Derivatives of such terms have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, but under the “control” (as defined in Section 9-104 of the UCC) of the Administrative Agent.

(d)If the Borrower is required to Cash Collateralize hereunder in connection with any prepayment pursuant to Section 5.2, then such Cash Collateral will be returned to the Borrower promptly after the Borrowing Base Deficiency ceases to exist
3.9Applicability of ISP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the Letter of Credit Issuer shall not be responsible to Borrower for, and the Letter of Credit Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of the Letter of Credit Issuer with respect to the Letter of Credit Issuer’s obligations under a Letter of Credit expressly required under any law, order, or practice that is expressly required to be applied to such Letter of Credit, including pursuant to a Requirement of Law or any order of a Governmental Authority of a jurisdiction where the Letter of Credit Issuer or the beneficiary of such Letter of Credit is located, the practice stated in the ISP or, unless expressly provided otherwise by the terms of such Letter of Credit, in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice applicable to letters of credit of the same type as such Letter of Credit, whether or not any Letter of Credit chooses such law or practice.
3.10Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
3.11Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
SECTION 4.Fees; Commitments.
4.1Fees.
(a)The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Commitment Percentages of the Lenders), a commitment fee (the “Commitment Fee”) for each day from the Closing Date until but excluding the Termination Date. Each Commitment Fee shall be payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (ii) on the Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment (assuming for this purpose that there is no reference to “Swingline Exposure” in the definition of Total Exposure) in effect on such day.
(b)The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit until the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for Term Benchmark Loans (or for any date of determination prior to the Second Amendment Effective Date, “LIBOR Loans” (under and as defined in this Agreement prior to giving effect to the Second Amendment)) on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable (i) quarterly in arrears on the last Business Day of each

March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).
(c)The Borrower agrees to pay to the Letter of Credit Issuer, for its own account, a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount a may be agreed in a separate writing between the Borrower and the Letter of Credit Issuer) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such Fronting Fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).
(d)The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.
(e)The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.
4.2Voluntary Reduction of Commitments.
(a)Upon at least two (2) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, to permanently terminate or reduce the Commitments, as determined by the Borrower, in whole or in part; provided that (i) any such termination or reduction shall apply ratably to reduce each Lender’s Commitment, (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $500,000 and in an integral multiple of $100,000 in excess thereof and (iii) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of all Lenders’ Total Exposures shall not exceed the Loan Limit.
(b)The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(f) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender or any Lender may have against such Defaulting Lender.
4.3Mandatory Termination or Reduction of Commitments.
(a)The Total Commitment shall terminate at 5:00 p.m. on the Termination Date.
(b)The Swingline Commitment shall terminate at 5:00 p.m. on the earlier of (x) the Swingline Maturity Date and (y) the Termination Date.

(c)If any reduction in the Borrowing Base would result in the Borrowing Base being less than the Total Commitment, the Total Commitment shall be automatically and permanently (but subject to Section 2.16) reduced, without premium or penalty, contemporaneously with such reduction in the Borrowing Base so that the Total Commitment equals the Borrowing Base as reduced or determined; provided that any such reduction shall apply ratably to reduce each Lender’s Commitment. Concurrently with, and effective on, the Redetermination Date applicable to such Borrowing Base reduction or determination, (i) Schedule 1.1(a) and the Register shall each be amended to reflect the decrease in the Total Commitment and the Commitment of each Lender and (ii) the Administrative Agent shall promptly distribute to the Borrower, the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer and each Lender the revised Schedule 1.1(a).
SECTION 5.Payments
5.1Voluntary Prepayments. The Borrower shall have the right to prepay Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions:
(a)the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Term Benchmark Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (i) in the case of Term Benchmark Loans, three (3) Business Days prior to such payment, (ii) in the case of ABR Loans on the date of such prepayment and (iii) in the case of RFR Loans, five (5) Business Days prior to such payment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;
(b)each partial prepayment of (i) Term Benchmark Loans or RFR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof or a lesser amount to the extent such lesser amount represents the entire aggregate outstanding Term Benchmark Loans or RFR Loans, as applicable, at such time, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof or a lesser amount to the extent such lesser amount represents the entire aggregate outstanding ABR Loans at such time; provided that no partial prepayment of Term Benchmark Loans made pursuant to a single Borrowing shall reduce the outstanding Term Benchmark Loans made pursuant to such Borrowing to an amount less than $1,000,000 for such Term Benchmark Loans; and
(c)any prepayment of Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.
Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid. Prepayments made pursuant to this Section 5.1 shall be applied in the manner set forth in Section 2.15(f) for so long as any Lender is a Defaulting Lender.
Notwithstanding anything to the contrary contained in this Agreement, any such notice of prepayment pursuant to this Section 5.1 may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided that any notice of prepayment made pursuant to this Section 5.1 shall be subject to any applicable breakage costs described in Section 2.11 incurred as a result of such prepayment.

5.2Mandatory Prepayments.
(a)Repayment following Optional Reduction of Commitments. If, after giving effect to any termination or reduction of the Commitments pursuant to Section 4.2(a), the aggregate Total Exposures of all Lenders exceeds the Loan Limit (as reduced), then the Borrower shall on the same Business Day (i) prepay the Swingline Loans and, after all Swingline Loans have been paid in full, the remaining Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Letter of Credit Issuer and the L/C Participants an amount in cash equal to such excess to be held as cash collateral as provided in Section 3.8.
(b)Repayment of Loans Following Redetermination or Adjustment of Borrowing Base.
(i)Upon any redetermination of the Borrowing Base in accordance with Section 2.14(b) or Section 9.14(c), if the aggregate Total Exposures of all Lenders exceeds the redetermined Borrowing Base, then the Borrower shall, within ten (10) Business Days after its receipt of a New Borrowing Base Notice indicating such Borrowing Base Deficiency, inform the Administrative Agent of the Borrower’s election to: (A) within thirty (30) days following such election prepay the Loans in an aggregate principal amount equal to such excess, (B) prepay the Loans in six equal monthly installments, commencing on the 30th day following receipt of the New Borrowing Base Notice indicating such Borrowing Base Deficiency with each payment being equal to 1/6th of the aggregate principal amount of such excess (as such excess may be reduced during such six-month period as a result of any Borrowing Base redetermination or adjustment pursuant to Section 2.14), (C) within thirty (30) days following such election, submit a Reserve Report including additional Borrowing Base Properties in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report having a Borrowing Base value (as proposed by the Administrative Agent and approved by the Required Lenders in a manner consistent with Section 2.14) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such excess, and the applicable Credit Party shall mortgage such additional Borrowing Base Properties in accordance with, and to the extent required by, Section 9.10(c), or (D) undertake a combination of clause (A), clause (B) and clause (C); provided that if, because of Letter of Credit Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 3.8; provided further, that all payments required to be made pursuant to this Section 5.2(b)(i) must be made on or prior to the Termination Date. Notwithstanding the foregoing, if the Borrower does not inform the Administrative Agent of its election within such 10-Business Day period, the Borrower shall be deemed to have delivered an election notice proposing the action set forth in clause (B) above as of the last day of such 10-Business Day period.
(ii)Upon any adjustment to the Borrowing Base pursuant to Section 2.14(e) or Section 2.14(f), if the aggregate Total Exposures of all Lenders exceeds the Borrowing Base, as adjusted or determined, then the Borrower shall (A) prepay the Loans in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize such excess as provided in Section 3.8. The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral no later than three (3) Business Days following the date it receives written notice from the Administrative Agent of the adjustment or determination of the Borrowing Base and the resulting Borrowing Base Deficiency; provided that all payments required to be made pursuant to this clause must be made on or prior to the Termination Date.
(iii)If the Borrower incurs any Indebtedness (other than any Indebtedness permitted under Section 10.1), the Borrower shall prepay the Loans within one (1) Business Day after the date the Borrower receives the net cash proceeds from the incurrence of such Indebtedness in an amount equal to the lesser of (A) 100% of the net cash proceeds received in respect to such Indebtedness and (B) the then outstanding principal balance of the Loans. For the avoidance of doubt, Borrower shall be required to continue to comply with Section 5.2(b)(ii) with respect to any Borrowing Base Deficiency existing at the time of such incurrence of such Indebtedness for any reason other than any Disposition of Borrowing Base Properties.
(c)Application to Loans. With respect to each prepayment of Loans elected under Section 5.1 or required by this Section 5.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(d)Term Benchmark Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any Term Benchmark Loan, other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the Term Benchmark Loan to be prepaid and such Term Benchmark Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Term Benchmark Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.
(e)Excess Cash Balances. If on the last Business Day of any calendar week (or, on any Business Day if a Borrowing Base Deficiency or Event of Default then exists and is continuing) the Borrower and its Restricted Subsidiaries have any Excess Cash, taken as a whole, in excess of the Consolidated Cash Balance Threshold as of the end of such date, then the Borrower shall prepay the Borrowings within one Business Day following such date in an amount equal to the lesser of (A) the amount of such excess and (B) the amount of such outstanding Borrowings. Each prepayment of Borrowings pursuant to this Section 5.2(e) shall be applied in accordance with Section 5.2(c). Prepayments pursuant to this Section 5.2(e) shall be accompanied by accrued interest to the extent required by Section 2.8.
(f)Other Mandatory Prepayments. Within three (3) Business Days after the receipt by the Borrower or any Restricted Subsidiary of any net cash proceeds (net of any costs and expenses, including taxes, payable by the Borrower or any Restricted Subsidiary in respect of such Disposition) from a Disposition consummated in accordance with Section 10.4(g) or Section 10.4(m) during the continuation of an Event of Default or Borrowing Base Deficiency, the Borrower shall prepay the Borrowings in an amount equal to the lesser of (A) the amount of such net cash proceeds received and (B) the amount of such outstanding Borrowings. Each prepayment of Borrowings pursuant to this Section 5.2(f) shall be applied in accordance with Section 5.2(c). Each prepayment pursuant to this Section 5.2(f) shall be accompanied by accrued interest to the extent required by Section 2.8.
5.3Method and Place of Payment.
(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders or the Letter of Credit Issuer or the Swingline Lender entitled thereto, as the case may be, not later than 2:00 p.m., in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower; it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or fees ratably to the Lenders or the Letter of Credit Issuer, as applicable, entitled thereto.
(b)For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
5.4Net Payments.
(a)Any and all payments made by or on behalf of the Borrower or any Guarantor to any Recipient under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings as are reasonably determined by the Borrower, such Guarantor or the Administrative Agent to be required by any applicable Requirement of Law, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)The Borrower shall timely pay and shall indemnify and hold harmless each Recipient with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).
(c)The Borrower shall indemnify and hold harmless each Recipient within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or Guarantor to a Governmental Authority, such Borrower or Guarantor shall deliver to the Administrative Agent the original or a certified copy of any available receipt issued by such Governmental Authority evidencing such payment, a copy of the return (if any) reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Requirement of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.4(e)(i)(A), Section 5.4(e)(i)(B) and Section 5.4(e)(i)(D) below (including any originals of such documentation requested by the Administrative Agent or the Borrower pursuant to the second sentence of Section 5.4(e)(ii))) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed copies of IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)properly completed and executed copies of IRS Form W-8ECI (or any applicable successor form);

(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Credit Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form); or
(4)to the extent a Non-U.S. Lender is not the beneficial owner, properly completed and executed copies of IRS Form W-8IMY (or any applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Requirement of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirement of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by an applicable Requirement of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by an applicable Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 5.4 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. In addition, upon request by the Borrower or the Administrative Agent, each Lender agrees that it will provide originals of any form or certification it previously delivered pursuant to this Section 5.4(e).
(f)If any Recipient determines, in its sole discretion, exercised in good faith, that it had received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Recipient is attributable to such payment made by the Borrower or any

Guarantor, then such Recipient shall reimburse the Borrower or such Guarantor for such amount (net of all reasonable out-of-pocket expenses of such Recipient and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as such Recipient determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no less favorable net-after Tax position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required and the Indemnified Tax or Other Tax had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid; provided that the Borrower or such Guarantor, upon the request of such Recipient agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. In such event, such Recipient shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Recipient may delete any information therein that it deems confidential). No Recipient shall be obliged to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.
(g)If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonable request in challenging such Tax. The Borrower shall indemnify and hold each Lender and the Administrative Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or the Administrative Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person, interferes with the right of a Lender or the Administrative Agent to arrange its Tax affairs in whatever manner it thinks fit or obligates such Lender or the Administrative Agent to disclose any information relating to its Tax affairs or any computations in respect thereof.
(h)On or before the date that JPMORGAN CHASE BANK N.A. (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower properly completed and executed copies of either (i) IRS Form W-9, or (ii) such other documentation as will establish that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States. The Administrative Agent agrees that if any form or documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or documentation. In addition, upon request by the Borrower, the Administrative Agent agrees that it will provide originals of IRS Form W-9 or such other documentation it previously delivered pursuant to this Section 5.4(h).
(i)For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes the Letter of Credit Issuer and any Swingline Lender and the term “Requirement of Law” include FATCA.
(j)The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(k)For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5.5Computation of Interest and Fees.
(a)Interest computed by reference to the Term SOFR or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
(b)Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.
5.6Limit on Rate of Interest.
(a)No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable Requirement of Law.
(b)Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable Requirement of Law.
(c)Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.
(d)Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6.Conditions Precedent to Effectiveness and Deemed Refinancing of the Existing Loans and Issuance of the Existing Letters of Credit. This Agreement, and the obligations of the Lenders to make Loans and of the Letter of Credit Issuer to issue Letters of Credit hereunder, including (x) the deemed refinancing of the Existing Loans with Loans hereunder pursuant to Section 2.1(d) and (y) the deemed replacement of the Existing Letters of Credit with Letters of Credit hereunder pursuant to Section 3.1(a), shall not become effective until the date on which each of the following conditions is satisfied, except as otherwise agreed or waived pursuant to Section 13.1.
6.1Credit Documents. The Administrative Agent shall have received:
(a)this Agreement, executed and delivered by a duly Authorized Officer of each of the Borrower, the Administrative Agent, each Lender (including the Swingline Lender) and the Letter of Credit Issuer;
(b)the Guarantee, executed and delivered by a duly Authorized Officer of each Person that is a Guarantor as of the Closing Date;
(c)the Pledge and Security Agreement, executed and delivered by a duly Authorized Officer of each Credit Party as of the Closing Date and the Administrative Agent; and
(d)a Note executed by the Borrower in favor of each Lender that has requested a Note not less than two (2) Business Days prior to the Closing Date.
6.2Collateral; Title.
(a)All documents, amendments and other instruments, including deeds of trust, mortgages and UCC or other applicable personal property and financing statements, reasonably requested by the Administrative Agent to be filed, registered or recorded to (i) create or continue, as applicable, the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document and (ii) satisfy the Collateral Coverage Minimum shall have been delivered and if applicable, be in proper form (and in sufficient counterparts) for filing, to the Administrative Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Permitted Liens.
(b)All Stock of each Restricted Subsidiary of the Borrower directly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Pledge and Security Agreement (other than any Stock constituting Excluded Assets) and the Administrative Agent shall have received all certificates, if any, representing such Stock pledged under the Pledge and Security Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank.
(c)The Guarantee shall be in full force and effect.
(d) The Administrative Agent shall have received title information reasonably satisfactory to it as the Administrative Agent may reasonably require with respect to the status of title to at least 90% of the PV-9 of the Borrowing Base Properties evaluated in the Initial Reserve Report.
6.3Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Kirkland & Ellis LLP, counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent, and (b) local counsel in the States of Louisiana, Mississippi, Montana, North Dakota, and Texas to the Credit Parties in form and substance reasonably satisfactory to the Administrative

Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.
6.4Initial Reserve Report. The Administrative Agent shall have received the Initial Reserve Report.
6.5Secretary’s Certificate of Each Credit Party; Organizational Documents; Good Standing Certificates. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or any Authorized Officer of each Credit Party setting forth (a) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or other governing body) of such Credit Party authorizing (i) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, (b) true and complete copies of each of the organizational documents of each Credit Party, (c) the officers of each Credit Party (i) who are authorized to sign the Credit Documents to which such Credit Party is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (d) specimen signatures of such authorized officers and (e) good standing certificates of the jurisdictions of formation of each such Credit Party and, with respect to Onshore and any other Credit Party owning Borrowing Base Properties, foreign qualifications from the States of Louisiana, Mississippi, Montana, North Dakota and Texas. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
6.6Fees and Expenses. The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all commitment, arrangement, upfront, facility and agency fees due and payable by the Credit Parties on or prior to the Closing Date (including the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent, Opportune LLP, financial advisor to the Administrative Agent, and any other professionals retained by any of the foregoing that are invoiced to the Borrower at least two (2) Business Days prior to the Closing Date).
6.7No Default; Representations and Warranties. On the Closing Date and immediately after giving effect to this Agreement and any Credit Event on the Closing Date, (a) no Default or Event of Default shall exist, and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct.
6.8Solvency Certificate. The Administrative Agent shall have received a solvency certificate dated as of the Closing Date (after giving effect to the Transactions) from the chief financial officer of the Borrower with respect to the Solvency of the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent.
6.9Patriot Act. The Administrative Agent and the Lenders shall have received, by at least three (3) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion) prior to the Closing Date, all documentation and other information about the Borrower and the Guarantors as shall have been requested in writing by the Administrative Agent or the Lenders at least eight (8) Business Days prior to the Closing Date required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
6.10Historical Financial Statements; Pro Forma Balance Sheet. The Administrative Agent shall have received (a) true, correct and complete copies of the Historical Financial Statements, and (b) a pro forma balance sheet of the Borrower prepared as of the Closing Date after giving effect to the Transactions on the Closing Date (it being understood and agreed that the pro forma balance sheet included in the

Disclosure Statement of the Credit Parties filed with the Bankruptcy Court on July 30, 2020 satisfies this clause (b)).
6.11Projections. The Administrative Agent has received satisfactory projections for the Borrower through December 31, 2024, prepared on (a) a quarterly basis for the fiscal years ending December 31, 2021 and December 31, 2022 and (b) on an annual basis for the fiscal years ending December 31, 2023 and December 31, 2024.
6.12Insurance Certificate. The Administrative Agent shall have received copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Restricted Subsidiaries pursuant to Section 9.3.
6.13Approvals; No Conflicts. The Borrower shall have received all consents and approvals required by Section 8.6 with respect to the validity or enforceability of any Credit Document or the consummation of the Transactions contemplated hereby, and such consents and approvals shall be in full force and effect.
6.14Lien Searches. The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Collateral of the Credit Parties for each jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Closing Date or Permitted Liens.
6.15No Material Adverse Change. Since the Petition Date and excluding the pendency of the Chapter 11 Cases, there has been no Material Adverse Effect.
6.16Bankruptcy Items.
(a)The Bankruptcy Court shall have entered the Confirmation Order confirming the Prepackaged Plan and approving the corresponding disclosure statement, in each case, in form and substance acceptable to the Administrative Agent, and which Confirmation Order shall be in full force and effect and shall not (i) have been stayed, reversed, vacated, amended, supplemented or otherwise modified in a manner that could reasonably be expected to adversely affect the interests of the Administrative Agent or the Lenders or (ii) be the subject of any appeal, unless in each case, waived in writing by the Administrative Agent and the Majority Lenders.
(b)The effective date under the Prepackaged Plan (which Prepackaged Plan shall be satisfactory to the Administrative Agent) shall have occurred or shall have occurred concurrently with the effectiveness of this Agreement (and all conditions precedent thereto as set forth therein shall have been satisfied or waived in accordance with the terms thereof).
6.17Availability.
(a)Immediately prior to giving effect to this Agreement, the “Liquidity” (as such term is defined in the DIP Credit Agreement) shall not be less than $285,000,000.
(b)After giving effect to the Transactions and any Credit Event funded and/or issued on the Closing Date (or deemed refinancing of the Existing Loans with Loans hereunder and replacement of the Existing Letters of Credit with Letters of Credit hereunder), the aggregate Total Exposures of all Lenders shall not be greater than $275,000,000.

6.18Outstanding Indebtedness. After giving effect to the Transactions and any Credit Event funded and/or issued on the Closing Date, the Credit Parties shall have no Indebtedness except (a) the Obligations, (b) Indebtedness permitted pursuant to Section 10.1(t) and (c) Indebtedness permitted pursuant to Section 10.1(f) in an amount not to exceed $1,000,000 in the aggregate.
6.19Capital Structure. The legal, corporate and capitalization structure of each Credit Party after giving effect to the Transactions on the Closing Date shall be reasonably satisfactory to the Administrative Agent.
6.20DIP Credit Agreement and Pre-Petition Credit Agreement Terminations. The Administrative Agent has received payoff letters and/or termination letters in form and substance reasonably satisfactory to the Administrative Agent evidencing that (a) the DIP Credit Agreement and the Pre-Petition Credit Agreement shall have been repaid in full (including pursuant to the deemed refinancing under this Agreement), (b) the commitments thereunder have been terminated, and (c) the liens securing the Indebtedness under such agreements shall have been released and terminated, in each case, contemporaneously with the effectiveness of this Agreement.
6.21Lien Releases. The Administrative Agent shall have received evidence satisfactory to it (including mortgage releases, deposit account control agreement terminations and UCC-3 financing statement terminations) that all Liens (other than Permitted Liens and, with respect to Permitted Liens securing Indebtedness, solely to the extent such Indebtedness is permitted to exist on the Closing Date as described on Section 6.18) on the Collateral have been released or terminated, or will be released and terminated subject only to the funding of the initial Loans hereunder and the deemed refinancing of the Existing Loans and Existing Letters of Credit and the filing of applicable terminations and releases.
SECTION 7.Conditions Precedent to All Credit Events
The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to Section 3.3 and Section 3.4), and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date, is subject to the satisfaction of the following conditions precedent (except as otherwise agreed or waived pursuant to Section 13.1):
7.1No Default; Representations and Warranties; Minimum Availability and Excess Cash. At the time of each Credit Event and immediately after giving effect thereto (a) no Default or Event of Default shall have occurred and be continuing, (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification in which case such representations and warranties shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (c) the Available Commitment shall not be less than zero, and (d) other than with respect to (i) the Credit Event on the Closing Date of the deemed refinancing and replacement of the Existing Loans and the Existing Letters of Credit, as applicable, and (ii) the issuance, renewal, or extension of a Letter of Credit, the Borrower and its Restricted Subsidiaries shall not have any Excess Cash in excess of the Consolidated Cash Balance Threshold after giving effect to the receipt of proceeds of such Credit Event and any disbursements and expenses occurring on the date of such Credit Event permitted under this Agreement (as certified by the Borrower in the applicable Notice of Borrowing pursuant to Section 2.3(a) and subject to the Administrative Agent receiving prior written notice of such anticipated disbursements and expenses).

7.2Notice of Borrowing; Letter of Credit Request.
(a)Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a) and any Existing Loans that are deemed refinanced with Loans hereunder pursuant to Section 2.1(d)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a).
(b)Prior to the issuance of each Letter of Credit (other than any Existing Letter of Credit that is deemed to be issued pursuant to Section 3.1(a)), the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).
The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.
SECTION 8.Representations, Warranties and Agreements.
In order to induce the Lenders and the Letter of Credit Issuer, as applicable, to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes, on the Closing Date and on each other date as required or otherwise set forth in this Agreement, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:
8.1Corporate Status. Each of the Borrower and each Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, (c) has duly qualified and is authorized to do business and is in good standing (if applicable, or has “active” status in the case of the State of Texas) in all jurisdictions where it is required to be so qualified except in each case referred to in clause (b) and clause (c), where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.
8.2Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
8.3No Violation. None of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument with a third-party that is not an Affiliate of a Credit Party or any

Restricted Subsidiary to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
8.4Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.
8.5Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Federal Reserve Board.
8.6Governmental Approvals. The execution, delivery and performance by any Credit Party of each Credit Document to which it is a party, do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
8.7Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.8True and Complete Disclosure.
(a)None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Restricted Subsidiaries or any of their respective authorized representatives to the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.
(b)The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in Section 8.8(a) were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Administrative Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(c)As of the Closing Date, to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
8.9Financial Condition; Financial Statements.
(a)The Historical Financial Statements present fairly in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries at the date of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and to the absence of footnotes. Since the Closing Date, (i) after giving effect to the filing of the Chapter 11 Cases, and (ii) excluding any matters publicly disclosed prior to the filing of the Chapter 11 Cases, any matters disclosed in any first day pleadings or declarations in connection with the Chapter 11 Cases and the events and conditions related and/or leading up to the Chapter 11 Cases and the effects thereof, there has been no Material Adverse Effect.
(b)As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to result in a Material Adverse Effect.
8.10Tax Matters. Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Restricted Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP and (b) to the extent then due and payable, the Borrower and each of the Restricted Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of management of the Borrower or such Restricted Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign Taxes applicable for the current fiscal year to the Closing Date.
8.11Compliance with ERISA.
(a)Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no written notice of any insolvency or reorganization with respect to a Multiemployer Plan has been given to the Borrower or any ERISA Affiliate; no Plan has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); on and after the effectiveness of the Pension Act, each Plan has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan or Multiemployer Plan; no proceedings have been instituted to terminate or to reorganize any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA

Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan or Multiemployer Plan, except to the extent that a breach of any of the representations, warranties or agreement in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to liability under Section 4201 or 4204 of ERISA, are made to the knowledge of the Borrower.
(b)All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
8.12Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Guarantor, Excluded Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 8.12.
8.13Environmental Laws.
(a)Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and their Oil and Gas Properties and operations thereof are in compliance with all Environmental Laws; (ii) the Borrower and each Subsidiary has obtained all permits and approvals required under Environmental Law for their respective operations as currently conducted at each of their Oil and Gas Properties and all such permits and approvals are in full force and effect; (iii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law that has not been fully resolved; (iv) neither the Borrower nor any Subsidiary is conducting, or required to conduct, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (v) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries in violation of any Environmental Law.
(b)Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries has used, generated, processed, treated, stored, transported, Released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any (x) of its currently or formerly owned or leased Oil and Gas Properties or facilities or (y) real property offsite the Oil and Gas Properties where the Borrower or any of its Subsidiaries transported or disposed, arranged for the transport or disposal, of Hazardous Materials, in each case of (x) or (y) that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.

8.14Properties.
(a)Each Credit Party has good and defensible title to the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (other than those (i) Disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent), and good title to all its material personal properties, in each case, free and clear of all Liens (other than Permitted Liens). After giving full effect to the Permitted Liens, the Borrower or any other Credit Party specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and, without regard to any customary consent or non-consent provisions in any joint operating agreement, the ownership of such properties shall not in any material respect obligate the Borrower or such other Credit Party to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property.
(b)All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.
(c)The rights and properties presently owned, leased or licensed by the Credit Parties, including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.
(d)All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.
8.15Solvency. After giving effect to the consummation of the Transactions contemplated hereby (including each Borrowing made hereunder and each issuance or extension of any Letter of Credit made hereunder), the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.
8.16Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured in the manner contemplated by Section 9.3.
8.17Patriot Act. On the Closing Date, each Credit Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the Administrative Agent and the Lenders all information related to the Credit Parties (including but not limited to names, addresses and Tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and the Lenders and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.
8.18Hedge Agreements. Schedule 8.18 sets forth, as of the Closing Date, a true and complete list of all material commodity Hedge Agreements of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes) and the counterparty to each such Hedge Agreement.

8.19Liens Under the Security Documents; Collateral Coverage Minimum. Upon the execution and delivery of the Security Documents in accordance herewith, and where appropriate the filing and recordation thereof with the appropriate filing or recording officers in each of the necessary jurisdictions, the Liens granted and to be granted by any Credit Party to the Administrative Agent, constitute validly created, perfected and first priority Liens, subject only to Permitted Liens. The PV-9 of the Mortgaged Properties equals or exceeds the Collateral Coverage Minimum, except during cure periods for Collateral Coverage Minimum shortfalls as permitted in accordance with Section 9.10(c).
8.20No Default; Requirements of Law. On the Closing Date, neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Requirement that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document. Each of the Borrower and each Restricted Subsidiary is in compliance with the Requirements of Law applicable to it or to its properties, except in such instances in which (a) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
8.21Direct Benefit. The initial Borrowing hereunder and all additional Borrowings are for the direct benefit of the Borrower and its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries shall engage in the business of oil and gas exploration, enhanced oil recovery operations and related activities and certain other legal business purposes, and any benefits to the Borrower and its Restricted Subsidiaries is a benefit to all of them, both directly and indirectly.
8.22Sanctions; Foreign Corrupt Practices Act.
(a)None of the Borrower or any Subsidiary is in violation of any Sanctions. None of the Borrower or any Subsidiary (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country; or (iii) derives any revenues from investments in, or transactions with, Sanctioned Persons in violation of applicable Sanctions. The Borrower will not use the proceeds of any extension of credit hereunder to fund any operation in, finance any investments or activities in, or make payments to, a Sanctioned Person.
(b)The Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower (without any duty of inquiry or investigation), the agents of the Borrower and its Subsidiaries, are in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and (ii) any other anti-corruption law applicable to the Borrower, its Subsidiaries, and their respective directors, officers and employees.

8.23Commodity Exchange Act. No Credit Party is a “financial entity” as defined in section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto).
8.24Affected Financial Institutions. No Credit Party is an Affected Financial Institution.
8.25Plan Assets; Prohibited Transactions. Neither the Borrower nor any of its Restricted Subsidiaries is an entity holding “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution and delivery nor the performance of the transactions contemplated under this Agreement, including the making of any Loan or the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

SECTION 9.Affirmative Covenants.
The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the Letter of Credit Issuer following the termination of the Total Commitment or other arrangements satisfactory to the Letter of Credit Issuer in its sole discretion have been made) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification obligations, in each case, not then due and payable), are paid in full:
9.1Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)Annual Financial Statements. As soon as available and in any event within five (5) days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is ninety (90) days after the end of each such fiscal year), the audited consolidated balance sheets of the Borrower as at the end of such fiscal year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (and, to the extent that Subsidiaries that are not Restricted Subsidiaries, have, when aggregated, Total Assets or revenues at the end of any such fiscal year equal to or greater than 5% of the Consolidated Total Assets or consolidated revenues of the Borrower and the Subsidiaries on a consolidated basis on such date, a detailed unaudited reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all in reasonable detail and prepared in accordance with GAAP, and except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the upcoming maturity of any Indebtedness within one year from the date such opinion is delivered or (y) the inability to satisfy a financial covenant on a future date or in a future period).
(b)Quarterly Financial Statements. As soon as available and in any event within five (5) days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is sixty (60) days after the end of each such quarterly accounting period) (provided, that, notwithstanding the foregoing, with respect to the fiscal quarter ending September 30, 2020, no later than December 4, 2020), the consolidated balance sheets of the Borrower as at the end of such quarterly period and the related consolidated statements of operations and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (and, to the extent that Subsidiaries that are not Restricted Subsidiaries, have, when aggregated, Total Assets or revenues at the end of any such fiscal year equal to or greater than 5% of the Consolidated Total Assets or consolidated revenues of the Borrower and the Subsidiaries on a consolidated basis on such date, a detailed unaudited reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the consolidated financial condition, results of operations and cash flows, of the Borrower in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

(c)Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and Section 9.1(b), a certificate of an Authorized Officer of the Borrower certifying that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the Financial Performance Covenants as at the end of such fiscal year or fiscal quarter, as the case may be and (ii) a specification of any change in the identity of the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries as at the end of such fiscal year or fiscal quarter, as the case may be, from the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or fiscal quarter, as the case may be.
(d)Notices of Default; Litigation; Beneficial Ownership. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect and (iii) any change in the information provided in any relevant Beneficial Ownership Certification required to be delivered that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification or to the exclusion claimed thereunder, as applicable.
(e)Environmental Matters. Promptly after an Authorized Officer of Borrower or any of the Restricted Subsidiaries obtains actual knowledge of any one or more of the following environmental matters, unless such environmental matters have been previously disclosed (without any material change to the facts, circumstances, conditions or occurrences since such disclosure was made) to the Administrative Agent in writing or would not, individually, or when aggregated with all other such unresolved matters, be reasonably expected to result in a Material Adverse Effect, notice of:
(i)any pending or threatened Environmental Claim against the Borrower or any Restricted Subsidiary or any of their Oil and Gas Properties not otherwise set forth on Schedule 8.4, provided, however, that the facts, circumstances, conditions or occurrences as expressed in Schedule 8.4 have not materially changed;
(ii)any noncompliance by the Borrower or any Restricted Subsidiary with any applicable Environmental Law;
(iii)any condition or occurrence on any of the Credit Parties’ Oil and Gas Properties that would reasonably be expected to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and
(iv)the conduct of any investigation, or any removal, remedial or other corrective action that is required under Environmental Law in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under or from any of the Credit Parties’ Oil and Gas Properties.
All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(f)Other Information. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Restricted Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement), (iii) with reasonable promptness, but subject to the limitations set forth in the last sentences of Section 9.2(a) and Section 13.6, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time and (iv) promptly following any reasonable request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws.
(g)Free Cash Flow Certificate. At the time of the delivery of the financial statements provided for in Section 9.1(a) and Section 9.1(b), a certificate of an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent setting forth reasonably detailed calculations of Free Cash Flow of the Borrower and its Restricted Subsidiaries for the applicable Test Period then ending.
Documents required to be delivered pursuant to Section 9.1(a), Section 9.1(b) and Section 9.1(f) may be delivered electronically and shall be deemed to have been so delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet, (ii) on which such documents are transmitted by electronic mail to the Administrative Agent or (iii) on which such documents are filed of record with the SEC; provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents (except that no such notice shall be required to the extent such documents are filed on record with the SEC). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
9.2Books, Records and Inspections.
(a)The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Majority Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, and (ii) only one such visit shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 9.1(f)(iii) or this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (C) that is subject to attorney-client or similar privilege or constitutes attorney work product.
(b)The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain proper books of record and account, in which entries that are fairly presented in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
9.3Maintenance of Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Administrative Agent, on behalf of the Secured Parties, shall be the additional insured on any such liability insurance as its interests may appear and, if casualty insurance is obtained, the Administrative Agent, on behalf of the Secured Parties, shall be the additional lender loss payee under any such casualty insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such casualty insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby. All policies of insurance required by the terms of this Agreement shall provide that each insurer shall endeavor to give at least thirty (30) days’ prior written notice to the Administrative Agent of any cancellation of such insurance (or at least ten (10) days’ prior written notice in the case of cancellation of such insurance due to non-payment of premiums).
9.4Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to pay or discharge any such Tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto to the extent required by, and in accordance with, GAAP or the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.
9.5Consolidated Corporate Franchise. The Borrower will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, Section 10.4 or Section 10.5.
9.6Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except (a) where such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (b) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
9.7ERISA.
(a)Promptly after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the plan administrator with respect thereto: that a Reportable Event has occurred with respect to any Plan; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, or a Multiemployer Plan is to be reorganized, partitioned or declared insolvent, under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan or Multiemployer Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 or Section 430 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.
(b)Promptly following any request therefor, on and after the effectiveness of the Pension Act, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Restricted Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Restricted Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower, any of its Restricted Subsidiaries or any ERISA

Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, the applicable Restricted Subsidiary(ies) or the ERISA Affiliate(s) shall promptly, following a request from the Administrative Agent, make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.
9.8Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect:
(a)operate its Oil and Gas Properties, Carbon Dioxide Interests and other material properties or cause such Oil and Gas Properties, Carbon Dioxide Interests and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and Carbon Dioxide Interests and the production and sale of Hydrocarbons and other minerals therefrom;
(b)keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties, Carbon Dioxide Interests and other material properties, including all equipment, machinery and facilities unless the Borrower or such Restricted Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business or the Disposition of such property is otherwise permitted under this Agreement ; and
(c)to the extent a Credit Party is not the operator of any property, the Borrower shall use reasonable efforts to cause the operator to comply with standards similar to those required of the Borrower in accordance with this Section 9.8.
9.9End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its, and each of its Restricted Subsidiaries’, fiscal years and fiscal quarters to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.
9.10Additional Guarantors, Grantors and Collateral.
(a)Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within thirty (30) days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a supplement to the Guarantee substantially in the form of Annex A attached to the Guarantee in order to become a Guarantor under the Guarantee and (B) as applicable, a supplement to the Pledge and Security Agreement substantially in the form of Annex A attached the Pledge and Security Agreement in order to become a pledgor under the Pledge and Security Agreement.

(b)Subject to any applicable limitations set forth in the Pledge and Security Agreement, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.10(a)) to pledge, to the Administrative Agent (for the benefit of the Secured Parties) all of the Stock (other than any Stock constituting Excluded Assets) of each Restricted Subsidiary owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 9.10(a)), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to a supplement to the Pledge and Security Agreement substantially in the form of Annex A thereto and within thirty (30) days of such event (or such longer period as the Administrative Agent may agree in its reasonable discretion).
(c)In connection with each redetermination (but not any adjustment) of the Borrowing Base, the Borrower shall review the applicable Reserve Report, if any, and the list of current Mortgaged Properties, to ascertain whether the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) equals or exceeds the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) does not equal or exceed the Collateral Coverage Minimum, then the Borrower shall, and shall cause its Restricted Subsidiaries to grant, within sixty (60) days of delivery of the applicable Reserve Report (or such longer period as the Administrative Agent may agree in its reasonable discretion), to the Administrative Agent as security for the Obligations a first-priority Lien (subject to Permitted Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) equals or exceeds the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. If, in order to comply with the foregoing, any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Section 9.10(a) and Section 9.10(b).

(d)Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, it is understood and agreed that (i) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) and (ii) with respect to all assets of the Credit Parties other than the Borrowing Base Properties, the Credit Parties shall not be required to take any action to perfect a lien on any such assets unless such perfection may be accomplished by (A) the filing of a UCC-1 financing statement or other equivalent filing, (B) delivery of certificates representing any pledged equity consisting of certificated securities, and delivery of tangible paper, documents or instruments, in each case, with appropriate endorsements or transfer powers, or (C) delivery of Account Control Agreements in respect of Deposit Accounts, Commodity Accounts and Securities Accounts (other than Excluded Accounts).
9.11Use of Proceeds.
(a)The Borrower will use the proceeds of the Loans (i) to make Restricted Payments and Investments permitted to be made hereunder, (ii) to finance the acquisition, development and exploration of Oil and Gas Properties, Carbon Dioxide Interests and other material properties, (iii) to pay any fees, premiums and expenses related to the Transactions, (iv) for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries, (v) to renew and extend the Existing Loans as Loans under this Agreement, (vi) to pay certain fees, costs and expenses in connection with the Borrower’s exit from the Chapter 11 Cases and to refinance the Existing Loans, and (vii) in each case, in accordance with Section 9.16 .

(b)The Borrower and its Restricted Subsidiaries will use Letters of Credit (i) for general corporate purposes, including, to secure bids, tenders, bonds and contracts entered into in the ordinary course of the Borrower and its Restricted Subsidiaries’ business and to support deposits required under purchase agreements pursuant to which the Borrower or its Restricted Subsidiaries may acquire Oil and Gas Properties, Carbon Dioxide Interests and other assets and (ii) in each case, solely to the extent permitted under this Agreement and so long as issued in accordance with Section 9.16.
9.12Further Assurances.
(a)Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that may be required under any applicable Requirements of Law, or that the Administrative Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.
(b)Notwithstanding anything herein to the contrary, if the Administrative Agent in its reasonable judgment determines that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.
9.13Reserve Reports; Hedging Agreements.
(a)On or before April 1st and October 1st of each year, commencing April 1, 2021, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding December 31st or June 30th, respectively, the Proved Reserves of the Borrower and the other Credit Parties located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America). Each Reserve Report as of December 31 shall be prepared by one or more Approved Petroleum Engineers. Each June 30 Reserve Report shall be prepared, at the Borrower’s election, (i) by one or more Approved Petroleum Engineers or (ii) by the Borrower’s in-house engineering staff under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to (A) be true and accurate in all material respects and (B) have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.
(b)In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or by the Borrower’s in-house engineering staff. For any Interim Redetermination pursuant to Section 2.14(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent, as soon as possible, but in any event no later than thirty (30) days, in the case of any Interim Redetermination requested by the Borrower or forty five (45) days, in the case of any Interim Redetermination requested by the Administrative Agent or the Lenders, following the receipt of such request.
(c)At the time of delivery of any Reserve Report pursuant to Section 9.13(a) or Section 9.13(b), the Borrower shall also deliver to the Administrative Agent a true and complete list of all commodity Hedge Agreements of each Credit Party, the material terms thereof (including the type, term, effective date, termination date, notional amounts or volumes and counterparty) and, to the extent requested by the Administrative Agent, all credit support agreements relating thereto (including any margin required or supplied) and the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the date of delivery and for which a mark to market value is reasonably available).
9.14Title Information.
(a)In connection with the delivery to the Administrative Agent of each Reserve Report required by Section 9.13(a), the Borrower will, if requested by the Administrative Agent, deliver title information consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries covering enough of the Borrowing Base Properties that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least ninety percent (90%) of the PV-9 of all Borrowing Base Properties evaluated by such Reserve Report.
(b)If the Borrower has provided title information for additional Borrowing Base Properties under Section 9.14(a) the Borrower shall, within sixty (60) days after notice from the Administrative Agent that title defects (excluding Permitted Liens) exist with respect to such additional Borrowing Base Properties, either (i) cure any such title defects which are not permitted by Section 10.2 raised by such information, (ii) provide satisfactory title information for acceptable Oil and Gas Properties constituting Collateral or other Borrowing Base Properties having an equivalent value in substitution for such additional Borrowing Base Properties or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least ninety percent (90%) of the PV-9 of all Borrowing Base Properties evaluated by such Reserve Report.
(c)If the Borrower fails to cure any title defect (excluding Permitted Liens) requested by the Administrative Agent to be cured within the 60-day period or the Borrower fails to comply with the requirements to provide acceptable title information covering at least ninety percent (90%) of the PV-9 of all Borrowing Base Properties evaluated in the most recent Reserve Report, such failure shall not be a Default or an Event of Default, but instead the Administrative Agent and/or the Required Lenders, in their sole discretion from time to time, may declare that such unacceptable title information with respect to such additional Borrowing Base Properties shall not count towards the 90% requirement and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information as provided in Section 9.14(a). This new (and reduced) Borrowing Base shall become effective immediately after the Borrower’s receipt of such notice. Failure by the Administrative Agent or the Required Lenders to exercise the remedy provided for in this Section 9.14(c) at any time shall not be a waiver to exercise such remedy in the future if such right shall so arise.
9.15Commodity Exchange Act Keepwell Provisions. The Borrower hereby guarantees the payment and performance of all Obligations of each Credit Party (other than Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Credit Party (other than the Borrower) in order for such Credit Party to honor its obligations under its respective Guarantee including obligations in respect of Hedge Agreements (provided, however, that the Borrower shall only be liable under this Section 9.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.15, or otherwise under this Agreement or any Credit Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 9.15 shall remain in full force and effect until all

Obligations are paid in full to the Lenders, the Administrative Agent and all other Secured Parties (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification obligations, in each case, not then due and payable), and all of the Commitments are terminated. The Borrower intends that this Section 9.15 constitute, and this Section 9.15 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
9.16Sanctions; Foreign Corrupt Practices Act.
(a)The Borrower shall not, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country in each case in violation of applicable Sanctions, or (ii) in any other manner that would result in a violation of any Sanctions.
(b)None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Sanctioned Persons in violation of applicable Sanctions or Sanctioned Countries under any Sanctions.
(c)The Borrower shall not, and shall not permit any Subsidiary to, use any part of the proceeds of the Loans or Letters of Credit, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption law.
9.17Affirmative Hedging Covenant. On or prior to December 31, 2020, the Borrower shall provide evidence satisfactory to the Administrative Agent that the Borrower or another Credit Party has entered into Hedge Agreements with Approved Counterparties to hedge notional volumes of crude oil covering not less than (a) sixty-five percent (65%) of the reasonably anticipated production of such crude oil from the Credit Parties’ Oil and Gas Properties constituting Proved Developed Producing Reserves for the period beginning August 1, 2020 through July 31, 2021 (the “Initial Measurement Period”) and (b) thirty-five percent (35%) of the reasonably anticipated production of such crude oil from the Credit Parties’ Oil and Gas Properties constituting Proved Developed Producing Reserves for the period of 12 consecutive calendar months following the Initial Measurement Period, in each case, as such anticipated production is set forth in the Initial Reserve Report; provided that (i) 100% of such notional volumes that are required to be hedged pursuant to this Section 9.17 for any such period shall be hedged via Hedge Agreements existing on the Closing Date or, with respect to any Hedge Agreements entered into after the Closing Date, in the form of fixed-price swap transactions, collars or puts (whether deferred premium or fully-paid) and (ii) shall have effective floor prices of not less than the lesser of (A) the prices set forth in the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(h) or (y) the strip price quoted on the New York Mercantile Exchange less 10%, in each case, for the applicable maturity dates of such hedges as of the time such fixed-price swap transaction, collar or put agreement (whether deferred premium or fully-paid) is entered into.
9.18Deposit Accounts; Commodity Accounts and Securities Accounts. The Credit Parties will maintain one or more of the Lenders as their principal depository banks, including for the maintenance of any Deposit Account for the primary operation of its business. With respect to each Deposit Account, Commodity Account and Securities Account of the Credit Parties (other than, in each case, Excluded Accounts), each Credit Party shall, deliver to the Administrative Agent duly executed Account Control Agreements in accordance with and to the extent required by the Pledge and Security Agreement (i) no later than thirty (30) days (or such later date as the Administrative Agent may agree in its sole discretion) after the Closing Date for any such account existing on the Closing Date and (ii) substantially contemporaneously with the opening of any such account that is opened or acquired after the Closing Date.
SECTION 10.Negative Covenants.
The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the Letter of Credit Issuer following the termination of the Total Commitment or other arrangements satisfactory to the Letter of Credit Issuer in its sole discretion have been made) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification obligations, in each case, not then due and payable), are paid in full:
10.1Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:
(a)Indebtedness arising under the Credit Documents;
(b)Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Subsidiary that is not a Guarantor shall be permitted so long as such Indebtedness is evidenced by an intercompany note and subject to subordination terms acceptable to the Administrative Agent, to the extent permitted by Requirements of Law and not giving rise to material adverse Tax consequences, (ii) any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 10.5, any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor;
(c)Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business or consistent with past practice or industry practice (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);
(d)subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(d) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(d) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders (in the reasonable determination of the Administrative Agent) as those contained in the subordination of such Indebtedness and (B) no guarantee by any Restricted Subsidiary of any Permitted Additional Debt shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee;
(e)Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicensees or (ii) otherwise constituting Investments permitted by Section 10.5(d), Section 10.5(g), Section 10.5(h), Section 10.5(o), Section 10.5(p), and Section 10.5(q);

(f)Capital Leases and Purchase Money Indebtedness, and any Permitted Refinancing Indebtedness in respect of the foregoing; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (f) shall not exceed $50,000,000;
(g)Indebtedness consisting of secured financings by a Foreign Subsidiary permitted to exist under this Agreement and in which no Credit Party’s assets are used to secure such Indebtedness;
(h)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations (including such obligations in respect of letters of credit and bank guarantees related thereto and such obligations incurred to secure health, safety and environmental obligations), in each case, not in connection with money borrowed and provided in the ordinary course of business or consistent with past practice;
(i)(i) other additional Indebtedness and (ii) any Permitted Refinancing Indebtedness issued as incurred to Refinance such Indebtedness; provided that the aggregate principal amount of such Indebtedness at the time incurred, together with all other outstanding Indebtedness incurred pursuant to this clause (i), shall not exceed the greater of (A) $50,000,000 and (B) five percent (5%) of the Borrowing Base then in effect;
(j)Indebtedness in respect of Permitted Additional Debt and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that (i) after giving effect to the incurrence or issuance thereof, the application of the proceeds thereof, and any automatic reduction of the Borrowing Base pursuant to Section 2.14(f), on account thereof, (A) the Borrower shall be in compliance on a pro forma basis with the Financial Performance Covenants as such covenants are recomputed as of the last day of the most recently ended Test Period for which Section 9.1 Financials have been delivered as if such incurrence or issuance had occurred on the first day of such Test Period and (B) no Event of Default or Borrowing Base Deficiency shall exist and (ii) the Borrowing Base shall be reduced on the date of the incurrence or issuance of such Indebtedness in accordance with Section 2.14(f);
(k)Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;
(l)Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;
(m)Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock permitted hereunder;
(n)Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) obligations contained in firm transportation or supply agreements or other take or pay contracts, in each case arising in the ordinary course of business;
(o)Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(p)Indebtedness consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6;
(q)Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, Permitted Acquisitions or any other Investment permitted hereunder;
(r)Indebtedness associated with self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds, letters of credit and completion guarantees required by Requirements of Law or by Governmental Authorities in connection with the operation of Oil and Gas Properties, Carbon Dioxide Interests or other material properties in the ordinary course of business or obligations and worker’s compensation claims in the ordinary course of business;
(s)all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clause (a) through clause (r) above and clause (t) and clause (u) below;
(t)Indebtedness arising as a result of the Genesis Pipeline Dropdown Transactions outstanding as of the Closing Date and any accrued but unpaid interest thereon;
(u)Indebtedness in respect of any Permitted Additional Revenue Bonds issued or incurred in connection with Permitted Additional Revenue Bond Transactions, provided, that such Permitted Additional Revenue Bonds will (i) together any other Permitted Additional Revenue Bonds then outstanding, not exceed a maximum aggregate principal amount at any time outstanding more than $210,000,000, (ii) bear interest at rates identical to the interest rates set forth in this Agreement, (iii) have a maturity date that is not later than the earlier of (A) two (2) years from the date of issuance thereof and (B) the Maturity Date and (iv) provide that the Bond Purchaser’s obligations to make advances of the proceeds thereof shall expire not later than the earlier of (A) two (2) years from the date of issuance of such Permitted Additional Revenue Bonds and (B) the Maturity Date; provided, further, that after giving effect to the incurrence or issuance thereof:
(i)no Default, Event of Default or Borrowing Base Deficiency then exists or would result therefrom;
(ii)such transaction is on substantially similar terms, and pursuant to substantially similar Permitted Additional Revenue Bond Documents, as the transaction evidenced by the “Bond Offering” (as such term is defined in the Pre-Petition Credit Agreement in effect immediately prior to the Closing Date) and the “Bond Documents” (as such term is defined in the Pre-Petition Credit Agreement in effect immediately prior to the Closing Date) executed and delivered in connection therewith, which terms shall provide that any obligation of the Bond Purchaser to purchase Permitted Additional Revenue Bonds shall be limited to the amount of Borrowings that are then available under and in accordance with the terms of this Agreement;
(iii)at least five (5) Business Days prior to the date of the consummation of the proposed transaction, the Borrower shall have delivered to the Administrative Agent (1) all Permitted Additional Revenue Bond Documents to be entered into in connection with such proposed transaction, each of which shall be in substantially final form and reasonably acceptable to the Administrative Agent and (2)

a certificate signed by an Authorized Officer of the Borrower certifying that such transaction complies with this Section 10.1(u);
(iv)the Borrower shall have provided the Administrative Agent with copies of resolutions and comparable authorizations approving such transaction, accompanied by a certificate of an Authorized Officer of the Borrower certifying that such copies are true and correct;
(v)the Borrower would be entitled to a Borrowing under Section 2.1 in the amount of such Permitted Additional Revenue Bonds; and
(vi)the Administrative Agent shall have been provided with such other documents, instruments and agreements as the Administrative Agent may reasonably request in connection with such transaction;
(v)(i) Indebtedness of a Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) after the Closing Date as the result of (1) a Permitted Acquisition or (2) an Investment in a Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary as a result of such transaction) permitted pursuant to Section 10.5; provided that: (A) such Indebtedness existed at the time such Person became a Restricted Subsidiary and was not created in anticipation thereof; (B) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries); (C) (1) 100% of the Stock of such Person is pledged to the Administrative Agent to the extent required under Section 9.10(b) and (2) such Person executes a supplement to each of the Guarantee and the Pledge and Security Agreement, in each case to the extent required under Section 9.10; provided that the assets covered by such pledges and security interests may, to the extent permitted by Section 10.2, equally and ratably secure such Indebtedness assumed with the Secured Parties subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent; provided, further, that the requirements of this clause (C) shall not apply to any Indebtedness of the type described in Section 10.1(f); and (D) after giving effect to the assumption of any such Indebtedness, to such acquisition or Investment and to any related pro forma adjustment, (x) the Borrower shall be in compliance on a pro forma basis with the Financial Performance Covenants, as such covenants are recomputed as at the last day of the most recently ended Test Period for which Section 9.1 Financials have been delivered as if such assumption and acquisition or Investment had occurred on the first day of such Test Period and (y) no Event of Default shall exist; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness.
10.2Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:
(a)Liens arising under the Credit Documents to secure the Obligations (including Liens contemplated by Section 3.8) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;
(b)Excepted Liens;
(c)Liens (including liens arising under Capital Leases to secure Capitalized Lease Obligations) securing Indebtedness permitted pursuant to Section 10.1(f); provided that (i) such Liens attach concurrently with or within two hundred seventy (270) days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) being financed with such

Indebtedness, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits, (iii) such Liens do not at any time encumber, extend to or cover any Borrowing Base Properties, and (iv) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(d)the modification, replacement, extension or renewal of any Lien permitted by Section 10.2(a), Section 10.2(b), Section 10.2(c), Section 10.2(e), Section 10.2(m), Section 10.2(q) and Section 10.2(w) upon or in the same assets theretofore subject to such Lien or upon or in after-acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) in the case of Liens permitted by clause (e) and clause (q), subject to a Lien securing Indebtedness permitted under Section 10.1, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof or (ii) Liens securing Indebtedness incurred in replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of secured Indebtedness, to the extent the replacement, extension or renewal of the Indebtedness secured thereby is permitted by Section 10.1;
(e)Liens placed solely upon the Stock and Stock Equivalents of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition or other Investment in a Restricted Subsidiary permitted pursuant to Section 10.5, or the assets of such a Restricted Subsidiary, in each case, to secure Indebtedness incurred pursuant to Section 10.1(i); provided that such Liens attach at all times only to the Stock and Stock Equivalents or assets so acquired;
(f)Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party and (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party, but in no event shall such Liens encumber any Borrowing Base Properties;
(g)Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);
(h)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(i)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;
(j)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(k)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage and securities accounts (and the personal property assets therein) incurred in the ordinary course of business and not for speculative purposes;
(l)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(m)Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(n)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; provided that such Liens do not at any time encumber, extend to or cover any Borrowing Base Properties;
(o)Liens in respect of Production Payments to the extent required under Section 10.4(b);
(p)the prior right of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(q)agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;
(r)Liens on Stock in a joint venture that does not constitute a Restricted Subsidiary securing obligations of such joint venture so long as the assets of such joint venture do not constitute Collateral;
(s)Liens securing any Indebtedness permitted by Section 10.1(g); provided that such Liens do not at any time encumber, extend to or cover any Borrowing Base Properties;
(t)Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607(l), or other Environmental Law, unless such Lien (i)  by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, and (ii) relates to a liability of the Borrower or any Restricted Subsidiary that is reasonably likely to exceed $25,000,000 in the aggregate;
(u)Liens on any property of the Borrower or any Restricted Subsidiary, other than property or assets securing the Obligations or any Borrowing Base Properties, to secure Indebtedness and obligations of the Borrower or such Restricted Subsidiary under Hedge Agreements permitted under Section 10.10 with counterparties other than a Hedge Bank;
(v)Liens on assets which are the subject of any Genesis Pipeline Dropdown Transaction; provided, that such Liens do not attach to Collateral or other Borrowing Base Properties;
(w)additional Liens on property not constituting Borrowing Base Properties so long as the aggregate principal amount of the obligations secured thereby at the time incurred, together with all other outstanding obligations secured by Liens incurred pursuant to this clause (w), does not exceed the greater of (i) $50,000,000 and (ii) five percent (5%) of the Borrowing Base then in effect;

(x)Liens on any cash amounts (i) raised and received under any indenture or other debt agreement issued in escrow and held by a trustee pursuant to customary escrow arrangements pending the release thereof, or (ii) held by a trustee under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions and, in each case, solely with respect to transactions permitted hereunder, including Section 10.1 and Section 10.7);
(y)Liens on the Stock in Unrestricted Subsidiaries; provided that any such Lien is in favor of a creditor of such Unrestricted Subsidiary and such creditor is not an Affiliate of any partner to such Unrestricted Subsidiary; and
(z)Liens existing on the assets of any Person that becomes a Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition or other Investment in a Restricted Subsidiary permitted pursuant to Section 10.5 to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(v); provided that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1) that such Liens secured, immediately prior to such Permitted Acquisition or other Investment in a Restricted Subsidiary permitted pursuant to Section 10.5; provided that, in each case, such Liens do not at any time encumber, extend to or cover any Borrowing Base Properties.
10.3Limitation on Fundamental Changes. Except as permitted by Section 10.4 or Section 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any division, merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its business units, assets or other properties, except that:
(a)any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving Person;
(b)any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary;
(c)any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor, (ii) merge, amalgamate or consolidate with or into any other Subsidiary which is not a Guarantor or Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary that is not a Guarantor; provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be, and any such Disposition shall be, an “Investment” and subject to the limitations set forth in Section 10.5 and (iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor; and
(d)any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise Disposed of or transferred in accordance with Section 10.4 or 10.5, or in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution.
10.4Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, other than the following:
(a)Dispositions of (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business (including equipment that is no longer necessary for the business of the Borrower or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use), (ii) Permitted Investments, and (iii) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;
(b)Dispositions of (i) any Oil and Gas Properties or any interest therein or Carbon Dioxide Interests or any interest therein, (ii) all or part of the Stock or Stock Equivalents of any Restricted Subsidiary that is not a Credit Party owning Oil and Gas Properties or Carbon Dioxide Interests and (iii) 100% of the Stock or Stock Equivalents of any Credit Party (other than the Borrower) owning Oil and Gas Properties or Carbon Dioxide Interests, in each case, which Disposition may, in each case, include Dispositions in respect of Production Payments and in connection with net profits interests, operating agreements, farm-ins, joint exploration and development agreements and other agreements customary in the oil and gas industry for the purpose of developing such Oil and Gas Properties or Carbon Dioxide Interests; provided that (A) such Disposition is for Fair Market Value and (B) if any such Disposition is of Borrowing Base Properties or of any Stock or Stock Equivalents of any Restricted Subsidiary owning Borrowing Base Properties, and the aggregate PV-9 (calculated at the time of such Disposition) of all such Borrowing Base Properties Disposed pursuant to this clause (b), when aggregated with the Hedge PV of the unwound, terminated and/or offsetting positions pursuant to clause (l) below (as calculated at the time of the applicable Hedge Termination), since the later of (x) the last Redetermination Date and (y) the last redetermination of the Borrowing Base made pursuant to Section 2.14(e), exceeds five percent (5.0%) of the then-effective Borrowing Base, then, without duplication of any Borrowing Base redetermination pursuant to clause (l) below, no later than five (5) Business Days’ prior to the date of consummation of any such Disposition, the Borrower shall provide notice to the Administrative Agent of such Disposition and the Borrowing Base Properties so Disposed and Borrowing Base shall, subject to the last paragraph of Section 2.14(e) with respect to calculating the Borrowing Base Value thereof, be redetermined in accordance with Section 2.14(e) upon the consummation of any such Disposition; provided, further, that to the extent that the Borrower is notified by the Administrative Agent that a Borrowing Base Deficiency could result from the redetermination of the Borrowing Base resulting from such Disposition, after the consummation of such Disposition(s), the Borrower shall have received net cash proceeds, or shall have cash on hand, sufficient to eliminate any such potential Borrowing Base Deficiency;
(c)Dispositions of property or assets to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Credit Party then either (i) the transferee thereof must be a Credit Party or (ii) such transaction must be permitted under Section 10.5;
(d)the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.3, Section 10.5 or Section 10.6;
(e)the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense real, personal or intellectual property (other than Oil and Gas Properties) in the ordinary course of business (on a non-exclusive basis with respect to any sublicenses of intellectual property);
(f)Dispositions constituting like-kind exchanges of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise, and (ii) in the case of Borrowing Base Properties after giving effect to such Disposition, the difference between (x) the Borrowing Base in effect immediately prior to such Disposition minus (y) the PV-9 (calculated at the time of such Disposition) of the Borrowing Base Properties Disposed of since the later of (A) the last Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(e) exceeds the Loan Limit in effect immediately prior to such Disposition;
(g)Dispositions of Oil and Gas Properties to which no Proved Reserves are attributable (and Stock and Stock Equivalents in Subsidiaries owning Oil and Gas Properties to which no Proved Reserves are attributable (and no Oil and Gas Properties to which Proved Reserves are attributable)) and farm-outs of undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such farm-outs; provided that, during the continuation of an Event of Default or Borrowing Base Deficiency, the net cash proceeds received in connection with any Disposition made pursuant to this clause (g) shall be utilized to repay any Loans then outstanding pursuant to Section 5.2(f);
(h)Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements to the extent the same would be permitted under Section 10.5(g), Section 10.5(h) and Section 10.5(q);
(i)(i) Dispositions set forth in clause (1) through clause (3) on Schedule 10.4, so long as (x) any such Disposition is for Fair Market Value, (y) 100% of the consideration received in respect of any such Disposition shall be cash, and (z) no Event of Default or Borrowing Base Deficiency then exists or would exist as a result thereof and (ii) Dispositions set forth in clause (4) on Schedule 10.4;
(j)transfers of property (i) subject to a Casualty Event or in connection with any condemnation proceeding with respect to Collateral upon receipt of the net cash proceeds of such Casualty Event or condemnation proceeding or (ii) in connection with any Casualty Event or any condemnation proceeding, in each case with respect to property that does not constitute Collateral;
(k)Dispositions of accounts receivable (i) in connection with the collection or compromise thereof, (ii) to the extent the proceeds thereof are used to prepay any Loans then outstanding or (iii) in connection with a Disposition of a Restricted Subsidiary permitted hereunder;
(l)Any Hedge Termination (subject to the terms of Section 2.14(e)); provided, that if the Hedge Agreement subject to such Hedge Termination was entered into on or prior to the most recent Redetermination Date, and if the Hedge PV of the unwound, terminated and/or offsetting positions (as calculated at the time of such Hedge Termination) when aggregated with the aggregate PV-9 of all Borrowing Base Properties Disposed of pursuant to clause (b) above (calculated at the time of such Disposition), since the later of (i) the last Redetermination Date and (ii) the last redetermination of the Borrowing Base made pursuant to Section 2.14(e), exceeds five percent (5%) of the then-effective Borrowing Base, then, without duplication of any Borrowing Base redetermination pursuant to clause (e) above, no later than the date of consummation of any Hedge Termination, the Borrower shall provide notice to the Administrative Agent of such Hedge Termination and the Borrowing Base shall, subject to the last paragraph of Section 2.14(e) with respect to calculating the Borrowing Base Value thereof ,be redetermined in accordance with Section 2.14(e); provided, further, that to the extent that the Borrower is notified by the Administrative Agent that a Borrowing Base Deficiency could result from the redetermination of the Borrowing Base resulting from such Hedge Termination, after the consummation of such Hedge Termination, the Borrower shall have received net cash proceeds, or shall have cash on hand, sufficient to eliminate any such potential Borrowing Base Deficiency;

(m)Dispositions of Carbon Dioxide Interests and other properties (other than Oil and Gas Properties) not constituting Collateral or Borrowing Base Properties; provided that, during the continuation of an Event of Default or Borrowing Base Deficiency, the net cash proceeds received in connection with any Disposition made pursuant to this clause (m) shall be utilized to repay any Loans then outstanding pursuant to Section 5.2(f);
(n)Dispositions of any Stock and Stock Equivalents in Unrestricted Subsidiaries; and
(o)Disposition of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clause (a) through clause (n) above.
10.5Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Investment except:
(a)extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;
(b)(i) Investments in assets that constituted Permitted Investments at the time such Investments were made and (ii) Permitted Acquisitions;
(c)loans and advances to officers, directors, employees and consultants of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing subclause (i) and subclause (ii); provided that the aggregate principal amount outstanding pursuant to subclause (iii) shall not at any time exceed $5,000,000;
(d)(i) Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date as set forth on Schedule 10.5, and any extensions, renewals or reinvestments thereof, so long as the amount of any such Investment is not increased at any time above the amount of such Investment set forth on Schedule 10.5 (if applicable), (ii) Investments existing on and made prior to the Closing Date of the Borrower or any Subsidiary in any other Subsidiary and (iii) Investments in the Genesis Pipeline System;
(e)Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(f)Investments to the extent that payment for such Investments is made with Stock or Stock Equivalents (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower (or any direct or indirect parent thereof);
(g)(i) Investments so long as, immediately after giving pro forma effect to the making of any such Investment (and any Borrowings incurred in connection therewith), (A) no Event of Default has occurred and is continuing, (B) the Available Commitment is not less than 20% of the then effective Loan Limit, (C) the Consolidated Total Leverage Ratio is less than or equal to 2.50 to 1.00 (or 2.00 to 1.00 with respect to any Investment made pursuant to this clause (g)(i) prior to the Second Amendment Effective Date) and (D) with respect to any Investment made pursuant to this clause (g)(i), (x) prior to the Second Amendment Effective Date, the aggregate amount of such Investments shall not exceed $200,000,000 and (y) on or after the Second Amendment Effective Date, the Distributable Free Cash Flow Amount shall be greater than or equal to $0; and (ii) commencing on the Second Amendment Effective Date, Investments so long as, immediately after giving pro forma effect to the making of any such Investment (and any Borrowings incurred in connection therewith), (A) no Event of Default has occurred and is continuing, (B) the Available Commitment is not less than 20% of the then effective Loan Limit, and (C) the Consolidated Total Leverage Ratio is less than or equal to 1.50 to 1.00;
(h)Investments in an aggregate amount pursuant to this Section 10.5(h) that do not exceed $50,000,000;
(i)Investments constituting non-cash proceeds of Dispositions of assets to the extent such Disposition is permitted by Section 10.4;
(j)Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof);
(k)loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, Restricted Payments to the extent permitted to be made to such parent in accordance with Section 10.6;
(l)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(m)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(n)advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;
(o)guarantee obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(p)Investments held by a Person acquired (including by way of merger or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(q)Joint Venture Investments; provided that (i) any such Person in which a Joint Venture Investment is made is engaged exclusively in oil and gas exploration, development, production, processing, transportation or related activities or any other business or activity permitted under Section 10.13 and (ii) the aggregate amount of Joint Venture Investments at any time outstanding shall not exceed $50,000,000;
(r)Investments in Hedge Agreements permitted by Section 10.10;

(s)Investments consisting of Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Section 10.1, Section 10.3, Section 10.4 and Section 10.6 (other than Section 10.6(c));
(t)Investments consisting of licensing of intellectual property with other Persons in the ordinary course of business;
(u)Investments by (i) the Borrower in any Guarantor or by any Credit Party in or to any other Credit Party and (ii)  any Restricted Subsidiary that is not a Guarantor in the Borrower or any other Restricted Subsidiary; and
(v)subject to Section 10.13, Industry Acquisitions and CCUS Acquisitions.
10.6Limitation on Restricted Payments. The Borrower will not (w) pay any dividends (other than Restricted Payments payable solely in its Stock that is not Disqualified Stock) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, (x) redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, (y) set aside any funds for any of the foregoing purposes, or (z) permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof), now or hereafter outstanding (all of the foregoing clause (w) through clause (z), “Restricted Payments”); except that:
(a)(i) the Borrower may redeem in whole or in part any of its Stock or Stock Equivalents in exchange for another class of its Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents; provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all material respects to their interests as those contained in the Stock or Stock Equivalents redeemed thereby, and (ii) the Borrower may pay Restricted Payments payable solely in the Stock and Stock Equivalents (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower;
(b)the Borrower may (i) redeem, acquire, retire or repurchase shares of its Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or immediate family members) of the Borrower and its Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, with respect to non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, the aggregate amount of all cash paid in respect of all such shares of Stock or Stock Equivalents so redeemed, acquired, retired or repurchased together with any Restricted Payments made pursuant to this clause (b) or clause (e) of Section 10.6 do not exceed $10,000,000 per fiscal year (provided that if any portion of such $10,000,000 limit is not used during any given fiscal year, such unused amount shall be carried forward and be available for subsequent fiscal years subject to a maximum of $30,000,000 in any fiscal year); and (ii) pay Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options so long as the amount of such payments together with any Restricted Payments made pursuant to this clause (b) or clause (e) of Section 10.6 do not exceed $10,000,000 per fiscal year (provided that if any portion of such $10,000,000 limit is not used during any given fiscal year, such unused amount shall be carried forward and be available for subsequent fiscal years subject to a maximum of $30,000,000 in any fiscal year);
(c)to the extent constituting Restricted Payments, the Borrower may make Investments permitted by Section 10.5;
(d)to the extent constituting Restricted Payments, the Borrower may enter into and consummate transactions expressly permitted by any provision of Section 10.3;
(e)the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) upon exercise of stock options or warrants if such Stock or Stock Equivalents represents all or a portion of the exercise price of such options or warrants; provided that any Restricted Payments made pursuant to this clause (e) or clause (b) of Section 10.6 do not exceed $10,000,000 per fiscal year (provided that if any portion of such $10,000,000 limit is not used during any given fiscal year, such unused amount shall be carried forward and be available for subsequent fiscal years subject to a maximum of $30,000,000 in any fiscal year);
(f)the Borrower or any of the Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) so long as, after giving pro forma effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and (B) no Borrowing Base Deficiency exists, honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(g)(i)    commencing on September 18, 2021, the Borrower may make, declare and pay additional Restricted Payments to the holders of its Stock and Stock Equivalents so long as, immediately after giving pro forma effect to the making of any such Restricted Payment (and any Borrowings incurred in connection therewith), (A) no Event of Default has occurred and is continuing, (B) the Available Commitment is not less than 20% of the then effective Loan Limit, (C) the Consolidated Total Leverage Ratio is less than or equal to 2.50 to 1.00 (or 2.00 to 1.00 with respect to any Restricted Payment made pursuant to this clause (g)(i) prior to the Second Amendment Effective Date) and (D) the Distributable Free Cash Flow Amount shall be greater than or equal to $0; and (ii) commencing on the Second Amendment Effective Date, the Borrower may make, declare and pay additional Restricted Payments to the holders of its Stock and Stock Equivalents so long as, immediately after giving pro forma effect to the making of any such Restricted Payment (and any Borrowings incurred in connection therewith), (A) no Event of Default has occurred and is continuing, (B) the Available Commitment is not less than 20% of the then effective Loan Limit and (C) the Consolidated Total Leverage Ratio is less than or equal to 1.50 to 1.00;
(h)the Borrower may make payments described in Section 10.12(b), Section 10.12(c), Section 10.12(d) and Section 10.12(g) (subject to the conditions set out therein);
(i)the Borrower may pay any Restricted Payment within thirty (30) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;
(j)to the extent constituting Restricted Payments, the Borrower may make Dispositions permitted by Section 10.4 and any Investments permitted by Section 10.5; and

(k)The Borrower may make distributions, by dividend or otherwise, of Stock or Stock Equivalents of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary).
10.7Limitations on Debt Payments and Amendments.
(a)The Borrower will not, and will not permit any Restricted Subsidiary to, exchange, prepay, repurchase or redeem or otherwise defease any Permitted Additional Debt (it being understood that payments of regularly scheduled cash interest in respect of the Permitted Additional Debt shall be permitted); provided, however, that the Borrower or any Restricted Subsidiary may exchange, prepay, repurchase, redeem or defease the Permitted Additional Debt (i) (A) with the proceeds of any Permitted Refinancing Indebtedness (or with any Permitted Refinancing Indebtedness that is otherwise issued in exchange for such Permitted Additional Debt), (B) with the proceeds of any Permitted Additional Debt (or with Permitted Additional Debt that is otherwise issued in exchange for such Permitted Additional Debt) or (C) with the proceeds from the issuance of Stock (other than Disqualified Stock) by the Borrower, in each case, so long as such exchange, prepayment, repurchase, redemption or defeasance occurs within ninety (90) days following the Borrower’s or such other Restricted Subsidiary’s incurrence or issuance of such Permitted Refinancing Indebtedness, Permitted Additional Debt or Stock, as applicable, (ii) by converting any Permitted Additional Debt to Stock or exchanging any Permitted Additional Debt for Stock (in each case other than Disqualified Stock) of the Borrower or any of its direct or indirect parent, (iii) commencing on September 18, 2021, so long as immediately after giving pro forma effect to such exchange, prepayment, repurchase, redemption or defeasance, (A) no Event of Default has occurred and is continuing, (B) the Available Commitment is not less than 20% of the then effective Loan Limit, (C) the Consolidated Total Leverage Ratio is less than or equal to 2.50 to 1.00 (or 2.00 to 1.00 with respect to any exchange, prepayment, repurchase, redemption or defeasance made pursuant to this clause(a)(iii) prior to the Second Amendment Effective Date) and (D) the Distributable Free Cash Flow Amount shall be greater than or equal to $0, or (iv) commencing on the Second Amendment Effective Date, so long as, immediately after giving pro forma effect to such exchange, prepayment, repurchase, redemption or defeasance, (A) no Event of Default has occurred and is continuing, (B) the Available Commitment is not less than 20% of the then effective Loan Limit and (C) the Consolidated Total Leverage Ratio is less than or equal to 1.50 to 1.00;
(b)The Borrower will not amend or modify the Permitted Additional Debt Documents or the terms applicable thereto, except to the extent that (i) any such amendment or modification, taken as a whole, (x) would not be adverse to the Lenders in any material respect (as determined by the Administrative Agent in good faith) or (y) would comply with the definition of “Permitted Refinancing Indebtedness” in the case of any Refinancing thereof and (ii) the provisions of the Permitted Additional Debt Documents, as so amended or modified, would be permitted to be included in the documentation governing any Permitted Additional Debt that was issued at such time; and
(c)Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Guarantors, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Administrative Agent instructing it not to make or permit the Borrower and/or the Guarantors to make any such repayment or prepayment or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer.
10.8Negative Pledge Agreements. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Credit Document or any documentation in respect of secured Indebtedness otherwise permitted hereunder) that limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to Contractual Requirements that (i) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.8) are listed on Schedule 10.8, (ii) are (1) binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower or (2) are assumed in connection with the acquisition of assets from a Person, in each case, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower or the acquisition of such assets, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor to the extent such Indebtedness is permitted by Section 10.1 so long as such Contractual Requirement applies only to such Subsidiary, (iv) arise pursuant to agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 10.5 and applicable solely to such joint venture or otherwise arise in agreements which restrict the Disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business and the enhanced oil recovery business and customary provisions in any agreement of the type described in the definition of “Industry Acquisitions”, “CCUS Acquisitions” and “Joint Venture Investments” entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on easements, rights of way, leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (x) are customary provisions restricting assignment of any agreement or any rights thereunder entered into in the ordinary course of business, (xi) restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are imposed by any Requirement of Law, (xiii) exist under any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness but only to the extent such Contractual Requirement was contained in the document evidencing the Indebtedness being refinanced, (xiv) are customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation, (xv) are any restrictions regarding licenses or sublicenses by the Borrower and its Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property), (xvi) are in respect of the Genesis Dropdown Transaction Documents and (xvii) solely with respect to clause (i), clause (ii), clause (iv), clause (vi), clause (xiii) and clause (xvi) above, are encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, replacements or refinancings of the contracts, instruments or obligations, in each case, permitted thereby; provided that such amendments, modifications, restatements, renewals, replacements or refinancings are no more restrictive than those prior to such amendment, modification, restatement, renewal, replacement or refinancing.
10.9Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Stock or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:
(a)contractual encumbrances or restrictions in effect on the Closing Date that are described on Schedule 10.9 or pursuant to the Credit Documents;
(b)purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on transferring the property so acquired;
(c)Requirement of Law or any applicable rule, regulation or order;
(d)any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;
(e)contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Stock or assets of such Subsidiary;
(f)secured Indebtedness otherwise permitted to be incurred pursuant to Section 10.1 and Section 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
(g)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(h)other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 10.1 and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the Borrower in good faith, than the provisions contained in this Agreement as in effect on the Closing Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Borrower in good faith, to make scheduled payments of cash interest on the Obligations when due;
(i)(i) customary provisions, including encumbrances or restrictions, imposed in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property and (ii) other customary encumbrances or restrictions pursuant to any agreement of the type described in the definition of “Industry Acquisitions”, “CCUS Acquisitions” and “Joint Venture Investments” relating solely to such “Industry Acquisitions”, “CCUS Acquisitions” and “Joint Venture Investments” or the property relating thereto, and in the case of clause (ii) above, entered into in the ordinary course of business;
(j)customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(k)customary provisions contained in agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets which are the subject of such sale, transfer, lease or other Disposition; or
(l)any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clause (a) through clause (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
10.10Hedge Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedge Agreements with any Person unless such Hedge Agreements are non-speculative and are:
(a)Hedge Agreements entered into with an Approved Counterparty (including Hedge Agreements entered into to unwind or offset other permitted Hedge Agreements); provided that:
(i)any such Hedge Agreement does not have a term greater than sixty (60) months from the date such Hedge Agreement is entered into;
(ii)(A)    as of the date such Hedge Agreement is entered into, on a net basis (including giving effect to offsetting Hedge Agreements), the aggregate notional volume for each of natural gas, natural gas liquids and crude oil, calculated separately, covered by Hedge Agreements (other than Excluded Hedges) shall not exceed 85% of the Projected Volume of natural gas, natural gas liquids and crude oil production, calculated separately, for each month in the forthcoming five year period; and
(B)at all times, on a net basis (including giving effect to offsetting Hedge Agreements), the aggregate notional volume for each of natural gas, natural gas liquids and crude oil, calculated separately, covered by Hedge Agreements (other than Excluded Hedges) shall not exceed 100% of the Projected Volume of natural gas, natural gas liquids and crude oil productions, calculated separately, for any fiscal quarter in the forthcoming five year period;
(iii)notwithstanding the limitations set forth in Section 10.10(a)(ii), in contemplation of a Permitted Acquisition, the Borrower and its Restricted Subsidiaries may enter into additional Hedge Agreements such that the aggregate notional volumes for each of natural gas, natural gas liquids and crude oil, calculated separately, for each month in the forthcoming thirty-six (36) month period covered by such additional Hedge Agreements (other than Excluded Hedges) do not exceed 70% of the Projected Volume of natural gas, natural gas liquids and crude oil production, calculated separately, from the estimated reserves to be acquired in such Permitted Acquisition for each month in such forthcoming period; provided such additional Hedge Agreements are entered into (A) on or after the date of execution of a definitive agreement with respect to a proposed Permitted Acquisition, but in any event no earlier than ninety (90) days prior to the proposed closing date of such Permitted Acquisition and (B) in the event such agreement is terminated or such Permitted Acquisition is otherwise not consummated within ninety (90) days after such initial additional Hedge Agreements have been entered into (or such longer period as may be reasonably acceptable to the Administrative Agent in the event the proposed closing of such Permitted Acquisition has been delayed beyond what the Borrower originally expected), then within fifteen (15) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after such termination or the end of such 90 day (or longer) period, as applicable, the Borrower shall and shall cause its Restricted Subsidiaries to novate, unwind, offset or otherwise dispose of Hedge Agreements to the extent necessary to be in compliance with the limitations set forth in Section 10.10(a)(ii); and
(iv)so long as the Borrower and its Restricted Subsidiaries properly identify and consistently report such hedges, the Borrower and the Restricted Subsidiaries may utilize crude oil hedges as a substitute for hedging natural gas liquids.
(b)Hedge Agreements entered into with the purpose and effect of (i) fixing or limiting interest rates on a principal amount of indebtedness of any Credit Party that is accruing interest at a variable rate or (ii) obtaining variable interest rates on a principal amount of indebtedness of any Credit Party that is accruing interest at a fixed rate (in each case including Hedge Agreements entered into to unwind or offset other permitted Hedge Agreements), provided that: the aggregate notional amount of such Hedge Agreements does not (on a net basis (including giving effect to offsetting Hedge Agreements)) exceed the outstanding principal balance of the variable or fixed rate, as the case may be, Indebtedness of the Credit Parties at the time such Hedge Agreement is entered into.
(c)It is understood that for purposes of this Section 10.10, the following Hedge Agreements shall not be deemed speculative or entered into for speculative purposes: (i) any commodity Hedge Agreement intended, at time of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or any of its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedge Agreement intended, at time of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or any of its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or any of its Restricted Subsidiaries may have to counterparties under other Hedge Agreements such that the combination of such Hedge Agreements is not speculative taken as a whole.
(d)Notwithstanding the foregoing clause (a) through clause (c), no Restricted Subsidiary shall enter into any Hedge Agreements with any Person unless such Restricted Subsidiary is either a party to the Pledge and Security Agreement or has entered into a supplement to the Pledge and Security Agreement substantially in the form of Annex A thereto.
10.11Financial Covenants.
(a)Total Leverage Ratio. The Borrower will not permit the Consolidated Total Leverage Ratio to be greater than 3.50 to 1.00 as of the last day of any Test Period, commencing with the Test Period ending December 31, 2020.
(b)Current Ratio. The Borrower will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2020, to be less than 1.00 to 1.00.
10.12Transactions with Affiliates. The Borrower will not, and will not permit any of the Restricted Subsidiaries to conduct, any material transaction with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction) on terms other than those that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to:

(a)loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Stock or Stock Equivalents in such joint venture or such Subsidiary) to the extent permitted under Section 10.5,
(b)employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower (or any direct or indirect parent thereof) and the Subsidiaries and their respective directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Stock or Stock Equivalents pursuant to put/call rights or similar rights with current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the Borrower (or any direct or indirect parent thereof),
(c)the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of, or in connection with any services provided to, the Borrower and the Subsidiaries,
(d)transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 10.12 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect,
(e)Restricted Payments, redemptions, repurchases and other actions permitted under Section 10.6 and Section 10.7,
(f)any issuance of Stock or Stock Equivalents or other payments, awards or grants in cash, securities, Stock, Stock Equivalents or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the Board of Directors of the Borrower (or any direct or indirect parent thereof),
(g)transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries,
(h)payments by the Borrower (or any direct or indirect parent thereof) and the Subsidiaries pursuant to Tax payment arrangements among the Borrower (and any such parent) and the Subsidiaries on customary terms; provided that payments by Borrower and the Subsidiaries under any such Tax payment arrangements shall not exceed the excess (if any) of the amount they would have paid on a standalone basis over the amount they actually pay directly to Governmental Authorities, and
(i)customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.
10.13Change in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business of (a) oil and gas exploration, development, production, processing, transportation and related activities, including the making of any Industry Acquisition and any other permitted Investments related thereto and (b) capturing, transporting, using, treating and storing carbon dioxide, including the making of any CCUS

Acquisitions and any other permitted Investments related thereto, in each case, by the Borrower and its Restricted Subsidiaries and other business activities incidental or reasonably related to any of the foregoing.
10.14Subsidiaries. Without the prior written consent of the Administrative Agent, neither the Borrower nor any Restricted Subsidiary will have any Foreign Subsidiaries. The Borrower will not, and will not permit any Person other than the Borrower or another Credit Party to, own any Stock or Stock Equivalents in any Guarantor or in any Restricted Subsidiary.
10.15Use of Proceeds.
(a)The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loans or Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
(b)No part of the proceeds of the Loans or Letters of Credit shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.
SECTION 11.Events of Default
Upon the occurrence of any of the following specified events (each an “Event of Default”):
11.1Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans, (b) default in the payment of any reimbursement obligation in respect of any Unpaid Drawing when and as the same shall become due and payable (other than Unpaid Drawings that are repaid through ABR Loans as permitted by Section 3.4(a) hereof), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (c) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a) above).

11.2Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.
11.3Covenants. Any Credit Party shall:
(a)default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i), Section 9.5 (solely with respect to the Borrower), Section 9.16, Section 9.17, Section 9.18 or Section 10; or
(b)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1, Section 11.2 or Section 11.3(a)) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least thirty (30) days after receipt of written notice thereof by the Borrower from the Administrative Agent.

11.4Default Under Other Agreements.
(a)The Borrower or any of the Restricted Subsidiaries shall default in any payment with respect to any Material Indebtedness (other than Indebtedness described in Section 11.1), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness described in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, (1) with respect to any Hedging Obligations, termination events or equivalent events pursuant to the terms of the related Hedge Agreements, (2) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement and (3) prepayments, tender offers or calls of Indebtedness to the extent permitted under Section 10.1 and Section 10.7), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or
(b)without limiting the provisions of clause (a) above, any such Indebtedness or Hedging Obligations shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to any Hedging Obligations, other than due to a termination event or equivalent event pursuant to the terms of the related Hedge Agreements and other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), prior to the stated maturity thereof.
11.5Bankruptcy, Etc. The Borrower or any other Credit Party shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy”, now and hereafter in effect, or any applicable successor statute; or (b) in the case of any Foreign Subsidiary that is a Credit Party, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any other Credit Party and the petition is not dismissed within sixty (60) days after commencement of the case, proceeding or action or, in connection with any such involuntary proceeding or action, the Borrower or any other Credit Party commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any other Credit Party; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any other Credit Party; or there is commenced against the Borrower or any other Credit Party any such proceeding or action that remains undismissed for a period of sixty (60) days; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any other Credit Party suffers any appointment of any custodian, receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or the Borrower or any other Credit Party makes a general assignment for the benefit of creditors.
11.6ERISA.
(a)Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under

Section 412 or Section 430 of the Code; any Plan or Multiemployer Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof);
(b)there results from any event or events set forth in Section 11.6(a) the imposition of a lien, the granting of a security interest, or a liability; and
(c)such lien, security interest or liability would be reasonably likely to have a Material Adverse Effect.
11.7Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Credit Party shall deny or disaffirm in writing any such Credit Party’s obligations under the Guarantee.
11.8Security Documents. Any Mortgage or any other Security Document pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Mortgage or any other Security Document.
11.9Judgments. Other than the APMTG Claim, one or more monetary judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $50,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within sixty (60) days after the entry thereof.
11.10Change of Control. A Change of Control shall occur.
Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clause (a), clause (b) and clause (d) below shall occur automatically without the giving of any such notice): declare the Total Commitment and Swingline Commitment terminated, whereupon the Commitment of each Lender and the Swingline Lender, as the case may be, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;  terminate any Letter of Credit that may be terminated in accordance with its terms; and/or direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative

Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
11.11Application of Proceeds. Any amount received by the Administrative Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:
(i)first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in each Person’s capacity as such;
(ii)second, to the Secured Parties, an amount equal to all Obligations due and owing to them on the date of distribution and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amount thereof;
(iii)third, pro rata to any other Obligations then due and owing; and
(iv)fourth, any surplus then remaining, after all of the Obligations then due shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may award.
Notwithstanding the foregoing, amounts received from the Borrower or any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Hedge Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Hedge Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause second above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause second above by the holders of any Excluded Hedge Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause second above).
SECTION 12.The Administrative Agent
12.1Appointment.
(a)Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(b) with respect to the Joint Lead Arrangers, the Joint Bookrunners and the Co-Syndication Agents and Section 12.9 with respect to the Borrower) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.
(b)Each of the Co-Syndication Agents, the Joint Lead Arrangers and the Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.
12.2Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
12.3Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND ANY RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY, COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE)) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Administrative Agent shall not be under any obligation to any Lender, the Swingline Lender or the Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.
12.4Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 6 and Section 7 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
12.5Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
12.6Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender, the Swingline Lender or the Letter of Credit Issuer. Each Lender, the Swingline Lender and the Letter of Credit Issuer represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
12.7Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND ANY RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY, COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE); provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from the Administrative Agent gross negligence, bad faith or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.
12.8Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
12.9Successor Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Swingline Lender, the Letter of Credit Issuer and the Borrower. If the Administrative Agent and/or Swingline Lender becomes a Defaulting Lender, then such Administrative Agent or Swingline Lender may be removed as the Administrative Agent or Swingline Lender, as the case may be, at the reasonable request of the Borrower and the Majority Lenders. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, in the case of the resignation of the Administrative Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent gives notice of its resignation, then the Administrative Agent may on behalf of the Lenders, the Swingline Lender and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to the successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.
Any resignation of any Person as Administrative Agent pursuant to this Section shall also constitute its resignation as the Letter of Credit Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer, (b) the retiring Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.
12.10Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. For the avoidance of doubt, for purposes of this Section 12.10, the term “Lender” includes the Letter of Credit Issuer and any Swingline Lender.

12.11Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent may (a) execute any documents or instruments necessary in connection with a Disposition of assets (including the Disposition of the equity interest in any Subsidiary) permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented, or (c) release any Guarantor from the Guarantee as to any Guarantor that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented. To the extent any Collateral is Disposed of as expressly permitted by Section 10.4 to any Person other than a Credit Party, such Collateral shall be sold free and clear of the Liens created by the Credit Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
12.12Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent, and (b) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.
12.13Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
12.14Credit Bidding. Each of the Secured Parties hereby irrevocably authorizes the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and, in such manner, purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with the Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 13.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that the Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of the Obligations assigned to the acquisition vehicle exceeds the amount of the Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
12.15Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more benefit plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (x) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (y) such Lender has provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Joint Lead Arrangers, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Credit Document or any documents related hereto or thereto).
(c)The Administrative Agent and the Joint Lead Arrangers hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Credit Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
12.16Erroneous Payments.
(a)Each Lender agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise, individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice from the Administrative Agent to any Lender under this Section 12.16 shall be conclusive, absent manifest error.
(b)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)The Borrower hereby agrees that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such erroneous Payment (or any portion thereof) is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Credit Party.
(d)Each party’s obligations under this Section 12.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.
SECTION 13.Miscellaneous
13.1Amendments, Waivers and Releases. Except as expressly set forth in this Agreement, including Section 2.18(b) and Section 2.18(c), neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(e)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment (provided that any Lender, upon the request of the Borrower, may extend the final expiration date of its Commitment without the consent of any other Lender, including the Majority Lenders) or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date unless arrangements which are reasonably satisfactory to the Letter of Credit Issuer to Cash Collateralize (or satisfactory to the Letter of Credit Issuer in its sole discretion to otherwise backstop) such Letter of Credit have been made (provided, that no Lenders shall be obligated to fund participations in respect of any Letter of Credit after the Termination Date), or increase the amount of the Commitment of any Lender (provided that, any Lender, upon the request of the Borrower, may increase the amount of its Commitment without the consent of any other Lender, including the Majority Lenders), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1, or amend or modify any of the provisions of Section 13.8(a) to the extent it would alter the ratable allocation of payments thereunder, or reduce the percentages specified in the definitions of the terms “Majority Lenders” or “Required Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in Section 11.11 or modify any definition used in such final paragraph if the effect thereof would be to alter the order of payment specified therein, in each case without the written consent of each Lender, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent, as applicable, or any other former Administrative Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of Section 3 with respect to the Letter of Credit without the written consent of the Letter of Credit Issuer to whom Section 3 then applies in a manner that directly and adversely affects such Person, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or (vi) release all or substantially all of the Credit Parties under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (vii) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (viii) (A) contractually subordinate any of the Obligations owed to the Lenders in right of payment to any other Indebtedness for borrowed money or (B) without limitation of the terms set forth in Section 13.17, contractually subordinate the Liens securing the Obligations to Liens securing other Indebtedness for borrowed money without the prior written consent of each Lender directly and adversely affected thereby (it being understood that this clause (viii) may limit or restrict the terms of but shall not (I) prohibit the allowance for any (x) Liens permitted by Section 10.2 or (y) Indebtedness for borrowed money permitted by Section 10.1 or (II) apply to the incurrence of debtor-in-possession financing (or similar financing arrangements in insolvency proceedings in non-U.S. jurisdictions), or (ix) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (ix) increase the Borrowing Base without the written consent of each of the Lenders (other than any Defaulting Lenders, except to the extent any such Defaulting Lender is increasing its Commitment with respect to such Borrowing Base increase), decrease or maintain the Borrowing Base without the written consent of the Required Lenders or otherwise modify Section 2.14(b), (c), (d) or (e) if such modification would have the effect of increasing the Borrowing Base without the written consent of each of the Lenders (other than any Defaulting Lenders, except to the extent any such Defaulting Lender is increasing its Commitment with respect to such Borrowing Base increase); provided that a Scheduled Redetermination may be postponed by the Required Lenders, or (xi) affect the rights or duties of, or any fees or other amounts payable to the Administrative Agent under this Agreement or any other Credit Document without the prior written consent of the Administrative Agent, or (xii) amend, modify or change in any manner any term or condition in Section 13.17 or Section 13.22 without the prior written consent of each Lender; provided, further, that any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

13.1Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a)if to the Borrower, the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(b)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and a confirmation has been received by the sending party; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Section 2.3, Section 2.6, Section 2.9, Section 4.2 and Section 5.1 shall not be effective until received.
13.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.
13.4Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
13.5Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Joint Lead Arrangers for all of their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and administration and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Vinson & Elkins L.L.P., in its capacity as counsel to the Administrative Agent, and one outside counsel in each appropriate local jurisdiction, (b) to pay or reimburse the Administrative Agent and the Joint Lead Arrangers for all of their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender, the Letter of Credit Issuer and the Administrative Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender, the Letter of Credit Issuer, the Joint Lead Arrangers and the Administrative Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one outside counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless representation of all such Persons in such matter by a single counsel would be inappropriate due to the existence of an actual or reasonably perceived conflict of interest in which case each such affected Person may, with the Borrower’s consent (not to be unreasonably withheld or delayed), retain its own counsel and the Borrower shall be required to reimburse such Persons for the reasonable and documented out-of-pocket legal fees and expenses of such additional counsel), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents and any transaction contemplated hereby, including, without limitation, any of the foregoing relating (i) to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or (ii) to any actual or alleged presence, Release or threatened Release of, or exposure to, Hazardous Materials, in each case of (i) and (ii) involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation under this clause (d) to the Administrative Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties (IT BEING THE INTENTION OF THE PARTIES HERETO THAT EACH LENDER, THE LETTER OF CREDIT ISSUER AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE), (ii) any material breach of any Credit Document by the party to be indemnified or any of its Related Parties or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against the Joint Lead Arrangers or the Administrative Agent in their capacity as such). NO PERSON ENTITLED TO INDEMNIFICATION UNDER CLAUSE (d) OF THIS SECTION 13.5 SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS USED BY THE ADMINISTRATIVE AGENT IS PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES WARRANT THE ADEQUACY OF SUCH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH ANY COMMUNICATIONS OR ANY TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS. No Person entitled to indemnification under clause (d) of this Section 13.5, nor the Borrower or any of its Subsidiaries, shall have any liability for any special, punitive, indirect, exemplary or consequential damages (including any loss of profits, business or anticipated savings) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not negate the Borrower’s obligations with respect to Indemnified Liabilities. All amounts payable under this Section 13.5 shall be paid within ten (10) Business Days after written demand therefor. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any claims for Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
13.6Successors and Assigns; Participations and Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in Section 13.6(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i)    Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than a Defaulting Lender, an Affiliate of a Defaulting Lender, the Borrower, any Subsidiary of the Borrower, an Industry Competitor, any natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that the Borrower shall have the right to withhold or delay its consent to any assignment solely if, in order for such assignment to comply with applicable Requirements of Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:
(A)the Borrower; provided that no consent of the Borrower shall be required for (x) an assignment if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing and (y) any assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(B)the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer (in each case, not to be unreasonably withheld or delayed).
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof, unless each of the Borrower, the Letter of Credit Issuer and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(iii)Subject to acceptance and recording thereof pursuant to Section 13.6(b)(iv), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.10, Section 2.11, Section 3.5, Section 5.4 and Section 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.6(c).
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest amounts) of the Loans and L/C Obligations and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Letter of Credit Issuer, the Swingline Lender and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.6(b) (unless waived) and any written consent to such assignment required by Section 13.6(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.
(c)(i)    Any Lender may, without the consent of the Borrower, the Administrative Agent, any Swingline Lender or the Letter of Credit Issuer, sell participations to one or more banks or other entities other than the Borrower, any Subsidiary of the Borrower, any natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or any

Industry Competitor (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or clause (ii) of the proviso to Section 13.1 that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders” or “Required Lenders”. Subject to this Section 13.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10, Section 2.11, Section 3.5 and Section 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to Section 13.6(b), including the requirements of Section 5.4(e) (it being understood that the documentation required under Section 5.4(e) shall be delivered to the participating Lender)). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.
(ii)A Participant shall not be entitled to receive any greater payment under Section 2.10, Section 2.11, Section 3.5 or Section 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld) or the entitlement to receive a greater payment results from a change in a Requirement of Law that occurs after the Participant acquired the applicable participation; provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under Section 13.6(a) and Section 13.6(b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the

Borrower’s own expense, a promissory note, substantially in the form of Exhibit G, evidencing the Loans and Swingline Loans, respectively, owing to such Lender.
(e)Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.
(f)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
13.7Replacements of Lenders under Certain Circumstances.
(a)With the consent of the Administrative Agent, not to be unreasonably withheld, the Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (ii) is affected in the manner described in Section 2.10(a)(ii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.10, 3.5 or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent (and if a Commitment is being assigned, the Letter of Credit Issuer), (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
(b)If any Lender (such Lender, a “Non-Consenting Lender”) (i) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected or the Required Lenders and with respect to which the Majority Lenders shall have granted their consent, (ii) does not approve a proposed increase of the Borrowing Base with respect to which the Required Lenders shall have approved such proposed increase, or (iii) does not agree to increase its Commitment pursuant to Section 2.16 to the prior maximum level of its Commitment before giving effect to any mandatory reduction in its Commitment pursuant to Section 4.3(c) (but after giving effect to any Assignment and Assumption occurring after such reduction), then provided that no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent), with the consent of the Administrative Agent, not to be unreasonably withheld, to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (and if a Commitment is being assigned, the Letter of Credit Issuer); provided that: (A) all Obligations of the

Borrower owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (B) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (C) the replacement Lender shall have consented to the applicable amendment, waiver, discharge or termination. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender, the assignee and the replacement Lender shall otherwise comply with Section 13.6.
(c)Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.
13.8Adjustments; Set-off.
(a)If any Lender (a “Benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in L/C Obligations held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
(b)After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
13.9Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
13.10Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.11Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, the Administrative Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
13.12GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
13.13Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f)agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
13.14Acknowledgments. The Borrower hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
(b)(i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers, nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty; and
(c)no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.
13.15WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, THE LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
13.16Confidentiality. The Administrative Agent, each other agent, the Letter of Credit Issuer, the Swingline Lender, each other Lender and any Affiliate of a Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Swingline Lender, the Administrative Agent, the Letter of Credit Issuer or such other agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (b) to such Lender’s, Affiliate of a Lender’s, or the Administrative Agent’s, the Letter of Credit Issuer’s, the Swingline Lender’s or such other agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, in each case, who (i) need to know such information (other than with respect to disclosures to Affiliates of the Lenders) in connection with the administration of the Credit Documents and (ii) are informed of the confidential nature of such information, (c) to prospective or actual credit insurers and prospective or actual credit insurance brokers, in each case, who are informed of the confidential nature of such information and agree to treat such information as confidential, (d) to an investor or prospective investor in a securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (e) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, and (f) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a securitization; provided that unless specifically prohibited by applicable Requirements of Law, each Lender, Affiliate of a Lender, the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer and each other agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer or such other agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, Affiliate of a Lender, the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer or any other agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender, the Administrative Agent and each other agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in respect of Hedge Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.
13.17Release of Collateral and Guarantee Obligations.
(a)The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the immediately following sentence and Section 5.13(b) of the Guarantee) or (vi) as required by the Administrative Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that a Guarantor shall be released from its obligations under a Guarantee upon the consummation of any transaction permitted hereunder, including a Disposition permitted hereunder, as a result of which such Guarantor ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated.
(b)Notwithstanding anything to the contrary contained herein or in any other Credit Document, when (i) all Obligations (other than (A) Hedging Obligations in respect of any Secured Hedge Agreements, (B) Cash Management Obligations in respect of any Secured Cash Management Agreements and (C) any contingent or indemnification obligations, in each case, not then due) have been paid in full in cash or cash equivalents thereof, (ii) all Commitments have terminated or expired, (iii) with respect to all Hedging Obligations owing to any Hedge Banks that are Lenders or Affiliates of Lenders in respect of any Secured Hedge Agreements, all amounts due under such Secured Hedge Agreements have been paid in full in cash or cash equivalents thereof (or other arrangements reasonably satisfactory to such Hedge Bank with respect to such Secured Hedge Agreements have been made), and (iv) no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped or otherwise in respect of which arrangements reasonably satisfactory to the Letter of Credit Issuer have been made, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (A) Hedging Obligations in respect of any Secured Hedge Agreements, (B) Cash Management Obligations in respect of any Secured Cash Management Agreements and (C) any contingent or indemnification obligations, in each case, not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
Upon request by the Administrative Agent at any time, each Lender shall confirm in writing and shall cause its Affiliates party to any Secured Cash Management Agreement or any Secured Hedge Agreement (as applicable) to confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 13.17(b).
13.18USA PATRIOT Act; Beneficial Ownership Regulation. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow the Administrative Agent and such Lender to identify each Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation, as the case may be.

13.19Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable NYFRB Rate from time to time in effect.
13.20Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.
13.21Disposition of Proceeds. The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, unless an Event of Default is then continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.
13.22Collateral Matters; Hedge Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend and be available on a pro rata basis, through the Administrative Agent, to any Person (a) under any Secured Hedge Agreement, in each case, after giving effect to all netting arrangements relating to such Hedge Agreements or (b) under any Secured Cash Management Agreement; provided that, with respect to any Secured Hedge Agreement or Secured Cash Management Agreement that remains secured after the Hedge Bank thereto or the Cash Management Bank thereunder is no longer a Lender or an Affiliate of a Lender, the provisions of Section 12 shall also continue to apply to such Hedge Bank or Cash Management Bank in consideration of its benefits hereunder and each such Hedge Bank or Cash Management Bank, as applicable, shall, if requested by the Administrative Agent, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to evidence the continued applicability of the provisions of Section 12. No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement.
13.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected

Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
13.24Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ANNEX B
Schedule 1.1(a)
COMMITMENTS

Lender	Commitment Percentages	Commitment
JPMorgan Chase Bank, N.A.	8.266666666%	$62,000,000.00
Bank of America, National Association	8.000000000%	$60,000,000.00
Wells Fargo Bank, National Association	8.000000000%	$60,000,000.00
Capital One, National Association	8.000000000%	$60,000,000.00
Truist Bank	8.000000000%	$60,000,000.00
U.S. Bank National Association	8.000000000%	$60,000,000.00
Mizuho Bank, Ltd.	8.000000000%	$60,000,000.00
Fifth Third Bank, National Association	8.000000000%	$60,000,000.00
Credit Suisse AG, Cayman Islands Branch	6.666666667%	$50,000,000.00
Royal Bank of Canada	6.666666667%	$50,000,000.00
Canadian Bank of Commerce, New York Branch	6.666666667%	$50,000,000.00
KeyBank National Association	6.666666667%	$50,000,000.00
Comerica Bank	4.533333333%	$34,000,000.00
Goldman Sachs Bank USA	4.533333333%	$34,000,000.00
Total	100.000000000%	$750,000,000.00

Annex B

ANNEX C
Exhibit A to the Credit Agreement
[Attached]
Annex C

EXHIBIT A
FORM OF NOTICE OF BORROWING
[Letterhead of Borrower]
[Date]1
[JPMorgan Chase Bank, N.A.,
as Administrative Agent and Swingline Lender]

Re:    Denbury Inc. Notice of Borrowing
Ladies and Gentlemen:
This Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of September 18, 2020 (as amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Denbury Inc., a Delaware corporation (the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties or lenders thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and the Letter of Credit Issuer (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1.1 of the Credit Agreement).
The Borrower hereby requests that a Loan be extended as follows:
(i)    Aggregate amount of the requested Loan is $[_________];
(ii)    Date of such Borrowing is [___________], 202[_]2;
(iii)    Requested Borrowing is to be [an ABR Loan][a Term Benchmark Loan Loan][an RFR Loan]3[a Swingline Loan];
(iv)    In the case of a Term Benchmark Loan, the initial Interest Period applicable thereto is [___________];4

1 Date of Notice of Borrowing: To be submitted (A) prior to 1:00 p.m. (Dallas, Texas time) at least three (3) Business Days prior to each Borrowing of Loans if such Loans are to be initially Term Benchmark Loans; (B) prior to 12:00 p.m. noon (Dallas, Texas time) on the date of each Borrowing of Loans that are to be ABR Loans; (C) prior to 12:00 p.m. noon (Dallas, Texas time) at least three (3) Business Days prior to each Borrowing of Loans if such Loans are to be RFR Loans; or (D) prior to 3:00 p.m. (Dallas, Texas time) on the date of each Borrowing of Loans that are to be Swingline Loans.
2 Which shall be a Business Day
3 [RFR Loans only to be selected to the extent RFR Loans are then available under the Credit Agreement.]
4 If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
Exhibit A

(v)    Location and number of the Borrower’s account to which funds are to be disbursed is as follows:

Financial Institution:	[_________________]
ABA Routing Number:	[_________________]
SWIFT Code:	[_________________]
Account Name:	[_________________]
Account Number:	[_________________]
Reference:	[_________________]

The Borrower hereby represents and warrants that:
(i)    At the time of the Borrowing and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing under the Credit Agreement;
(ii)    At the time of the Borrowing and immediately after giving effect thereto, each of the representations and warranties of the Credit Parties set forth in the Credit Documents are true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification in which case such representations and warranties are true and correct in all respects) on and as of the date hereof, both before and after giving effect to the Loan requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;
(iii)    At the time of the Borrowing and immediately after giving effect thereto, the Available Commitment is not less than zero; and
(iv)    At the time of the Borrowing and immediately after giving effect thereto, other than with respect to the Credit Event on the Closing Date of the deemed refinancing and replacement of the Existing Loans and Existing Letters of Credit, as applicable, if the principal amount of such Borrowing plus the aggregate amount of Excess Cash of the Borrower and its Restricted Subsidiaries at the time of such Borrowing (but prior to giving effect to such Borrowing) exceeds the Consolidated Cash Balance Threshold, then (A) all or a portion of the proceeds of such Borrowing and/or all or a portion of the Consolidated Cash Balance of the Borrower and its Restricted Subsidiaries will be used for disbursements and expenses occurring on the date of such Borrowing as set forth on Exhibit A and (B) after giving effect to such disbursements and expenses, the Borrower and its Restricted Subsidiaries will not have any Excess Cash in excess of the Consolidated Cash Balance Threshold.
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Exhibit A

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Borrowing by its authorized representative as of the date set forth above.

DENBURY INC.

By:
Name:
Title:

Exhibit A

EXHIBIT A
Use of Proceeds of Borrowing

Exhibit A